Exhibit (d)

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

REPUBLIC OF AUSTRIA

This description of Oesterreichische Kontrollbank Aktiengesellschaft (“OKB” or the “Bank”) and the Republic of Austria (“Austria”) is dated April 2, 2008 and appears as Exhibit (d) to OKB’s Annual Report on Form 18-K for the fiscal year ended December 31, 2007.

THIS DOCUMENT (OTHERWISE THAN AS PART OF A PROSPECTUS CONTAINED IN A REGISTRATION STATEMENT FILED UNDER THE U.S. SECURITIES ACT OF 1933) DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF OKB’S SECURITIES. THE DELIVERY OF THIS DOCUMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

In this description all monetary amounts are expressed in euro (“EUR” or “€”) unless otherwise specified. Other currencies, including those replaced by the EUR, are abbreviated as follows:

Currency	Abbreviation	Currency	Abbreviation
Australian dollars	AUD	New Zealand Dollar	NZD
Austrian schillings	ATS	Norwegian krone	NOK
Brazilian real	BRL	Slovakian krone	SKK
Canadian dollars	CAD	South African Rand	ZAR
German mark	DEM	Sterling	GBP
Hungarian forint	HUF	Swiss franc	CHF
Iceland Krona	ISK	New Turkish Lira	TRY
Japanese yen	JPY	United States dollars	dollars, $, or USD
Mexican Peso	MXN

Solely for the convenience of the reader, except where expressly indicated, certain financial information with respect to Oesterreichische Kontrollbank Aktiengesellschaft has been translated from euro into dollars at the rate of 1.4704 dollars to the euro, the rate in effect at 11:00 a.m. in New York City on December 28, 2007, as reported by The Wall Street Journal. Other financial information has been translated at specified rates of exchange in effect at the ends of the periods indicated or on the specified dates. These conversions should not be construed as representations that the euro amounts could have been or could be converted into dollars at that or any other rate. For further information with respect to exchange rates, including the average rates of exchange between the euro and the dollar since 2001, see “Republic of Austria—Foreign Exchange—Exchange Rates of the Euro”.

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

The Bank was established in 1946 under the Austrian Stock Corporation Act (Aktiengesetz) to provide services outside routine commercial banking functions to the Austrian economy. The Bank’s activities include the administration of export guarantees (as agent of the Republic) and the financing of Austrian exports. Its registered and head office is located at Am Hof 4, A-1010 Vienna, Austria.

In 1950 the Bank became involved in the financing and promotion of Austrian exports. Since the original adoption of the Export Promotion Act in 1964, which was replaced on June 1, 1981 by the Export Guarantees Act of 1981, and which has since been amended (the “Export Guarantees Act”), the Bank has acted as the sole agent of Austria for the administration of guarantees issued by Austria under this Act covering commercial, political and foreign exchange risks in connection with Austrian exports. The Bank also provides medium—and long-term financing to banks and foreign importers for export transactions, the repayment of which is guaranteed by Austria under the Export Guarantees Act. Substantially all borrowings by the Bank in connection with export loan financing are guaranteed either as to principal and interest, as to foreign exchange risk or as to both by Austria under the Export Financing Guarantees Act of 1981, as amended (the “Export Financing Guarantees Act”). See “Business—Export Loan Financing by the Bank—Sources of Funds for Export Loans”. The Bank also engages in certain other financial activities including non-export related lending to Austrian public entities and the organization and administration of domestic bond issues, in particular bond offerings by the Republic. Until January 31, 2005, the Bank also operated the clearing system of the Vienna Stock Exchange. As of February 1, 2005, these activities were transferred to Central Counterparty Austria, or CCP.A., a joint venture between the Bank and the Vienna Stock Exchange. The Bank clears and settles the OTC-transactions in its function as Central Securities Depositary. In the context of the trading of foreign registered shares on the Vienna Stock Exchange, the Bank may be registered—in its function as Austrian Central Securities Depositary—as the holder of these shares. The Bank does not accept deposits from the general public or engage in general lending or other commercial banking activities.

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

CAPITALIZATION(1)

The total capitalization of the Kontrollbank Group at December 31, 2007 was as follows:

	(Thousands of dollars)(2)	(Thousands of euro)
Long-term indebtedness(3)
Liabilities to banks	5,785	3,934
Liabilities to customers	0	0
Liabilities in negotiable instrument form	26,738,755	18,184,681

Total long-term indebtedness	26,744,539	18,188,615
Equity	646,735	439,836

Total long-term capitalization	27,391,274	18,628,541
Short-term indebtedness
Liabilities to banks	1,223,257	831,921
Liabilities to customers	505,213	343,589
Liabilities in negotiable instrument form	14,638,601	9,955,523

Total short-term capitalization	16,367,071	11,131,033

Total capitalization	43,758,345	29,759,484

(Dollar amounts may not add due to rounding.)

(1)	The Financial Statements included in this description have been prepared in accordance with IFRS.
(2)	Amounts in this column have been translated into dollars at the exchange rate specified in the paragraph following the Table of Contents hereof.
(3)	The Bank has completed the following public issues from January 1, 2008 through March 31, 2008: USD 2,000,000,000 2.875% Guaranteed Global Notes due March 15, 2011; AUD 200,000,000 6.75% Guaranteed Notes due January 29, 2010; CHF 550,000,000 Reopening of 2.75% Guaranteed Notes due June 14, 2011; CHF 100,000,000 Reopening of 2.5% Guaranteed Notes due October 18, 2012; CHF 100,000,000 Reopening of 3% Guaranteed Notes due October 23, 2015; GBP 250,000,000 5% Guaranteed Notes due December 7, 2010; CHF 200,000,000 Reopening of 2.5% Guaranteed Notes due October 18, 2012; CHF 100,000,000 Reopening of 3% Guaranteed Notes due October 23, 2015; GBP 300,000,000 4.875% Guaranteed Notes due December 7, 2012.

BUSINESS

Our main business is to administer guarantees issued by the Republic for export transactions (“Export Guarantees”; these Guarantees are not liabilities of the Bank) and we provide export loan financing.

Austria directly pays all claims on Export Guarantees. In contrast, the Bank conducts its export loan financing activities, which relate exclusively to the refinancing of receivables covered either by Export Guarantees or, to a lesser extent, by private credit insurance and other means, for its own account.

The Bank also performs several significant functions in the Austrian capital markets. In this field, through Central Counterparty Austria, a joint venture with the Vienna Stock Exchange and the operation of Austria’s central securities depository, the Bank exercises a central function in the custody and administration of securities and endeavors to improve existing services for the banking community, the Vienna Stock Exchange and the capital markets participants.

Export Services

Administration of Austrian Export Guarantees

Pursuant to the Export Guarantees Act, the Bank acts as Austria’s sole agent for the administration of Export Guarantees. Except in cases in which the Bank itself is to be the beneficiary of an Export Guarantee, we process and perform a credit analysis of applications for Export Guarantees. All Export Guarantees must be authorized by the Republic and are issued and administered by the Bank on behalf of the Republic. During 2007, the Bank, as agent of the Republic, issued 1,225 Export Guarantees covering export transactions with a total value of EUR 12.3 billion ($18.0 billion), and at December 31, 2007, the total value of all export transactions covered by Export Guarantees amounted to EUR 37.5 billion ($55.1 billion). In July 2007 the validity of the Export Guarantees Act was extended until December 31, 2012. Guarantees issued under the act will not be affected by the expiration of the Export Guarantees Act.

Under the Export Guarantees Act the Austrian Government could initiate a procurement procedure in which other institutions with an appropriate banking license within the European Economic Area would be eligible to compete with the Bank to become the Republic’s sole agent for the administration of Export Guarantees. In such event:

•

the Austrian Government is required to inform the Bank at least two years prior to initiating a procurement procedure for awarding a new agency contract to one of the tendering institutions, which will include the Bank; and

•	the Bank will remain the sole agent of the Republic for as long as no other party has been awarded an agency contract pursuant to the prescribed procurement procedure;

•

if a new agent is appointed, any export guarantees and export financing transactions pending at that time will continue to be administered by the Bank and credit operations to raise the required funds will continue to be guaranteed by the Republic.

The Bank is a member of the Berne Union (International Union of Credit and Investment Insurers), which consists of 51 export credit and investment insurers from 41 countries.

The Export Guarantees Act was amended on January 10, 2008 to provide for the creation of an Austrian development bank (the “Development Bank”), which will be responsible for acquiring participations, granting loans and other financing measures and providing assistance, designed in agreement with the Ministry of Finance, to developing countries in establishing private industry. The Development Bank is currently being set up and is expected to be operational in the first half of 2008. It is a wholly owned subsidiary of the Bank and the board of management of the Development Bank is formed by two experienced employees from the Bank.

Risks Covered by Export Guarantees. Liabilities assumed by the Republic under the Export Guarantees Act take the form of guarantees for the due performance of contracts by the foreign contracting parties, or guarantees by aval on bills of exchange whose discount proceeds are applied to financing export transactions. The export guarantee scheme is comprised of 12 types of guarantees. The most significant is the buyer’s credit cover for loans (“Tied Loans”) granted by banks to foreign importers, foreign financial institutions and foreign government agencies for the purpose of providing funds for payments to Austrian exporters, (“Tied Loan Guarantees”), which represented EUR 7.4 billion or 19.7% of total guarantees outstanding as of December 31, 2007.

Other significant export guarantees are guarantees for investments abroad (EUR 6.3 billion or 16.8% of total guarantees outstanding as of December 31, 2007) and reinsurance guarantees (EUR 1.6 billion or 4.4% of total guarantees outstanding as of December 31, 2007).

In addition, export guarantees are available for guarantees for direct deliveries and services (EUR 1.5 billion or 4.1% of total guarantees outstanding as of December 31, 2007).

Payments under Export Guarantees. The regulation of the Minister of Finance under the Export Guarantees Act provides that Austria will pay claims against it under Export Guarantees upon recognition of its liability (in cases of both matured claims and claims that mature after Austria recognizes its liability) in accordance with the payment schedule established in the underlying contract. These regulations also present acceleration of a payment schedule against Austria under an Export Guarantee. The regulation permits Austria to deny liability under an Export Guarantee under certain circumstances, mainly in cases of fraud or misrepresentation in connection with the issuance of such guarantee or failure to comply with the guarantee’s conditions. In 2007 Austria, as guarantor, paid gross claims amounting to EUR 328.0 million (2006: EUR 512.0 million), while recoveries totaled EUR 188.0 million (2006: EUR 53.0 million).

Maximum Liability of Austria on Export Guarantees. As of December 31, 2007, the recently amended Export Guarantees Act established a ceiling of EUR 45.0 billion ($66.2 billion) for outstanding Export Guarantees and the total of guarantees issued by Austria amounted to EUR 37.5 billion ($55.1 billion) or 83.3% of the maximum authorized amount. When calculating the extent of utilization, the basic amounts (maximum amount of guarantee less the lowest rate of retention) outstanding under the guarantees and the total financing requirements reported in the case of guarantees by aval on bills of exchange must be included.

Export Loan Financing by the Bank

In addition to our role as sole agent for the administration of Austria’s export guarantee program under the Export Guarantees Act, we also grant loans to banks, including banks that are shareholders of the Bank, to permit them to refinance their own export loans (“Refinancing Loans”). The refinancing may include the credit portion of the costs of extending a tied loan or the acquisition of accounts receivable of an exporter.

Export Loans and Commitments. The following table provides the aggregate principal amount of refinancing of tied loans and the acquisition of accounts receivable outstanding as of December 31, 2007 in each of the last five years:

	2003	2004	2005	2006	2007
	(Billions of euro)				(Billions of euros)	(Billions of dollars)
Tied loans	10.6	10.0	8.4	6.1	5.3	7.8
Acquisitions of accounts receivable	0.2	0.2	0.2	0.2	0.2	0.3
Other refinancing contracts	11.7	12.3	14.5	19.2	24.0	35.3

Total	22.5	22.5	23.2	25.6	29.5	43.4

Of the total export financing outstanding as of December 31, 2007, EUR 23.7 billion ($34.8 billion) were to banks which are shareholders of the Bank.

Moreover, we assume commitments to grant export financing. As of December 31, 2007, the balance of export financing not yet granted which we were contractually obligated to make was EUR 3.2 billion ($4.7 billion). This balance was scheduled to be drawn down as follows (dollar amounts may not add due to rounding):

	(Millions of euro)	(Millions of dollars)
Through December 31,
2008	1,407	2,069
2009	1,595	2,345
2010	115	169
2011	38	56

	3,155	4,639

All of these undisbursed amounts may be cancelled in whole or in part at the option of the potential borrower, but the aggregate amount of cancellations to date has been insignificant. The timing of the draw-downs of these undisbursed amounts may change from time to time due to late deliveries, construction delays or other reasons.

Of the Bank’s outstanding refinancing of export loans granted by banks at December 31, 2007, approximately 3.5% were for exports to European Union Member States, 15.9% to the rest of Europe (including Turkey and the Commonwealth of Independent States), 10.6% to Asia, 2.2% to Africa, and 0.6% to the Americas. The remaining percentage was for export loans covered by Export Guarantees for which no regional breakdown is available.

Terms and Conditions of Export Financing. We denominate substantially all of our export financing in euro. We only finance the portions of loans that are fully covered by Export Guarantees, are insured or otherwise secured in accordance with the Export Financing Guarantees Act. When refinancing loans, the Bank obtains (1) assignments of the rights of the bank against its borrower and against Austria or a credit insurer under the Export Guarantee or credit insurance covering the refinanced loan or against any other qualified guarantor and (2) an assignment of the rights of the Austrian exporter against the foreign importer. In almost all cases where Tied Loans are not made directly to a foreign government, governmental agency or financial institution, these loans are, in addition to being covered by Export Guarantees, also guaranteed by a foreign government, governmental agency or financial institution.

Each export financing made by the Bank since 1975 has consisted of a portion bearing interest at a floating rate and a portion bearing interest at a fixed rate. Between 10% and 50% of the principal bears interest at a floating rate, which depends on the maturity of the loans and is repaid prior to the fixed rate portion. The floating rate portion bears interest at the export finance rate usually determined quarterly by the Bank on the basis of the cost of our export related borrowing operations. For the first quarter of 2008, this rate for euro loans was set at 5.75% per annum. A statutory committee chaired by the Ministry of Finance, after consultation with the Bank, sets the Bank’s interest rates for the fixed rate portions. The current fixed rate varies between 4.75% and 5.20% per annum, depending on the maturity of the loans. Because the Bank adjusts the floating rate portions of export loans, it is able to recover increases in the costs of its borrowing operations, including borrowing operations to fund the fixed rate portions of its export financing.

Generally, loans made to refinance the export of consumer goods have a repayment term of less than one year and loans made to refinance the export of heavy industry goods or major projects generally have repayment terms of five to ten years. In certain cases, export financing on soft terms involving exports to developing countries may have longer maturities.

Sources of Funds for Export Financing. The principal sources of funds for our export financing activities are borrowings and issuances of debt securities, both in Austria and abroad. See “Financial Statements—Statement of Changes in Financial Position” and Note 38 of Notes to Financial Statements.

The Export Financing Guarantees Act authorizes the Minister of Finance to issue on behalf of Austria unconditional guarantees of Austria for the payment of principal and interest on borrowings incurred by the Bank for the purpose of financing export transactions, including export loans, or for the purpose of refinancing such borrowings. In addition, Austria is authorized to guarantee, in the case of foreign currency borrowings, that we shall not have to pay more principal and interest expressed in euro than contemplated at the time of the borrowing on the basis of then prevailing exchange rates. The Export Financing Guarantees Act provides that Austria’s guarantees may only be issued if, after giving effect to such issuance, the aggregate liability for payments of principal under all guarantees then in effect does not exceed the maximum outstanding aggregate amount. In July 2007, the validity of the Export Financing Guarantees Act was extended until December 31, 2013. Guarantees of Austria issued prior to such date will not be affected by the expiration of the Act. In addition to the extension of the validity of the Act, the maximum outstanding aggregate amount was raised from EUR 30 billion ($44.1 billion) to EUR 40 billion ($58.8 billion). An amount equal to 10% of the euro equivalent of the outstanding guaranteed principal is added in computing the aggregate amount of such liability in view of the exchange rate risk. As of December 31, 2007 the total amount of outstanding liabilities of Austria under the Export Financing Guarantees Act was EUR 28.9 billion ($42.5 billion).

Payment of principal and interest on most foreign currency borrowings of the Bank is covered by Austria’s guarantees under the Export Financing Guarantees Act. Austria has guaranteed the Bank against foreign exchange risks in connection with substantially all foreign currency borrowings by the Bank. As of December 31, 2007 the total of outstanding borrowings denominated in currency other than euro by the Bank amounted to EUR 12.5 billion ($18.4 billion). As of December 31, 2007 the total amount of outstanding borrowings denominated in euro by the Bank amounted to EUR 17.7 billion ($26.0 billion).

Securities Services

Domestic Capital Markets Activities. We act as an agency for the organization and administration of bond offerings by the Republic of Austria. Processing is effected via the automated and electronic Austrian Direct Auction System (ADAS) developed by OKB.

In 2007 we organized and administered new bond issues representing a nominal amount of EUR 9.2 billion ($13.5 billion).

Over the past few years, the group of financial institutions eligible to participate in auctions of bonds and money markets treasury bills of Austria has been expanded to include all financial institutions that hold a securities account with us as the central securities depositary. As of December 31, 2007, 25 financial institutions were eligible to participate in these auctions. Currently, both federal bonds and federal treasury bills are auctioned using the yield tender procedure.

In connection with domestic debt offerings, we also act as principal paying agent. At the end of 2007, we administered payments for 379 bond issues and federal treasury bills.

The Capital Markets Act, which entered into force on January 1, 1992 and which was amended several times thereafter, entrusted the Bank with the function of a registration office. The registration office acts as a depositary for the prospectuses to be issued in compliance with the Capital Markets Act and the Investment Funds Act, and prepares a calendar for planned issues of securities and investments as defined in the Capital Markets Act. The registration office publishes on a daily basis and via Reuters the information regarding planned issues which it has received, in the form of a preview. Moreover, this information is published in electronic form once a week in the Bank’s information brochure “Kapitalmarktservice” which may be subscribed for by any interested person. In 2007 the registration office processed approximately 39,500 reports for the issue calendar, and approximately 16,500 prospectuses (including amendments to prospectuses) were filed in compliance with the Capital Markets Act and the Investment Funds Act.

Stock exchange trading, clearing and settlement. Pursuant to a decree of the Vienna Stock Exchange Council, we have been the clearing agency for the Vienna Stock Exchange since 1949. On November 5, 1999 trading on the Vienna Stock Exchange was entrusted to the Xetra trading system of the Deutsche Börse AG. Until January 31, 2005, we continued to clear and settle the transactions on the Vienna Stock Exchange even after the introduction of the German trading system. As of February 1, 2005, we transferred these activities to Central Counterparty Austria GmbH, a joint venture between the Bank and the Vienna Stock Exchange.

Central Securities Depositary. Since July 1, 1965, we have acted as the central depositary for securities in Austria. Depositors can open collective securities depositary accounts and benefit from the attendant advantages (simplification of securities custody, administration and transfer). Account holders include all members of the Vienna Stock Exchange, brokers and clearing institutions as well as foreign and domestic credit and financial institutions. In our capacity as central depositary, we have also entered into agreements with other central depositaries in order to ease cross-border settlement of securities transactions. Such agreements exist with the German, Dutch, French and Italian central depositaries, as well as with the Euroclear System (“Euroclear”) and Clearstream Banking société anonyme, Luxembourg (“Clearstream Luxembourg”).

Competence Center for the Energy Market. In 2001 we took advantage of the deregulation of the electricity energy markets in Austria to develop a new business segment. The Bank performs the functions of financial clearing and risk management for “adjusted energy” (the difference between the contracts entered into by market participants on the basis of forecasts and the actual consumption/production of energy, which has to be consumed or generated by market participants). In 2003 we assumed the equivalent function for the gas energy market. On this basis, we are positioning ourselves as a competence center for the entire energy sector.

Other Services

Non-Export Loan Activities. As of December 31, 2007, the Bank’s non-export loans totaled approximately EUR 4.24 million ($6.23 million). These loans were made to the Austrian telephone and telegraph system prior to Telekom Austria’s privatization, Austrian political subdivisions and others, including a program for the refinancing of loans given by Austrian banks for the maintenance and improvement of museums. These non-export loans have been financed by borrowings from Austrian banks.

Money Markets Operations. We are a dealer in the Austrian money markets in interest-bearing demand deposits and short-term time deposits of credit institutions including our shareholder banks. During 2007 the average daily closing balance of money markets accounts receivable of the Bank connected with such operations was approximately EUR 0.40 billion ($0.59 billion).

Intermediary Transactions. The Bank acts, in certain situations, on a commission basis as an intermediary for other Austrian banks by making loans to borrowers designated by these banks upon receipt of matching funds from these banks (fiduciary loans). These transactions are structured so that the credit risk is borne by these banks and not by us.

Information Services. Furthermore, the segment “Other Services” encompasses our information services which deliver studies, analyses, or concise summaries on global financial and economic developments by mainly targeting business enterprises, domestic and foreign financial service providers as well as scientific and research institutions.

MANAGEMENT AND EMPLOYEES

Our business is managed by a Board of Executive Directors. Our Supervisory Board appoints the members of the Board of Executive Directors for terms of up to five years. The current members of our Board of Executive Directors are Johannes Attems and Rudolf Scholten.

On December 31, 2007 we had 365 employees.

SHAREHOLDERS AND SUPERVISORY BOARD

Our share capital is owned by leading Austrian banks.

On December 31, 2007 our share capital was EUR 130 million, divided into 880,000 ordinary no-par value shares, all of which are issued and fully paid. The shares are in registered form.

A substantial portion of our business is with our shareholders and their affiliates and with various other organizations with which the members of our Supervisory Board and our Board of Executive Directors are affiliated as directors, officers or otherwise. We do not consider the Bank to be a competitor of its shareholders or of other Austrian banks and credit institutions. We generally do not initiate transactions without consultation with our shareholders, and when we do transact business with our shareholders we do so on an arm’s-length basis. See “—Business”.

Our Supervisory Board currently consists of the following members elected by the shareholders of the Bank:

Name	Principal Occupation
Gerhard Randa Chairman	Former Chairman of the Board of Supervisory Directors, Bank Austria Creditanstalt AG

Walter Rothensteiner 1st Vice-Chairman	General Manager and Chairman of the Board of Executive Directors, Raiffeisen Zentralbank Österreich Aktiengesellschaft

Reinhard Ortner 2nd Vice-Chairman	Member of the Board of Executive Directors, Erste Bank der oesterreichischen Sparkassen AG

Wilhelm Hemetsberger	Member of the Board of Executive Directors, Bank Austria Creditanstalt AG

Thomas Groß	Member of the Board of Executive Directors, Bank Austria Creditanstalt AG

Ewald Nowotny	Former General Manager and Chairman of the Board of Executive Directors, BAWAG P.S.K. Bank für Arbeit und Wirtschaft und Österreichische Postsparkasse Aktiengesellschaft

Jürgen Danzmayr	Chairman of the Board of Executive Directors, Schoellerbank Aktiengesellschaft

Johannes Kinsky	Member of the Board of Executive Directors Erste Bank der oesterreichischen Sparkassen AG

Regina Prehofer	Director and Member of the Board of Executive Directors, Bank Austria Creditanstalt AG

Angelo Rizzuti	Head of Trade Finance Bank Austria Creditanstalt AG

Herbert Stepic	Deputy General Manager and Vice-Chairman of the Board of Executive Directors, Raiffeisen Zentralbank Österreich Aktiengesellschaft

Johann Strobl	Member of the Board of Executive Directors, Bank Austria Creditanstalt AG

Heimo Penker	General Manager and Chairman of the Board of Executive Directors, BKS Bank AG

Franz Zwickl	Former Member of the Board of Executive Directors, Bank Austria Creditanstalt AG

Thomas Uher	Member of the Board of Executive Directors Erste Bank der oesterreichischen Sparkassen AG

In addition, Austrian law requires that our employees be represented on the Supervisory Board by delegates elected to four-year terms by the Staff Council. These delegates have the right to vote on substantially all questions at meetings of the Supervisory Board. The employee delegates on the Supervisory Board are: Martin Krull, Anish Gupta, Erna Scheriau, Doris Hanreich-Wiesler, Otto Schrodt, Claudia Richter and Ulrike Zabini.

The Supervisory Board reports and comments to the shareholders on the Bank’s management and financial condition. The authorization of certain transactions by the Board of Executive Directors, including borrowing and lending by the Bank in excess of certain amounts, is subject to approval by the Supervisory Board. With respect to our borrowing and lending activities, the Supervisory Board has delegated this function to an Executive Committee consisting of:

Gerhard Randa	Chairman of the Supervisory Board
Walter Rothensteiner	1st Vice-Chairman of the Supervisory Board
Martin Krull	Employee delegate on the Supervisory Board

As required by the Austrian Stock Corporation Act (Aktiengesetz) the Supervisory Board has appointed a committee for the examination and preparation of the approval of the annual financial statements (Ausschuss zur Prüfung und Vorbereitung der Feststellung des Jahresabschlusses) which consists of the chairman and the 1st vice-chairman of the Supervisory Board and the chairman of the works council (Betriebsratsvorsitzender).

Government Commissioners/Representatives

Pursuant to the Austrian Banking Act of 1993 (Bankwesengesetz), the Minister of Finance of Austria must appoint a commissioner and a deputy commissioner for most banks, including OKB. The commissioners are entitled to participate in the meetings of the shareholders and of the Supervisory Board of the Bank and must object to resolutions which in their view violate the laws or regulations of Austria. The objection of a commissioner suspends the effectiveness of such resolutions until the determination by the Financial Markets Authority as to their validity. In addition, the Export Financing Guarantees Act authorizes the Minister of Finance to appoint a Representative and a deputy Representative who are charged with protecting the interests of Austria in connection with the guarantees assumed by Austria under the Act. These Commissioners/Representatives are entitled to examine all books and records of the Bank and to participate without vote in all deliberations of the Bank relating to borrowings by the Bank which are the subject of guarantees of Austria under the Export Financing Guarantees Act.

The names of the current Commissioners/Representatives under both statutes and the positions they hold in the Austrian Government are:

Alfred Lejsek, Commissioner/Representative	Head of Directorate III/B—Financial Markets, Austrian Federal Ministry of Finance

Johann Kinast, Deputy Commissioner/Deputy Representative	Head of Unit III/8—Export Guarantees and Debt Rescheduling, Austrian Federal Ministry of Finance

In addition, two Commissioners have been appointed pursuant to the Covered Bond Act 1905. Although the Bank does not currently issue any covered bonds, this is provided for in Article 27 of the Bank’s Statutes.

The names of the current Commissioners appointed under the Covered Bond Act 1905 and the positions they hold in the Austrian Government are:

Johannes Ranftl, Commissioner	Ministerialrat in the Austrian Federal Ministry of Finance

Edith Wanger Deputy Commissioner	Department Director in the Austrian Federal Ministry of Finance

FINANCIAL STATEMENTS

Introductory Note to Financial Statements

The following version of financial statements is a translation of the consolidated financial statements of Oesterreichische Kontrollbank Group which are originally prepared in German language. The consolidated financial statements of Oesterreichische Kontrollbank Group were prepared in accordance with the International Financial Reporting Standards (IFRS) adopted and published by the International Accounting Standards Board (IASB). In 2005, the Bank prepared its consolidated financial statements in accordance with IFRS for the first time.

The Bank’s financial statements published in Austria are audited in accordance with generally accepted auditing standards in Austria by KPMG Austria GmbH Wirtschaftsprüfungs- und Steuerberatungsgesellschaft (“KPMG”) a firm of qualified independent public accountants in Austria. The result of the audit is reported in the auditors’ certificate included in the published annual financial statements of the Bank. KPMG has given its unqualified opinion that the accounting records and the financial statements of the Bank comply with the above-mentioned legal regulations and the accounting principles and procedures generally accepted in Austria. The purpose of such audit is to examine whether the financial statements are accurate and comply with the legal provisions, since the aforementioned statutes and regulations contain detailed rules of accounting, with special regard to the protection of creditors. The Bank’s financial statements and the consolidated financial statements will be filed with the commercial register at the Handelsgericht Wien, Marxergasse 1a, 1030 Vienna, under the registration FN 85749b and will be published in the “Wiener Zeitung” in May 2008.

The financial statements contained herein differ substantially from financial statements prepared in accordance with the accounting and financial reporting practices followed in the United States and, thus, have not been prepared in accordance with the accounting rules and regulations adopted by the Securities and Exchange Commission under the Securities Act of 1933, and as subsequently amended. The accounting and reporting principles applicable to the Bank’s consolidated financial statements are presented in Notes 1 to 14 of the Notes to Financial Statements. It is not deemed feasible to prepare and present the various financial statements of the Bank in accordance with practices and principles followed in the United States.

CONSOLIDATED FINANCIAL STATEMENTS 2007 OF THE OeKB GROUP

CONSOLIDATED INCOME STATEMENT OF THE OeKB GROUP

in 1,000 EUR	Notes	2007	2006	± Changes in %
Consolidated Income Statement
Interest and similar income		1,091,369	823,495	+32.5
Interest and similar expenses		–998,415	–743,828	+34.2
Income from investments in associated companies and joint ventures		3,961	2,937	+34.9

Net interest income	14	96,915	82,604	+17.3

Credit risk provisions (net)	15	—	—	—
Commission results	16	43,092	39,467	+9.2
Fee and commission income		57,564	60,919	–5.5
Fee and commission expenses		–14,472	–21,452	–32.5
Administrative expenses	17	–68,797	–69,404	–0.9
Balance of other income and expenses	18	12,271	11,413	+7.5

Operating result		83,481	64,080	+30.3

Net income from financial assets	19	–9,146	–2,990	+205.9

Pre-tax profit for the year		74,335	61,090	+21.7

Taxes on income and other taxes	20	–15,580	–14,358	+8.5

After-tax profit for the year		58,755	46,732	+25.7

Minority interests		–233	–176	+32.4

Net profit for the year		58,522	46,556	+25.7

	Dec. 31, 2007	Dec. 31, 2006
Earnings per share
Net profit for the year in 1,000 EUR	58,522	46,556
Average number of shares issued	880,000	880,000

Earnings per share in EUR	66.50	52.90

As at December 31, 2007—as in the previous year—there were no outstanding exercisable conversion or option rights. The undiluted earnings per share therefore correspond to the values stated.

CONSOLIDATED BALANCE SHEET OF THE OeKB GROUP

in 1,000 EUR	Notes	Dec. 31, 2007	Dec. 31, 2006	± Changes in %
Assets
Cash and cash equivalents	22	711,137	230,618	+208.4
Loans and advances to banks	23	28,746,920	23,904,329	+20.3
Loans and advances to customers	24	2,131,342	2,190,969	–2.7
Risk provisions for loans and advances	7,26	–74	–672	–89.0
Financial assets	27	793,717	833,669	–4.8
Investments in associated companies and joint ventures	27	16,369	13,173	+24.3
Property, equipment and intangible assets	28	33,703	36,079	–6.6
Tax assets	35	57,772	58,892	–1.9
Other assets	30	528,517	472,477	+11.9

Total assets		33,019,403	27,739,534	+19.0

in 1,000 EUR	Notes	Dec. 31, 2007	Dec. 31, 2006	± Changes in %
Liabilities and Equity
Deposits from banks	31	835,855	1,367,479	–38.9
Deposits from customers	32	343,589	614,913	–44.1
Liabilities evidenced by certificates	33	28,140,204	22,865,963	+23.1
Provisions	34	1,006,904	1,076,683	–6.5
Tax liabilities	35	24,748	26,414	–6.3
Other liabilities	36	2,228,267	1,388,552	+60.5
Equity	37	439,836	399,530	+10.1
attributable to minority interests		3,765	3,671	+2.6

Total liabilities and equity		33,019,403	27,739,534	+19.0

STATEMENT OF CHANGES IN EQUITY OF THE OeKB GROUP

in 1,000 EUR	Subscribed capital	Capital reserves	Retained earnings	Profit for the year		Minority interests	Total = Equity
Statement of Changes in Equity 2006
as at January 1, 2006	130,000	3,347	184,140		47,712	3,635	368,834

Changes in retained earnings			31,816	–	31,816		—
Profit for the year					46,556	176	46,732
Distribution of profit and emoluments				–	15,896	–140	–16,036

as at December 31, 2006	130,000	3,347	215,956		46,556	3,671	399,530

in 1,000 EUR	Subscribed capital	Capital reserves	Retained earnings	Profit for the year		Minority interests	Total = Equity
Statement of Changes in Equity 2007
as at January 1, 2007	130,000	3,347	215,956		46,556	3,671	399,530

Changes in retained earnings			28,246	–	28,246		—
Profit for the year					58,522	233	58,755
Distribution of profit and emoluments				–	18,310	–139	–18,449

as at December 31, 2007	130,000	3,347	244,202		58,522	3,765	439,836

Reported share capital and retained earnings conform to the separate financial statements of Oesterreichische Kontrollbank AG.

More information on the statement of changes in equity is provided in Note (37).

CASH FLOW STATEMENT OF THE OeKB GROUP

in 1,000 EUR	2007	2006
Cash Flow Statement
Profit for the year (before taxes and minority interests)	74,335	61,090

Non-cash items included in profit for the year, and adjustments to reconcile profit for the year to cash flows from operating activities
Depreciation/revaluation gains on property and equipment, intangible and financial assets	4,454	5,015
Changes in provisions and risk provisions for loans and advances	5,357	11,811
Profit/loss from the disposal/valuation of financial assets and property and equipment (incl. derivative financial instruments)	518,854	390,526
Unrealised gains and losses from changes in exchange rates	–509,412	–387,944
Other adjustments	–9,382	1,506
Changes in assets and liabilities from operating activities after adjustments for non-cash components
Loans and advances to banks	–4,258,435	–1,771,665
Loans and advances to customers	57,667	74,781
Financial assets at fair value through profit and loss (FVTPL)	14,271	8,270
Other assets from operating activities	–59,291	–49,994
Deposits from banks	–500,576	–569,387
Deposits from customers	–283,270	–161,489
Liabilities evidenced by certificates	5,140,224	2,273,863
Other liabilities from operating activities	–9,378	14,932
Interest and dividends received	1,238,301	821,432
Interest paid	–878,264	–664,796
Income tax payments	–33,431	–6,257

Cash flows from operating activities	512,024	51,694

Proceeds from the disposal of financial assets	1,090	9,465
property and equipment and intangible assets	36	600
Payments for the acquisition of financial assets (without FVTPL)	–12,500	–687
property and equipment and intangible assets	–2,141	–1,563
Currency adjustments	50	–31

Cash flows from investing activities	–13,465	7,784

Proceeds from capital increases	—	—
Dividend payments	–18,040	–15,682

Cash flows from financing activities	–18,040	–15,682

Cash and cash equivalents at the end of the previous period	230,618	186,822

Cash flows from operating activities	512,024	51,694
Cash flows from investing activities	–13,465	7,784
Cash flows from financing activities	–18,040	–15,682

Cash and cash equivalents at the end of period	711,137	230,618

For an explanation of cash and cash equivalents, see Note (22). For more details on the cash flow statement see Note (38).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP

Accounting and Measurement Principles

(1) General principles

Oesterreichische Kontrollbank AG is a special-purpose bank based in 1011 Vienna, Austria. The OeKB Group business activities are in the field of export and capital market services.

Oesterreichische Kontrollbank AG, Vienna, prepares the consolidated financial statements subject to sec. 59a of the Austrian Banking Act (BWG) and sec. 245a of the Austrian Commercial Code (UGB), exclusively in accordance with the International Financial Reporting Standards (IFRS), as applicable in the European Union.

In its accounting and measurement policies the OeKB Group has applied all IFRSs, IASs as well as the interpretations of these standards by the International Financial Reporting Interpretations Committee (IFRIC; previously Standard Interpretations Committee/SIC) mandatory at the balance sheet date.

IFRS 7 was applied for the first time in the financial year 2007. The prior-year figures were adjusted in accordance with the transitional provisions of the Standard. This had no effects on measurement. The provisions of IFRS 8, which have already been published, are applied in the financial year 2007 before the effective date. According to the new rules on segment reporting, other values than those based on the provisions of IFRS have to be stated if management decisions were founded on them. As the internal reporting of the OeKB Group is based on IFRS values, this does not result in any changes.

Accounting is carried out using uniform accounting and measurement methods throughout the Group. The following accounting and measurement principles are consistently applied to all financial years mentioned in these consolidated financial statements.

The currency used in the report is the euro. Unless otherwise stated, amounts are rounded to thousands of euro.

(2) Consolidated companies

A list of all companies included in the Consolidated Financial Statements of the OeKB Group is presented under Note (29) (Disclosure of equity investments). The group of fully consolidated companies includes not only the parent company, Oesterreichische Kontrollbank AG (hereinafter referred to as “OeKB”), but also three domestic companies (2006: 3), the most important of which are OeKB Versicherung AG, Vienna, and “Österreichischer Exportfonds” GmbH, Vienna (hereinafter referred to as “Exportfonds”). The consolidated companies did not change in the financial year under review.

	December 31, 2007	December 31, 2006
Number of companies included in the Group
Fully consolidated companies	3	3
Companies included at equity	2	2
Associated companies at cost	4	2
Other investments	13	13

Total	22	20

Four enterprises (previous year: 2) whose overall influence on the financial positions of the Group is of minor significance only were not consolidated. The balance sheet total of these companies amounts to less than 0.04% of the consolidated balance sheet total. In the OeKB Group’s Financial Statements, two (2006: 2) enterprises (joint ventures) were accounted for under the equity method.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(3) Consolidation principles

The consolidation action taken in the context of preparing the Group Financial Statements includes capital consolidation, consolidation using the equity method, debt consolidation, consolidation of expenses and income as well as the elimination of intra-Group results. The fully consolidated companies present their annual financial statements uniformly as at December 31.

The election right under IFRS 1 was exercised on the transition date January 1, 2004, i.e. the values stated conform to the first consolidation based on the Commercial Code (UGB). Thus capital consolidation is based on the book value method. The acquisition cost of the investments in the Group company is accounted for against the pro-rata equity capital of the subsidiary from the date on which control is transferred to the Group. As in previous reporting periods, the provisions of IFRS 3 regarding the acquisition of businesses have not yet been applied due to a lack of relevant business transactions. Intra-Group receivables and liabilities, expenses and income as well as intra-Group profits are eliminated, unless they are insignificant.

Companies to be classified as joint ventures are accounted for using the equity method and are reported as investments in companies measured at equity. Local financial statements adjusted to uniform Group measurement methods are used for measurement at equity. The year-end results of these companies correspond to the amounts stated in the available financial statements so that the changes in equity are recognised in the same year. The dividends distributed are cancelled. The results are shown in the income statement within the item net interest income under “income from companies at equity”.

(4) Currency translation

Assets and liabilities in foreign currencies are translated at the indicative exchange rates announced by the European Central Bank on the reporting date (December 31, 2007).

	Currency	Mid-rate	Currency	Mid-rate	Currency	Mid-rate
Indicative exchange rates as of December 31, 2007
	AUD	1.6757	DKK	7.4583	PLN	3.5935
	CAD	1.4449	GBP	0.73335	RON	3.6077
	CHF	1.6547	HUF	253.73	SEK	9.4415
	CYP	0.58527	JPY	164.93	SKK	33.583
	CZK	26.628	NOK	7.9580	USD	1.4721

(5) Financial instruments

Financial assets

All fixed-interest and variable-yield securities and other investments are posted under this item. Changes in value and effects are shown under net result from assets. Asset purchases and sales are accounted for at the respective settlement dates.

The securities positions have been designated at fair value through profit and loss (FVTPL). As the OeKB Group does not have any securities held for sale, these securities form part of the investment portfolio based on market values. They are measured at fair value on the balance sheet date.

Investments in not fully consolidated companies as well as other investments are valued at acquisition cost. In the event of permanent impairment, the relevant item is written down.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

Loans and advances

Loans and advances to banks and customers, as long as they are original loans, are reported at their nominal amount or are recognised at amortised cost before deduction of impairment losses and including accrued interest. Individual valuation adjustments are recorded to take into account recognisable credit and sovereign risks. Valuation adjustments are not offset against the corresponding loans and advances but are disclosed in the balance sheet. Most loans and advances to banks under the export financing scheme are covered by guarantees of the Republic of Austria. A general bad-debt provision was not necessary.

Financial liabilities

Liabilities are recognised at redemption value or the nominal amount. Premiums and discounts are distributed over the term of the debt instrument. Zero coupon bonds are accounted for at the present value. In case of derivative transactions being entered into to hedge interest rate risks or currency risks, the underlying debt instruments are recognised at fair value to avoid accounting mismatches.

Derivative transactions

The fair value of derivatives is calculated using recognised methods. They are accounted for at the trade date.

Derivatives that are essentially for the purpose of hedging the fair market value of banking book balance sheet items are posted at market value (clean price) under other assets or other liabilities. To avoid an accounting mismatch (FVTPL), the changes in the fair value of the items to be protected against impairment are recognised in the income statement as a component of the net result from investments in the same way as the derivative transactions.

The exchange rate guarantee of the Republic of Austria in accordance with the Export Financing Guarantees Act (AFFG – Federal Law Gazette no. 216/1981, as amended) intended to hedge exchange rate risks in the export financing scheme is treated as a derivative transaction and accounted for at fair value.

(6) Determination of fair value

The fair value of listed instruments is based on quoted market prices at the balance sheet date. Financial instruments not listed on the stock exchange are valued by using the present-value method (present value of discounted future cash flows) or on the basis of suitable option pricing models (values resulting from applying the Black-Scholes option pricing formulas, the multifactor HJM model or the Hull White model approach). The relevant market prices and interest rates, which are determined on the balance-sheet date and obtained from recognised external sources, are used to the extent possible as input parameters for these models. Investment funds are stated at the values pursuant to the Investment Fund Act.

(7) Risk provisions

Risk provisions in the lending business cover impairment losses (for financial loans) and provisions (for guarantee loans) for all recognisable credit and sovereign risks. In its credit risk management, the OeKB Group uses a financial standing assessment system and an internal rating procedure. The business partners are grouped into five internal rating categories based on the external ratings of internationally recognised rating agencies (Standard & Poor’s, Moody’s, FitchRatings). The development of the ratings is monitored on an ongoing basis. Internally developed criteria are applied in respect of customers for whom no external rating is available. Thus the assets of the banking book and off-balance-sheet business can be classified in their entirety according to creditworthiness and collateral.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(8) Property, equipment and intangible assets

Property and equipment comprises land and buildings used by the Bank as well as office furniture and equipment. Land and buildings used by the Bank serve mainly the Bank’s own operations.

1.	Property, equipment and intangible assets are measured at acquisition cost less planned straight-line depreciation. The assumed average useful lives are as follows:

Years
Useful life
Buildings	40
Office furniture and equipment	3 to 10
IT investments	3 to 5
Software	3 to 5

2.	Low-value assets costing up to EUR 400.—are fully written off in the year in which they are acquired. In the statement of property and equipment (Note 28) they are recorded as additions and disposals in the year of acquisition.

Intangible assets exclusively include software purchases. They are tested for impairment periodically.

(9) Other liabilities

Liabilities are capitalised at the probable repayable amount.

(10) Provisions for personnel expenses

Provisions for pensions, termination benefits and jubilee bonus obligations are calculated annually by an independent actuary using the projected unit credit method, in accordance with IAS 19. The Bank used the “AVÖ 1999 P-Rechnungsgrundlagen für die Pensionsversicherung—Pagler & Pagler” (1999 Actuarial Bases for Pension Insurance/Austrian Association of Actuaries) in the version for employees as the biometric base for its calculations. The most significant parameters are a rate of interest of 5.00% (2006: 4.50%) for calculation purposes, a rate of increase in salaries and pensions at 2.5%, a career trend of 2.0%, as well as an assumed retirement age for women of 57 years, 6 months (2006: 57 years, 3 months) and for men of 62 years, 6 months (2006: 62 years, 3 months) applying the ASVG transitional rules under the 2003 Ancillary Budget Act. In the past years, the pension claims of some of the employees were transferred to a pension fund in the framework of a contributory pension plan. The provision covers claims of employees who were already retired at the transfer date, as well as claims of the other active employees not transferred. The provision covers benefits for invalidity and incapacity for employment for all active employees. Provisions for termination benefits are recognised for legal and contractual claims. Actuarial gains and losses are fully recognised in the income statement of every financial year. The allocations to the remaining provisions correspond to the assumed claims to be settled.

(11) Other provisions

Interest stabilisation provision in the framework of the export financing scheme

In the framework of the export financing scheme an interest stabilisation provision is recognised to stabilise the interest rates for export financing credits, based on the de facto obligation to use surpluses in the export financing scheme. On the one hand, this obligation is based on the rules on fixing interest rates in the export financing scheme, which provide for fixed margins for the OeKB. On the other hand, it results from instructions of the Federal Ministry of Finance to use surpluses of fixed interest-rate finance facilities. The amounts allocated

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

to the provision correspond to the interest earned in the export financing scheme exceeding the refinancing costs incurred and the fixed margin of the Bank, as well as to the net effects of the valuation result of derivatives and financial liabilities in the export financing scheme. In accordance with the resolutions adopted, the provision is used to make export financing credits less expensive.

Actuarial provisions in connection with insurance business

In accordance with IFRS 4, the amounts recognised for actuarial provisions correspond to the balance sheet prepared in compliance with the Austrian law (Commercial Code and Act on the Supervision of Insurance Companies).

(12) Current and deferred taxes

Taxes on income are accounted for and calculated in accordance with IAS 12. Current income tax assets and liabilities are measured using local tax rates. Deferred taxes are calculated using the liability concept. It compares the assets and liabilities recognised in the IFRS balance sheet to the amounts recognised for taxation of the respective company of the Group. Values stated leading to temporary differences result in accrued tax assets and tax liabilities.

(13) Consolidated income statement

Composition of net income/net losses

The net income and net losses are influenced by changes in fair value through profit and loss, impairment losses, gains through profit and loss, exchange rate changes as well as derecognition.

The interest and dividend payments regarding financial assets for which the fair value option was chosen upon initial recognition and which are therefore measured at fair value through profit or loss are recognised in the interest result.

Revenue recognition

Income and expenses are recognised on an accrual basis.

Segment reporting

The primary aim of segment reporting is to show the components making up the OeKB Group’s result broken down into the following business segments:

•	Export Services

•	Capital Market Services

•	Other Services.

The segment “Export Services” comprises the administration of guarantees by the OeKB as the agent of the Republic of Austria pursuant to the Export Guarantees Act, the OeKB’s export financing scheme, as well as the investment in “Österreichischer Exportfonds” GmbH.

The segment “Capital Market Services” concentrates all services performed by Oesterreichische Kontrollbank AG in the areas capital market, clearing and settlement of stock exchange and over-the-counter securities transactions, services as the Central Securities Depository Austria and clearing services for the energy market.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

The segment “Other Services” encompasses the information services of the OeKB, its investment-portfolio as well as the activities of the OeKB Group in the private credit insurance sector.

Amounts set off for inter-segment transactions are exclusively due to the provision of services. Oesterreichische Kontrollbank AG provides services to its subsidiaries at cost.

in 1,000 EUR	Export Services	Capital Market Services	Other Services	Total
Presentation of results by business segment 2007
Interest and similar income	1,053,293	—	38,076	1,091,369
Interest and similar expenses	–981,751	—	–16,664	– 998,415
Income from investments in associated companies and joint ventures	—	91	3,870	3,961

Net interest income	71,542	91	25,282	96,915

Credit risk provisions (net)	—	—	—	—
Commission results	15,957	26,396	739	43,092
Fee and commission income	27,190	29,479	895	57,564
Fee and commission expenses	–11,233	–3,083	–156	–14,472
Administrative expenses	–34,617	–21,995	–12,185	–68,797
Balance of other income and expenses	59	631	11,581	12,271

Operating result	52,941	5,123	25,417	83,481

Net income from financial assets	666	—	–9,812	–9,146

Pre-tax profit for the year	53,607	5,123	15,605	74,335

Taxes on income and other taxes	–9,835	–941	–4,804	–15,580

After-tax profit for the year	43,772	4,182	10,801	58,755

Minority interests	–233	—	—	–233

Net profit for the year	43,539	4,182	10,801	58,522

Segment assets	31,115,340	12,826	1,891,237	33,019,403
Segment liabilities	31,130,757	27,931	1,420,879	32,579,567

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

in 1,000 EUR	Export Services	Capital Market Services	Other Services	Total
Presentation of results by business segment 2006 (for comparison)
Interest and similar income	793,680	—	29,815	823,495
Interest and similar expenses	–729,038	—	–14,790	–743,828
Income from investments in associated companies and joint ventures	—	39	2,898	2,937

Net interest income	64,642	39	17,923	82,604

Credit risk provisions (net)	—	—	—	—
Commission results	15,927	22,936	604	39,467
Fee and commission income	31,360	28,910	649	60,919
Fee and commission expenses	–15,433	–5,974	–45	–21,452
Administrative expenses	–36,441	–21,609	–11,354	–69,404
Balance of other income and expenses	203	522	10,688	11,413

Operating result	44,331	1,888	17,861	64,080

Net income from financial assets	–48	—	–2,942	–2,990

Pre-tax profit for the year	44,283	1,888	14,919	61,090

Taxes on income and other taxes	–11,134	–466	–2,758	–14,358

After-tax profit for the year	33,149	1,422	12,161	46,732

Minority interests	–176	—	—	–176

Net profit for the year	32,973	1,422	12,161	46,556

Segment assets	26,521,198	12,874	1,205,462	27,739,534
Segment liabilities	26,558,592	27,250	754,162	27,340,004

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

Notes to the Consolidated Income Statement of the OeKB Group

(14) Net interest income

in 1,000 EUR	2007	2006
Net interest income
Interest income	1,091,331	823,413

Lending business and money market	1,056,047	797,909
Fixed-income securities	27,937	22,168
Shares and other variable-yield securities	5,414	1,652
Investments in other companies	1,933	1,684

Income from investments in companies valued at equity	3,961	2,937

Interest expenses	– 998,415	– 743,828

Money market and current accounts	– 72,179	– 86,443
Liabilities evidenced by certificates	– 926,236	– 657,385

Earnings from leasing business	38	82

Leasing income	326	886
Depreciation of property leased and other leasing expenses	– 288	– 804

Total	96,915	82,604

(15) Credit risk provisions (net)

As in 2006, credit risk provisions remained unchanged in the financial year 2007.

(16) Commission results

in 1,000 EUR	2007	2006
Commission results
Lending business	852	1,165
Securities business	24,352	21,585
Export guarantee business	14,864	14,248
Energy clearing	2,056	1,357
Other service business	968	1,112

Total	43,092	39,467

Export guarantee business comprises the administration of the Austrian export guarantee scheme, which are services performed by the OeKB on behalf of the Republic of Austria.

(17) Administrative expenses

in 1,000 EUR	2007	2006
Administrative expenses
Personnel expenses	44,180	43,604
Salaries	30,215	28,604
Social security contributions	6,457	6,382
Expenses for retirement and employee benefits	7,508	8,618
Other administrative expenses	20,163	20,785
Depreciation and revaluations of property and equipment	4,454	5,015

Total	68,797	69,404

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(18) Balance of other income and expenses

in 1,000 EUR	2007	2006
Balance of other income and expenses
Other operating income	22,770	22,073
Other operating expenses	–10,499	–10,660

Total	12,271	11,413

This item shows mainly the actuarial result of OeKB Versicherung AG.

(19) Net income from financial assets

The net income from financial assets comprises income from the disposal and valuation of securities, investments in subsidiaries and associates as well as other investments.

in 1,000 EUR	2007	2006
Net income from financial assets
Net income based on fair value option securities	–7,610	–2,815
foreign exchange valuation	509,253	387,532
valuation of liabilities evidenced by certificates and derivative transactions	–510,789	–387,756

Subtotal	–9,146	–3,039

Net income from investments in associated companies and other investments	—	49

Total	–9,146	–2,990

The net income from securities of EUR 1.8 million (2006: EUR 4.8 million) includes gains realised from sales amounting to EUR 0.9 (2006: EUR 0.5 million). The securities expenses total EUR 9.4 million (2006: EUR 7.6 million).

The items foreign exchange valuation and valuation of liabilities evidenced by certificates and derivative transactions are mainly related to the export financing scheme and are to be regarded as a single unit from an economic point of view.

The change in the fair value of the financial liabilities results exclusively from changes in the market interest rates.

(20) Taxes on income

in 1,000 EUR	2007	2006
Taxes on income
Current tax expense	15,166	28,397
Deferred tax expense	414	–14,039

Total	15,580	14,358

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

The actual taxes were calculated on the basis of the tax results for the financial year at the local tax rates applicable to the Group company in question. The following table shows the relation between the assumed and actual taxes on income.

in 1,000 EUR	2007	2006
Income tax rate reconciliation
Pre-tax profit for the year	74,335	61,090
Income tax expense assumed for the financial year at the statutory tax rate (25%)	18,584	15,273
Tax reductions due to tax-exempt earnings on investments	– 1,811	– 445
Tax reductions due to other tax-exempt earnings	– 561	– 607
Tax increases due to non-deductible expenses	33	45
Tax expense/yield not attributable to the reporting period	– 957	– 1,221
Other tax effects	292	1,313

Total	15,580	14,358

(21) Appropriation of profits

The Board of Executive Directors will propose to the 62nd Annual General Meeting on May 20, 2008 that the net profit for the year 2007 in the separate financial statements for the OeKB, amounting to EUR 20,293,820.19 be used to pay a dividend of EUR 22.75 per share. The total distribution is EUR 20,020,000.00. That is some 15% of the dividend-bearing share capital for 2007, amounting to EUR 130,000,000.00. After payment of the Supervisory Board emoluments, the remainder of EUR 4,984.19 will be carried forward.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

Notes to the Consolidated Balance Sheet of the OeKB Group

(22) Cash and cash equivalents

This item consists solely of cash and balances with central banks and is identical to the cash and cash equivalents in the cash flow statement.

(23) Loans and advances to banks

in 1,000 EUR	Repayable on demand		Others
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Loans and advances to banks
Domestic banks	10,437	4,009	25,836,773	21,373,481
Foreign banks	987,765	139,619	1,911,945	2,387,220

Total	998,202	143,628	27,748,718	23,760,701

(24) Loans and advances to customers

in 1,000 EUR	Domestic customers		Foreign customers
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Loans and advances to customers
Public sector	12,511	40,021	1,251,472	1,323,263
Others	866,756	827,685	603	—

Total	879,267	867,706	1,252,075	1,323,263

This item includes receivables from finance leases amounting to EUR 0.85 million (2006: EUR 1.11 million). The total of leasing instalments outstanding and residual values not guaranteed is EUR 0.89 million (2006: EUR 1.17 million) and the total of the interest components not yet earned is EUR 0.04 million (2006: EUR 0.06 million). The breakdown by rating categories is presented in Note (52).

(25) Loans and advances to associated companies and companies in which equity interests are held

in 1,000 EUR	Related companies		Companies in which equity interests are held
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Loans and advances
Loans and advances to banks	—	—	—	—
Loans and advances to customers	—	—	0	119
Other assets	—	—	—	—

Total	—	—	0	119

(26) Risk provisions for loans and advances

Risk provisions are related to loans and advances to customers. They only cover credit risks. The assessment basis for valuation adjustment also includes deferred interest at the balance sheet date. Contingent liabilities were

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

not recognised. The amount of loans and advances bearing no interest and earnings was EUR 0.07 million (2006: EUR 0.7 million). In the financial year 2007 EUR 0.6 million were used for the intended purpose due to the completion of the insolvency proceedings.

in 1,000 EUR	2007	2006
Risk provisions for loans and advances	672	672
as at January 1
Provisions made during the year
Allocations to risk provisions for loans and advances	—	—
Provisions reversed during the year
Earmarked use	598	—
Release of risk provisions for loans and advances	—	—
Currency adjustments	—	—

as at December 31	74	672

(27) Financial assets and investments in associated companies and joint ventures

in 1,000 EUR	Dec. 31, 2007	Dec. 31, 2006
Financial assets and investments in associated companies and joint ventures
Debt securities and other fixed-income securities	565,244	608,018

Treasury bills	17,969	48,479
Bonds and debt securities	547,275	559,539
attributable to: listed debt securities	557,866	595,992

Shares and other variable-yield securities	206,555	215,093

Shares	500	2,000
Investment certificates	206,055	213,093
attributable to: listed shares and other variable-yield securities	5,683	6,662
own shares and other variable-yield securities	—	—

Investments	21,918	10,558

Investments in unconsolidated associated companies	13,486	986
Other investments	8,432	9,572

Total financial assets	793,717	833,669

Investments in associated companies and joint ventures	16,369	13,173

The securities recognised as components of financial assets (debt securities and other fixed-income securities as well as shares and other variable-yield securities) amounting to EUR 772 million (2006: EUR 823 million) are classified as at fair value through profit and loss (FVTPL). No items have been reallocated to a different category. The investments in associated companies and joint ventures valued at equity include investments in an insurance company of EUR 16.2 million (2006: EUR 13.1 million). A complete list and categorisation of all investments in unconsolidated associated companies, companies at equity and other investments are shown in the disclosure to the equity investments in Note (29) (Disclosure of equity investments). Furthermore, this disclosure provides information on investment quotas, equity capital and the results for the year. The investment holdings of the OeKB Group comprise predominantly credit institutions as well as insurance companies.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(28) Statement of property and equipment

in 1,000 EUR	At cost as at Jan. 1, 2007	Currency translation	Additions 2007	Disposals 2007	At cost as at Dec. 31, 2007
Statement of property and equipment 2007
Property and equipment	101,119	—	1,864	–8,633	94,350

Land and buildings	74,154	—	175	–2,042	72,287
Office furniture and equipment	26,965	—	1,689	–6,591	22,063

Intangible assets	11,994	—	277	–403	11,868

Software	11,994	—	277	–403	11,868

Investments in associated companies and joint ventures	3,746	—	—	—	3,746

Companies at equity	3,746	—	—	—	3,746

Total	116,859	—	2,141	–9,036	109,964

The balance sheet item of land and buildings used by the Group includes a land value of EUR 4.4 million (2006: EUR 4.4 million).

in 1,000 EUR	At cost as at Jan. 1, 2006	Currency translation	Additions 2006	Disposals 2006	At cost as at Dec. 31, 2006
Statement of property and equipment 2006
Property and equipment	101,382	—	1,139	–1,402	101,119

Land and buildings	75,136	—	—	–982	74,154
Office furniture and equipment	26,246	—	1,139	–420	26,965

Intangible assets	13,546	—	424	–1,976	11,994

Software	13,546	—	424	–1,976	11,994

Investments in associated companies and joint ventures	3,746	—	—	—	3,746

Companies at equity	3,746	—	—	—	3,746

Total	118,674	—	1,563	–3,378	116,859

in 1,000 EUR	Accumulated depreciation	Accumulated write-ups	Book value Dec. 31, 2007	Current depreciation	Current write-ups	Book value Jan. 1, 2007
Statement of property and equipment 2007
Property and equipment	–61,379	—	32,972	–3,905	—	35,075

Land and buildings	–43,785	—	28,502	–2,448	—	30,776
Office furniture and equipment	–17,594	—	4,470	–1,457	—	4,299

Intangible assets	–11,137	—	731	–549	—	1,003

Software	–11,137	—	731	–549	—	1,003

Investments in associated companies and joint ventures	–8	12,631	16,369	—	3,196	13,173

Companies at equity	–8	12,631	16,369	—	3,196	13,173

Total	–72,524	12,631	50,072	–4,454	3,196	49,251

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

in 1,000 EUR	Accumulated depreciation	Accumulated write-ups	Book value Dec. 31, 2006	Current depreciation	Current write-ups	Book value Jan. 1, 2006
Statement of property and equipment 2006
Property and equipment	–66,044	—	35,075	–4,041	—	38,594

Land and buildings	–43,378	—	30,776	–2,569	—	33,949
Office furniture and equipment	–22,666	—	4,299	–1,472	—	4,645

Intangible assets	–10,991	—	1,003	–974	—	1,516

Software	–10,991	—	1,003	–974	—	1,516

Investments in associated companies and joint ventures	–8	9,435	13,173	—	2,477	10,696

Companies at equity	–8	9,435	13,173	—	2,477	10,696

Total	–77,043	9,435	49,251	–5,015	2,477	50,806

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(29) Disclosure of equity investments

Name and registered office	Austrian Banking Act Category	Investment		Percentage holding	Financial information
	Credit institution/ Other company	direct	indirect	excl. dormant holding %	Latest available financial statements as at	(Negative) equity as defined in sec. 224(3) Austrian Commercial Code 1,000 EUR	Net earnings for the year 1,000 EUR
Disclosure of equity investments

Fully consolidated companies
OeKB Versicherung Aktiengesellschaft, Vienna	Oc	x		100.00	Dec. 31, 2007	32,106	4,004
“Österreichischer Exportfonds” GmbH, Vienna	Ci	x		70.00	Dec. 31, 2007	10,554	465
PRISMA Holding Gesellschaft m.b.H., Vienna	Oc	x		100.00	Dec. 31, 2007	29,037	1,032
Companies valued at equity (joint ventures)
PRISMA Kreditversicherungs-Aktiengesellschaft, Vienna	Oc		x	51.00	Dec. 31, 2007	21,121	3,376
CCP Austria Abwicklungsstelle für Börsengeschäfte GmbH, Vienna	Oc	x		50.00	Dec. 31, 2007	259	181
Associated companies included at amortised cost
OeKB Business Services GmbH, Vienna	Oc	x		100.00	Dec. 31, 2006	1,716	145
OeKB Zentraleuropa Holding GmbH, Vienna	Oc	x		100.00	Dec. 31, 2007	1,487	–13
OeKB Südosteuropa Holding Ges.m.b.H., Vienna	Oc		x	100.00	Dec. 31, 2007	20,391	–21
OeKB Financial Services D.O.O., Belgrad	Oc		x	51.00	Start-up
Other investments included at amortised cost
AGCS Gas Clearing and Settlement AG, Vienna	Oc	x		20.00	Dec. 31, 2006	2,980	4
APCS Power Clearing and Settlement AG, Vienna	Oc	x		17.00	Dec. 31, 2006	2,505	216
CISMO Clearing Integrated Services and Market Operations GmbH, Vienna	Oc	x		18.50	Dec. 31, 2006	1,426	813
ECRA Emission Certificate Registry Austria GmbH, Vienna	Oc	x		12.50	Dec. 31, 2006	292	100
Einlagensicherung der Banken und Bankiers Gesellschaft m.b.H., Vienna	Oc	x		0.10	Dec. 31, 2006	54	0
EXAA Abwicklungsstelle für Energieprodukte AG, Vienna	Oc	x		8.06	Dec. 31, 2006	631	5
“Garage Am Hof” Gesellschaft m.b.H., Vienna	Oc	x		2.00	Dec. 31, 2006	4,239	946
OeMAG Abwicklungsstelle für Ökostrom AG, Vienna	Oc	x		12.60	Dec. 31, 2006	5,089	89
Wiener Börse AG, Vienna	Ci	x		5.86	Dec. 31, 2006	64,594	25,183
Budapest Stock Exchange Ltd., Budapest	Oc	x		12.50	Dec. 31, 2006	30,946	9,534
Euler Hermes (Ungarn) Kreditversicherungs-AG, Budapest	Oc		x	25.10	Dec. 31, 2006	4,285	509
Euler Hermes Consult Finanzservice und Consulting GmbH, Budapest	Oc		x	25.10	Dec. 31, 2006	1,383	418
Euler Hermes Servicii Financiare S.R.L., Bukarest	Oc		x	20.08	Dec. 31, 2006	141	–203

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(30) Other assets

in 1,000 EUR	Dec. 31, 2007	Dec. 31, 2006
Other assets
Other assets	29,309	6,618
Positive market values from derivative transactions	327,630	330,882
Prepaid expenses	171,578	134,977

Total	528,517	472,477

Regarding the breakdown of derivative transactions by remaining maturities see Note (47).

(31) Deposits from banks

in 1,000 EUR	Repayable on demand		Other liabilities
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Deposits from banks
Domestic banks	469,440	250,928	200,500	556,048
Foreign banks	41,054	63,794	124,861	496,709

Total	510,494	314,722	325,361	1,052,757

(32) Deposits from customers

in 1,000 EUR	Domestic customers		Foreign customers
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Deposits from customers
Public sector	259,146	514,196	13,119	14,615
Others	60,678	55,816	10,646	30,286

Total	319,824	570,012	23,765	44,901

(33) Liabilities evidenced by certificates

in 1,000 EUR	Liabilities evidenced by certificates		of which listed
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Liabilities evidenced by certificates
Debt securities issued	21,285,678	16,474,824	21,285,678	16,474,824
Other liabilities evidenced by certificates	6,854,526	6,391,139	—	—

Total	28,140,204	22,865,963	21,285,678	16,474,824

This position includes EUR 15,009.2 million (2006: EUR 13,309.4 million) valued using the fair value option with a corresponding repayment amount at maturity of EUR 15,186.7 million (2006: EUR 13,482.6 million).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(34) Provisions

The provisions changed as follows:

in 1,000 EUR	Jan. 1, 2007	Utilisation	Release	Allocation	Dec. 31, 2007
Change in provisions 2007
Provisions for personnel expenses	94,847	– 3,598	—	6,584	97,833
Other provisions	981,836	– 93,931	—	21,166	909,071

Total	1,076,683	– 97,529	—	27,750	1,006,904

in 1,000 EUR	Jan. 1, 2006	Utilisation	Release	Allocation	Dec. 31, 2006
Change in provisions 2006
Provisions for personnel expenses	91,145	– 3,221	– 13	6,936	94,847
Other provisions	962,668	– 77,227	—	96,395	981,836

Total	1,053,813	– 80,448	– 13	103,331	1,076,683

Provisions for personnel expenses include provisions for holidays not yet consumed and similar expenses amounting to EUR 3.5 million (2006: EUR 3.1 million). The long-term provisions for personnel expenses changed as follows:

in 1,000 EUR	Pension	Severance compensation	Total 2007	Total 2006	Total 2005
Change in long-term provisions for personnel expenses
Present value of defined benefit obligations (DBO)= Provisions for personnel expenses as at January 1	74,128	17,656	91,784	88,126	78,994

Service cost	742	746	1,488	1,457	1,254
Interest cost	3,050	777	3,827	3,762	3,739
Payments	3,033	641	3,674	3,365	3,760
Actuarial result	496	396	892	1,804	7,899

DBO as at December 31	75,383	18,934	94,317	91,784	88,126

Provisions for personnel expenses as at December 31	75,383	18,934	94,317	91,784	88,126

The pension provisions are the result of obligations arising from direct promises or individual contracts. In previous years, the pension claims of some of the employees were transferred to a pension fund in the form of a defined contribution plan. In this context, in 2007 contributions totaling EUR 0.6 million (2006: EUR 0.5 million) were paid to the pension fund. The provisions include claims of the other employees and of staff retired at the date of transfer as well as claims of all active employees for invalidity and incapacity for employment.

Changes in the long-term provisions for personnel expenses are fully recognised in personnel expenses.

Other provisions as at December 31, 2007 include a provision for interest stabilisation of EUR 888.0 million (2006: EUR 963.7 million) accrued to hedge against fluctuations of interest rates in the export financing scheme. More details on valuation are provided in Note (11). In accordance with the purpose of the provisions, EUR 39.2 million were used for interest stabilisation and EUR 36.5 million for valuation in the year under review. The actuarial provisions in connection with the credit insurance business also recognised in this item amount to EUR 15.8 million (2006: EUR 13.4 million) as at December 31, 2007.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(35) Tax assets and tax liabilities

These items include deferred tax assets and liabilities arsing from temporary differences between the figures recognised under IFRS and those determined as taxable profits by the Group companies. No deferred tax assets and liabilities were recognised for associated companies and companies in which equity interests are held.

Deferred taxes arose in the following items:

in 1,000 EUR	Deferred tax assets		Deferred tax liabilities
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Deferred tax assets and liabilities
Loans and advances to banks/customers			67	61
Financial assets	6,646	5,749	11,275	11,670
Property and equipment
Deposits from banks/customers
Liabilities evidenced by certificates incl. hedging transactions
Provisions for personnel expenses	10,301	10,385
Other provisions	40,825	42,758
Risk provisions for loans and advances
Other items			– 101	222
Tax losses carried forward

Total	57,772	58,892	11,241	11,953

Net	46,531	46,939

The tax liabilities do not only comprise deferred tax liabilities but also current taxes amounting to EUR 13.5 million (2006: EUR 14.5 million).

(36) Other liabilities

in 1,000 EUR	Dec. 31, 2007	Dec. 31, 2006
Other liabilities
Negative market values from derivative transactions	2,183,530	1,334,439
Deferred income	34,663	37,531
Other liabilities	10,074	16,582

Total	2,228,267	1,388,552

Deferred income includes deferrals of up-front payments for services in connection with the export guarantee business as well as deferred items in connection with issuing liabilities evidenced by certificates.

(37) Notes on the equity and capital management

The share capital of EUR 130,000,000.—is divided into 880,000 individual share certificates. These registered shares not freely transferable (common shares) are stated per shareholder as a registered interim certificate.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

Oesterreichische Kontrollbank AG is also the parent company of a banking group in accordance with the Austrian Banking Act. The equity of the OeKB Group determined in accordance with the Austrian Banking Act shows the following composition and development:

in 1,000 EUR	2007	Proportion in %	Compared to 2006
Assessment basis pursuant to section 22(2) Austrian Banking Act
Risk-weighted assets	424,589	99.9	376,284
Risk and counterpart-weighted off-balance-sheet transactions	—	—	92
Special off-balance-sheet transactions	269	0.1	414
Trading book	—	—	—

Assessment basis, total	424,858	100.0	376,790

Own funds requirement
banking book 1)	33,987	9.2	30,143
currency risk	586	0.2	667

Total = Required own funds	34,573	9.4	30,810

Actual own funds
Paid up capital	130,000	35.4	130,000
Reserves	152,040	41.4	133,922
Minority interests in subsidiaries	3,026	0.8	3,026
Intangible assets	–731	–0.2	–1,004

Core capital (tier 1)	284,335	77.4	265,944

Supplementary own funds	83,633	22.8	68,094
Deductions pursuant to section 23(13)(4a) Austrian Banking Act	–798	–0.2	—

Total own funds	367,170	100.0	334,038

Free own funds	332,597	90.6	303,228

1)	8% of the assessment basis

This results in a consolidated capital ratio (ratio of own funds to the assessment basis) of 86.4% compared to 88.7% in 2006. The consolidated Tier 1 ratio is 66.9% compared to 70.6% in the previous year.

In accordance with section 3 of the Austrian Banking Act, Oesterreichische Kontrollbank AG is exempted with regard to legal transactions under the Export Guarantees Act and 1981 Export Financing Guarantees Act concerning the provisions on solvency (sections 22 to 22q of the Austrian Banking Act), liquidity, outstanding foreign exchange and maturity positions and large-scale investments (sections 25 to 27 of the Austrian Banking Act).

The OeKB Group is also preparing for the New Basle Capital Accord (“Basle II”). The Standardised Approach will be applied to regulatory capital requirements with regard to credit risks.

In the future minimum capital requirements will also apply to operational risk provision.

The strategy of the OeKB Group aims at a sustainably stable capital basis. Capital management did not undergo any material changes.

The Group has met the capital requirements of the national supervisory authority throughout the reporting period.

At Group level the risks are aggregated in accordance with the economic capital concept. They are compared to the available internal capital and monitored by using a risk-bearing capacity analysis.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

Other Details and Risk Report

(38) Information on the cash flow statement

The cash flow statement shows the status and development of cash flows in the OeKB Group. The cash holdings recorded include cash in hand and balances with central banks, strictly interpreted.

The cash flow statement is not a very conclusive tool for credit institutions. The cash flow statement does not replace liquidity or financial planning and is not used for controlling liquidity risks.

(39) Breakdown of remaining maturities

in 1,000 EUR	repayable on demand	up to 3 months	3 months to 1 year	1 to 5 years	more than 5 years	Total
Breakdown of remaining maturities as at December 31, 2007
Loans and advances to banks	354,422	1,932,254	6,425,383	14,644,450	5,390,411	28,746,920
Loans and advances to customers	14,811	346,532	544,690	247,603	977,706	2,131,342
Securities—trading assets	—	—	—	—	—	—
Securities—FVTPL	205,429	53,601	92,249	351,339	69,180	771,798

Total	574,662	2,332,387	7,062,322	15,243,392	6,437,297	31,650,060

Deposits from banks	487,858	332,063	12,000	—	3,934	835,855
Deposits from customers	343,589	—	—	—	—	343,589
Liabilities evidenced by certificates	986,120	4,472,772	4,496,631	11,998,930	6,185,751	28,140,204

Total	1,817,567	4,804,835	4,508,631	11,998,930	6,189,685	29,319,648

in 1,000 EUR	repayable on demand	up to 3 months	3 months to 1 year	1 to 5 years	more than 5 years	Total
Breakdown of remaining maturities as at December 31, 2006 (for comparison purposes)
Loans and advances to banks	180,263	1,380,967	7,457,909	10,504,831	4,380,359	23,904,329
Loans and advances to customers	44,730	351,123	517,458	211,939	1,065,719	2,190,969
Securities—trading assets	—	—	—	—	—	—
Securities—FVTPL	214,274	27,079	111,420	379,590	90,747	823,110

Total	439,267	1,759,169	8,086,787	11,096,360	5,536,825	26,918,408

Deposits from banks	314,729	1,048,317	296	2,365	1,772	1,367,479
Deposits from customers	579,741	35,172	—	—	—	614,913
Liabilities evidenced by certificates	85,000	5,247,977	3,733,466	8,932,511	4,867,009	22,865,963

Total	979,470	6,331,466	3,733,762	8,934,876	4,868,781	24,848,355

Remaining maturity is the period between the balance sheet date and the date on which the receivable or liability becomes contractually due, and, in the case of partial amounts, is calculated separately for each part. Deferred interest is accounted for under the period “up to 3 months”.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(40) Loans and advances and deposits from associated companies and equity investments

in 1,000 EUR	Dec. 31, 2007	Dec. 31, 2006
Loans and advances and deposits
Loans and advances to banks
Associated companies	—	—
Equity investments	—	—
Loans and advances to customers
Associated companies	—	—
Equity investments	0	119
Deposits from banks
Associated companies	—	—
Equity investments	—	—
Deposits from customers
Associated companies	2,573	1,174
Equity investments	7,078	1,896

(41) Subordinated assets

The balance sheet assets do not include subordinated assets.

(42) Assets assigned as collateral

To participate in the tender procedure of Oesterreichische Nationalbank, the OeKB provided collateral by depositing bonds and other fixed-income securities amounting to EUR 251.9 million (2006: EUR 309.2 million). For trading at the Frankfurt and London Stock exchanges, EUR 14.4 million (2006: EUR 14.5 million) have been furnished as security.

The OeKB has not been provided with collateral in the form of deposits—as in 2006—to hedge credit risks arising in connection with derivative transactions.

(43) Contingent liabilities and other off-balance-sheet items

in 1,000 EUR	Dec. 31, 2007	Dec. 31, 2006
Contingent liabilities and other off-balance-sheet items
Contingent liabilities
Guarantees	—	1,445
Others	—	—

Total	—	1,445

Other obligations
Credit lines and advance commitments	3,468,659	2,942,535
Liabilities from repurchase agreements	—	—
Others	—	—

Total	3,468,659	2,942,535

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(44) Other off-balance-sheet items

In accordance with section 93 of the Austrian Banking Act, the OeKB and the Exportfonds have to provide proportionate collateral for deposits as a guarantee for the deposits of Banken und Bankiers GmbH (Vienna).

In 2008 liabilities amounting to EUR 1.4 million (previous year for 2007: EUR 1.3 million) will result from (operating) leasing and tenancy agreements. The respective liabilities for the period 2008 to 2012 amount to EUR 8.1 million (previous year for 2007 to 2011: EUR 7.6 million). Rentals for the financial year 2007 total EUR 1.4 million (2006: EUR 1.4 million).

(45) Trust activities

in 1,000 EUR	Dec. 31, 2007	Dec. 31, 2006
Trust activities
Loans and advances to banks	25,077	41,764
Loans and advances to customers	990	990

Trust assets	26,067	42,754

Deposits from banks	990	990
Deposits from customers	25,077	41,764

Trust liabilities	26,067	42,754

The trust activities not disclosed in the balance sheet amounted to EUR 49.2 million (2006: EUR 50.1 million). This item basically comprises development aid credits administered on behalf of the Republic of Austria.

(46) Other information on assets and liabilities pursuant to the Austrian Banking Act

in 1,000 EUR	December 31, 2007		December 31, 2006
	Assets	Liabilities	Assets	Liabilities
Other information on assets and liabilities
In foreign currency	1,184,820	21,560,876	272,056	19,081,446
Foreign country	4,758,784	30,275,113	4,619,533	24,784,825

(47) Derivative financial transactions

in 1,000 EUR	Nominal amount as of December 31, 2007 Remaining maturity				Fair value positive	Fair value negative
	up to 1 year	1 to 5 years	over 5 years	Total 2007
Derivative financial transactions
Interest-rate related business
Interest swaps (OTC)	2,930,878	7,740,240	5,570,937	16,242,055	230,745	56,715
Forex related business
Forex swaps (OTC)	4,954,567	7,183,120	2,738,503	14,876,190	96,885	2,126,815

Total	7,885,445	14,923,360	8,309,440	31,118,245	327,630	2,183,530

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(48) Fair value balance sheet

The below table shows the categories of financial assets and financial liabilities as well as their market values.

	Credits and loans		Other items at amortised cost		Fair value option		Total
	book amount	fair value	book amount	fair value	book amount	fair value	book amount	fair value
Fair value balance sheet 2007
Assets
Cash and cash equivalents			711,137	711,137			711,137	711,137
Loans and advances to banks	28,746,920	27,682,990					28,746,920	27,682,990
Loans and advances to customers	2,131,342	2,117,438					2,131,342	2,117,438
Risk provisions for loans and advances	–74	–74					–74	–74
Financial assets			21,919	21,919	771,798	771,798	793,717	793,717
Other assets			200,887	186,311	327,630	327,630	528,517	513,941

Liabilities
Deposits from banks			835,855	835,855			835,855	835,855
Deposits from customers			343,589	343,589			343,589	343,589
Liabilities evidenced by certificates			13,131,043	12,766,460	15,009,161	15,009,161	28,140,204	27,775,621
Other liabilities			44,737	38,546	2,183,530	2,183,530	2,228,267	2,222,076

	Credits and loans		Other items at amortised cost		Fair value option		Total
	book amount	fair value	book amount	fair value	book amount	fair value	book amount	fair value
Fair value balance sheet 2006 (for comparison)
Assets
Cash and cash equivalents			230,618	230,618			230,618	230,618
Loans and advances to banks	23,904,329	23,186,874					23,904,329	23,186,874
Loans and advances to customers	2,190,969	2,177,608					2,190,969	2,177,608
Risk provisions for loans and advances	–672	–672					–672	–672
Financial assets			10,558	10,558	823,111	823,111	833,669	833,669
Other assets			201,491	154,697	330,882	330,882	532,373	485,579

Liabilities
Deposits from banks			1,367,479	1,360,352			1,367,479	1,360,352
Deposits from customers			614,913	541,155			614,913	541,155
Liabilities evidenced by certificates			9,556,522	9,496,865	13,309,441	13,309,441	22,865,963	22,806,306
Other liabilities			54,113	41,053	1,334,439	1,334,439	1,388,552	1,375,492

Regarding the calculation of fair values see Note (6).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(49) Risk management

Risk management and risk controlling are crucial processes to ensure the security and profitability of the enterprise in the interest of the customers and shareholders. Risk assumption must always conform to the risk policy and risk strategy defined by the Board of Executive Directors, which aims at safeguarding a sustainable and stable rate of return on equity based on a conservative approach to business and operational risks.

The Internal Capital Adequacy Assessment Process (ICAAP) implemented ensures that the defined bank-specific capital adequacy is safeguarded. As a controlling and management tool, it is an integral part of the management process. The risk management objective for 2008 is to further develop and refine the Internal Capital Adequacy Assessment Process as well as to integrate it to an even greater extent at all decision-making levels with a view to transparent risk management.

Organisation

Against the background of the main segments of the OeKB Group and its specific business and risk structure, the enterprise has implemented a clear functional organisation of the risk management process; clearly defined tasks have been assigned to the following organisational units:

Board of Executive Directors: In accordance with the responsibility defined in the Austrian Banking Act (BWG), the Board of Executive Directors formulates the risk policy and risk strategy. In managing the overall risks of the Bank, the Board of Executive Directors—in cooperation with the Risk Management Committee—defines the acceptable overall risk and the limits derived from it as well as the risk monitoring procedures on the basis of the maximum level of risk assumption determined.

Risk Management Committee: Risk management and risk controlling, developed in line with the risk policy, are the tasks of the Risk Management Committee. It is the addressee of risk reports, it monitors and controls the risk profiles of the individual risk types and, if necessary, adopts measures resulting from the risk reports. The Committee is composed of the Board of Executive Directors, the members of the Risk Office as well as representatives of accounting and various operational areas.

Risk Office: The Risk Office is responsible for measuring and valuing all risks and for operative risk controlling, including the monitoring of internal limits as well as the practical implementation of the Internal Capital Adequacy Assessment Process.

ALCO: Based on income and risk analyses, the Asset Liability Management Committee defines structural targets for the operative control units to structure the portfolio of the Bank.

Internal Audit: The organisational units participating in the risk management process and the procedures applied are subject to regular checks by the Internal Auditors.

Supervisory Board: The Supervisory Board is in charge of the control function of all measures related to risk management in the enterprise; it receives reports on the risk situation of the OeKB Group at regular intervals.

(50) Market risk

Market risks arise from potential changes of risk factors, which may lead to a reduction of the market value of the financial position subject to these parameters. The individual market risks distinguished are the interest rate risk, the foreign exchange risk and the share price risk. The market risks in the OeKB Group only affect positions of the banking book, no trading book is kept.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

The assessment of the risks is based on the value at risk concept to estimate possible maximum losses. In addition, the interest rate and foreign exchange sensitivity ratios are determined; the effects of extreme market developments are calculated using stress tests.

The most significant market risk arises from the OeKB’s own portfolio (see Note (19) Financial assets), consisting of 23.3% investment funds, 76.6% bonds and 0.1% shares and participation certificates. The value at risk as of December 31, 2007 amounts to EUR 24.3 million for a holding period of one year and a confidence level of 99%.

Foreign exchange risks arise above all in connection with long-term and short-term financing facilities in the export financing scheme. These risks are hedged by an exchange rate guarantee of the Republic of Austria pursuant to the 1981 Export Financing Guarantees Act and derivative financial transactions (currency swaps).

Hedging

Derivative financial instruments are used to control market risks. They consist in interest rate swaps and interest rate/currency swaps traded over the counter and used as hedging instruments for own issues. Instead of hedge accounting in accordance with IAS 39, these financial liabilities are classified as at fair value through profit and loss (FVTPL) to avoid an accounting mismatch. As a result, the fluctuations in value of individual derivatives and liabilities are directly recognised in the income statement.

(51) Liquidity risk

The liquidity risk is defined as the risk of not being able to meet payment obligations at the maturity date or to procure the liquid funds at the expected terms and conditions when required. The liquidity risk is managed by monitoring the excess from assigning cash flows of all assets and liabilities to defined maturity bands.

(52) Credit risk

Credit risk is the risk that customers are not able to meet their payments. This comprises non-payment risks, sovereign risks and default risks.

The outstanding credit volume of the OeKB Group consists predominantly of export financing credits. Due to the strict guidelines for credit extension, these credits are granted subject to stringent requirements concerning collaterisation (e.g. above all guarantees of the Republic of Austria). To hedge against credit risks in connection with derivative financial transactions, collateral agreements were concluded with the most important counterparties, while with the remaining counterparties downgrade trigger clauses were laid down. They allow contract assignment to other business partners or contract termination after a defined rating downgrade.

The business partners are grouped into five internal rating categories based on external ratings of internationally recognised rating agencies (Standard & Poor’s, Moody’s, FitchRatings). The development of the ratings is monitored on an ongoing basis. Internally developed criteria are applied in respect of customers for whom no external rating is available.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

The classification of the assets of the banking book and derivative transactions into rating categories is shown below. Receivables guaranteed by the Federal Republic are assigned to rating category 1.

in 1,000 EUR	Rating category 1	Rating category 2	Rating category 3	Rating category 4	Rating category 5	Balance-sheet value
Distribution of portfolio 2007
Cash and cash equivalents	711,137	—	—	—	—	711,137
Loans and advances to banks	27,279,987	1,146,675	317,767	4	2,487	28,746,920
Loans and advances to customers	2,100,903	—	25,573	—	4,866	2,131,342
Risk provisions for loans and advances	—	—	—	—	–74	–74
Financial assets	80,358	223,331	275,918	229,348	1,131	810,086
Derivative transactions	—	314,412	13,218	—	—	327,630

in 1,000 EUR	Rating category 1	Rating category 2	Rating category 3	Rating category 4	Rating category 5	Balance-sheet value
Distribution of portfolio 2006
Cash and cash equivalents	230,618	—	—	—	—	230,618
Loans and advances to banks	23,481,455	195,578	225,043	—	2,253	23,904,329
Loans and advances to customers	2,186,089	—	1,108	—	3,772	2,190,969
Risk provisions for loans and advances	—	—	—	—	–672	–672
Financial assets	79,136	152,110	365,783	235,811	829	833,669
Derivative transactions	230,393	63,351	37,138	—	—	330,882

(53) Operational risk

The operational risk is defined as “the risks of losses due to the inadequacy or failure of internal procedures, human resources and systems or external circumstances, including legal risks”.

Frameworks, guidelines and procedures applying to the whole Bank are prepared by the Risk Office based on the risk policy and are documented in the OP Risk Manual. The OP Risk Manual also comprises emergency manuals and emergency plans as well as crises scenarios subject to an annual review. The ongoing maintenance and evaluation of the damages database guarantees a continuous optimisation process of operational risks. Due to the importance of information security, an Information Security Officer was appointed in 2007.

(54) Information on employees

During the financial year an average of 365 (2006: 365) employees were employed in the Group. Part-time employees were included on a pro-rata basis, corresponding to the extent of their employment.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(55) Information on emoluments of and loans to members of the Boards

The following table gives details of the total emoluments of members of the Board of Executive Directors and the Supervisory Board as well as termination benefits and pension payments to members of the Board of Executive Directors, senior directors and other employees (including changes in pensions and provisions).

in 1,000 EUR	2007	2006
Emoluments of and loans to members of the Boards
Total emoluments of
active members of the Board of Executive Directors	are not stated	are not stated
former members of the Board of Executive Directors	129	147
members of the Supervisory Board	269	269
Pension payments and termination benefits to
Board of Executive Directors/Senior Directors	1,503	5,772
other employees	11,150	6,413

According to section 266(7)(b) of the Commercial Code, the total emoluments of active members of the Board of Executive Directors is not stated. As at December 31, 2007 no loans to members of the Board of Executive Directors and of the Supervisory Board were outstanding. There were no guarantees of the OeKB for this group of persons. There are no management option plans for the Board of Executive Directors and for senior directors.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(56) Information on Board members and officials

•      Board of Executive Directors

Johannes Attems

Rudolf Scholten

•      Board of Supervisory Directors

Gerhard Randa, Chairman

Walter Rothensteiner, 1st Vice-Chairman

Reinhard Ortner, 2nd Vice-Chairman

Christian Coreth (until May 16, 2007)

Jürgen Danzmayr

Thomas Groß (since May 16, 2007)

Wilhelm Hemetsberger

Johannes Kinsky (since May 16, 2007)

Ewald Nowotny

Heimo Penker

Franz Pinkl (until May 16, 2007)

Regina Prehofer

Peter Püspök (until May 16, 2007)

Angelo Rizzuti

Herbert Stepic

Johann Strobl (until August 3, 2007)

Thomas Uher (since May 16, 2007)

Franz Zwickl

Staff Delegates: Martin Krull Anish Gupta Doris Hanreich-Wiesler Claudia Richter Erna Scheriau Otto Schrodt Ulrike Zabini

•	Government Commissioners pursuant to section 76 of the Austrian Banking Act

Alfred Lejsek, Commissioner

Johann Kinast, Deputy Commissioner

These Government Commissioners according to the Austrian Banking Act are also Representatives of the Federal Minister of Finance appointed pursuant to section 6 of the 1981 Export Financing Guarantees Act.

•	Government Commissioners pursuant to section 27 of the Statutes (Covering Fund)

Johannes Ranftl, Commissioner

Edith Wanger, Deputy Commissioner

(57) Other related party transactions

Numerous transactions with the shareholders arise from the OeKB’s nature of business activities as a specialised institution providing export and capital market services. All these transactions are handled in accordance with the arm’s length principle.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

The following balance sheet items include transactions with the shareholders of the OeKB:

in EUR million	Dec. 31, 2007	Dec. 31, 2006
Related party transactions
Loans and advances to banks	23,695	19,371
Loans and advances to customers	1	1
Financial assets	56	78
Deposits from banks	34	200

(58) Critical accounting estimates and judgements

Preparation of financial statements in accordance with IFRS requires critical accounting estimates and judgements relevant to the operations. The accounting estimates are reviewed and adjusted on an ongoing basis. Adjustments are made in respect of the current period but in the case of long-term effects also in respect of future periods.

The estimates of the trend in interest rates have a major impact on the results and the activity of the OeKB.

These estimates are also reflected in the valuation of financial instruments. The interest curves applied are based on the market conditions prevailing at the respective date. Therefore no major uncertainty is likely at the date of valuation.

(59) Events after the balance sheet date

There are no events after the balance sheet date affecting the Financial Statements 2007.

(60) Date of release for publication

These Financial Statements are submitted to the Supervisory Board for approval on March 27, 2008.

Vienna, February 19, 2008

Oesterreichische

Kontrollbank Aktiengesellschaft

Signed by the Board of Executive Directors

Johannes Attems	Rudolf Scholten

IV. UNQUALIFIED OPINION

(Report of the independent auditor)

Report on the Consolidated Financial Statements*

We have audited the accompanying consolidated financial statements of

Oesterreichische

Kontrollbank Aktiengesellschaft,

Vienna,

for the financial year from 1 January to 31 December 2007. These consolidated financial statements comprise the balance sheet as at 31 December 2007, and the income statement, statement of changes in equity and cash flow statement for the year ended 31 December 2007, and a summary of significant accounting policies and other explanatory notes.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as adopted by the EU. This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; making accounting estimates that are reasonable in the circumstances.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with laws and regulations applicable in Austria and in accordance with International Standards on Auditing, issued by the International Auditing and Assurance Standards Board (IAASB) of the International Federation of Accountants (IFAC). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making this risk assessment, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

Our audit did not give rise to any objections. Based on the results of our audit in our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of 31 December 2007, and of its financial performance and its cash flows for the financial year from 1 January to 31 December 2007 in accordance with International Financial Reporting Standards as adopted by the EU.

*	This report is a translation of the original report in German which alone is valid. Publication of the financial statements together with the auditor’s opinion may only be made if the financial statements are identical to the audited version attached to this report.

Report on Other Legal and Regulatory Requirements

Laws and regulations applicable in Austria require us to perform audit procedures whether the consolidated management report is consistent with the consolidated financial statements and whether the other disclosures made in the consolidated management report do not give rise to misconception of the position of the Group.

In our opinion, the consolidated management report for the Group is consistent with the consolidated financial statements.

Vienna, February 19, 2008

KPMG Austria GmbH

Wirtschaftsprüfungs- und Steuerberatungsgesellschaft

Martin Wagner	ppa Renate Vala

Certified Public Accountants

MAP OF AUSTRIA

REPUBLIC OF AUSTRIA

GENERAL

The Republic of Austria is situated in Central Europe. It shares borders with:

•	Switzerland and Liechtenstein in the west,

•	the Federal Republic of Germany, the Czech Republic and the Slovak Republic in the north,

•	Hungary in the east, and

•	Slovenia and Italy in the south.

The population of Austria in 2005 was estimated at 8,233,000. From 1981 to 2005, Austria’s population increased by approximately 9.0%. Vienna, the capital, had a population of approximately 1.6 million in 2005.

Austria has an area of 32,383 square miles. The western and southern regions of Austria, containing the Austrian Alps, are mountainous and heavily forested. There are fertile plains in the eastern parts of the country and in the valley of the Danube River, which flows through Austria for a distance of 217 miles.

The present Austrian frontiers were determined by the Treaty of St. Germain in 1919. The occupation of Austria following World War II was ended by the State Treaty for the Re-establishment of an Independent and Democratic Austria in 1955. The treaty limits the manufacture and possession by Austria of certain types of military weapons, including atomic weapons.

FORM OF GOVERNMENT

Under the Austrian Federal Constitution Act of 1920, as amended in 1929 (the “Constitution”), Austria is a democratic and federal republic, with legislative and executive powers divided between the federal government and the nine constituent provinces.

The legislative power of the federal government is vested in a bi-cameral legislature consisting of the Nationalrat and the Bundesrat. The members of the Nationalrat are elected for a period of four years by direct, secret, popular suffrage under a system of proportional representation. The Nationalrat may be dissolved before the termination of the term of four years for which it is elected, by its own action or, in certain circumstances, by the Federal President. The present Nationalrat was elected on October 1, 2006. The members of the Bundesrat are elected periodically by the legislatures of the provinces in proportion to the populations of the nine provinces.

The executive powers of the federal government are vested in the Federal President, the Chancellor and the Cabinet. The Federal President is elected by direct, secret, popular suffrage for a term of six years. Dr. Heinz Fischer was elected Federal President on April 25, 2004 and assumed the office on July 8, 2004. The chief constitutional powers of the Federal President are the appointment of the Chancellor and his Cabinet and the dissolution of the Nationalrat. The present administration was formed on January 11, 2007 by a coalition of the Austrian Social Democratic Party and the Austrian People’s Party with Alfred Gusenbauer of the Austrian Social Democratic Party as Chancellor and Wilhelm Molterer of the Austrian People’s Party as Vice-Chancellor.

The judicial power is exercised by the federal courts. Courts of last resort are provided for questions of civil and criminal law and for questions of administrative law. A separate constitutional court has primary competence to determine the constitutionality of all legislative and administrative acts of the federal government and the provinces.

POLITICAL PARTIES

The following table shows the political affiliations of the members of the Nationalrat and the Bundesrat after each of the last three elections.

	1999		2002		2006
	National- rat	Bundes- Rat	National- rat	Bundes- Rat	National- rat	Bundes- Rat
Austrian Social Democratic Party (SPÖ)	65	22	69	21	68	29
Austrian People’s Party (ÖVP)	52	27	79	28	66	26
Austrian Freedom Party (FPÖ)	52	15	18	12	21	—
Green Party (Grüne)	14	—	17	1	21	4
Alliance for the Future of Austria (BZÖ)	—	—	—	—	7	—
Independent	—	—	—	—	—	3

MEMBERSHIP IN INTERNATIONAL ORGANIZATIONS

Austria is a member of many international organizations:

•

the United Nations and of all of its affiliated organizations. Three of these organizations, the International Atomic Energy Agency, the United Nations Industrial Development Organization and the United Nations Office for Drug Control and Crime Prevention have their headquarters in Vienna.

•	the European Union (“EU”),

•	the International Monetary Fund (“IMF”),

•	the International Bank for Reconstruction and Development (“IBRD”),

•	the Multilateral Investment Guarantee Agency (“MIGA”),

•	the International Finance Corporation (“IFC”),

•	the International Development Association, (“IDA”)

•	the Asian Development Bank (“ADB”),

•	the Asian Development Fund (“ADF”),

•	the Inter-American Development Bank (“IDB”),

•	the Fund for Special Operations (“FSO”)

•	the Inter-American Investment Corporation (“IIC”)

•	the African Development Fund (“AfDF”),

•	the African Development Bank (“AfDB”),

•	the European Bank for Reconstruction and Development (“ERBD”) and

•	the European Investment Bank (“EIB”),

•	the Organization for Economic Cooperation and Development (“OECD”),

•	the Council of Europe,

•	the International Energy Agency,

•	the International Fund for Agricultural Development (“IFAD”),

•	the Common Fund for Commodities (“CF”),

•	the Global Environment Facility (“GEF”).

Austria is a founding member of the World Trade Organization (“WTO”) and was previously a party to the General Agreement on Tariffs and Trade (“GATT”).

Vienna is recognized as a center for international conferences and has served as the site of numerous United Nations meetings as well as Strategic Arms Limitation Talks. The headquarters of the Organization of the Petroleum Exporting Countries (“OPEC”) are located in Vienna.

THE ECONOMY

General

Austria has a highly developed and diversified economy. Industry, which consists of manufacturing and mining, construction, energy and water supply, accounted for 30.8% of the gross value added at current prices in 2006. Industrial development has been favored by the availability of domestic sources of electric power and raw materials. Tourism, agriculture and forestry also play an important part in Austria’s economy.

Gross Domestic Product

The following table shows the major sectors of Austria’s gross domestic product for the years 2002 through 2006. The 2006 gross domestic product at current prices totaled EUR 256.4 billion, representing a 4.6% increase over 2005. The 2006 gross domestic product at 2000 prices totaled EUR 233.4 billion, representing a 3.2% increase over 2005.

GROSS DOMESTIC PRODUCT(1)

	2002	2003	2004	2005	2006	Percentage of 2006 total gross value added
	(Billions of euro, at current prices)
Agriculture and forestry	4.0	4.0	4.0	3.6	4.1	1.8
Industry:
Mining and quarrying	0.8	0.9	1.0	1.0	1.1	0.5
Manufacturing	39.5	39.6	41.0	42.6	46.0	20.0
Electricity, gas and water supply	4.5	4.9	4.8	5.0	5.5	2.4
Construction	14.8	15.8	16.1	16.7	18.1	7.9

Total Industry	59.6	61.1	62.9	65.3	70.7	30.8
Service activities:
Wholesale and retail trade	25.9	26.3	27.6	28.2	29.0	12.6
Hotels and restaurants	8.8	9.3	9.7	10.1	10.5	4.6
Transport, storage and communication	14.7	15.0	14.9	15.3	15.1	6.6
Financial intermediation	10.0	10.6	11.5	11.8	11.9	5.2
Real estate, renting and business activities	33.9	34.8	37.3	39.5	41.2	17.9
Public administration(2)	11.9	12.2	12.3	12.7	13.0	5.7
Other service activities	29.3	30.2	31.4	33.0	34.2	14.9

Total service activities	134.6	138.5	144.6	150.6	155.0	67.4
Total gross value added	198.3	203.6	211.5	219.4	229.8	100.0

Taxes less subsidies on products	22.6	22.7	24.3	25.7	26.6

Gross domestic product
Value	220.8	226.2	235.8	245.1	256.4

Volume(3)	214.0	216.3	221.6	226.1	233.4
Percentage change in gross domestic product over preceding year
Value	2.3	2.4	4.2	3.9	4.6
Volume(3)	0.9	1.1	2.4	2.0	3.2

(1)	ESA-95 basis. Amounts may not add due to rounding.
(2)	Including defense and social security.
(3)	Chained series, reference year 2000.

SOURCE:	WIFO database.

Domestic Expenditure

The following table shows the total goods and services available for domestic expenditure and the total domestic expenditure for goods and services at current prices for the years 2002 through 2006.

DOMESTIC EXPENDITURE(1)

	2002	2003	2004	2005	2006	Percentage of 2006 Gross Domestic Product
	(Billions of euro at current prices)
Gross domestic product	220.8	226.2	235.8	245.1	256.4	100.0
Add: Imports	97.2	101.5	111.7	121.4	133.4	52.0

Total demand	318.1	327.8	347.5	366.5	389.8	152.0
Less: Exports	107.7	109.6	121.7	133.1	147.6	57.6
Total domestic demand	210.4	218.2	225.8	233.4	242.1	94.4
Domestic expenditure:
Consumption expenditure:
Households(2)	124.5	128.1	133.0	137.6	142.1	55.4
General government	40.1	41.4	42.7	44.5	45.9	17.9

Final consumption expenditure	164.6	169.5	175.7	182.0	188.0	73.3
Investment:
Machinery and equipment(3)	20.3	21.7	21.7	22.1	23.3	9.1
Construction	24.8	26.4	27.5	28.1	30.3	11.8

Gross fixed capital formation	45.1	48.1	49.2	50.3	53.6	20.9
Changes in inventories(4)	0.7	1.1	1.0	0.7	0.4	0.2

Gross capital formation	45.8	49.2	50.2	50.9	54.0	21.1
Statistical discrepancy	0.0	(0.5)	(0.1)	0.5	0.1	0.1
Gross domestic final expenditure	210.4	218.2	225.8	233.4	242.1	94.4

(1)	ESA-95 basis. Amounts may not add due to rounding.
(2)	Including non-profit institutions serving households.
(3)	Including intangible fixed assets, other products, and products of agriculture, forestry, fisheries and aquaculture.
(4)	Including acquisition less disposals of valuables.

SOURCE: WIFO database.

Productivity, Wages, Wholesale Prices and Cost of Living

The following table sets forth for Austria the indices of productivity and gross wages and salaries per worker and employee, wholesale and consumer prices and cost of living, and the respective percentage increases over the previous period for the years 2002 through 2006.

PRODUCTIVITY, WAGE AND PRICE INDICES(1)

	Productivity Real GDP per employment		Wages and salaries per employee		Wholesale prices		Consumer prices
	Index (1995 = 100)	Percentage increase over previous year	Index (1995 = 100)	Percentage increase over previous year	Index (1995 = 100)	Percentage increase over previous year	Index (1995 = 100)	Percentage increase over previous year
2002	111.2	1.0	113.3	2.2	104.2	(0.4)	112.0	1.8
2003	112.4	1.1	115.5	1.9	105.9	1.7	113.6	1.3
2004	115.2	2.5	117.6	1.9	111.1	5.0	115.9	2.1
2005	117.0	1.6	119.6	1.7	113.4	2.0	118.6	2.3
2006	119.2	1.8	122.8	2.6	116.7	2.9	120.3	1.5

(1)	Indices based on average of monthly data for the periods indicated.

SOURCE:	WIFO database.

Industry

In 2006, manufacturing (including mining) accounted for 20.5% of gross value added. Thus the contribution of manufacturing to Austria’s gross domestic product is higher than the average in European Union member states. Austria’s share of the European Union’s manufacturing output increased between 1985 and 2006 from 2.1% to 2.7%. The absolute value added per employee was the sixth highest among the EU 15.

In terms of contribution to gross domestic product, machinery was the largest sector within the industrial sector in 2006, followed by chemicals. The other primary contributors to the Austrian export industry are pulp and paper, leather, metals and metal products. Traditionally, Austria’s expenditures for research and development (R&D) have been lower than those of other members of the European Union. However, in 2006 R&D expenditures were above the European Union average, amounting to 2.4% of Austria’s gross domestic product.

In 2006, an average of 240,409 individuals was engaged in construction, representing 7.3% of Austria’s wage and salary earners. Construction accounted for 7.9% of the 2006’s gross value added.

Banking, Insurance, Real Estate and Business Services

The Single Market program of the European Union has increased competition within Austria’s financial services industry and led to a series of mergers and consolidations. Consequently, the number of banks declined from 923 in 2000 to 871 in 2006. More importantly, the number of branches was reduced by 277. Moderate growth in net interest income had a dampening effect on profitability (9.7% return on equity). Provisions for non-performing credits were reduced substantially.

In 2006, the financial services, real estate and business services sectors contributed to gross domestic product at current prices by a margin of 23.1%.

In 2005, with the merger of Hypovereinsbank and UniCredito Italiano Bank, Bank Austria Creditanstalt, which had formally been controlled by Hypovereinsbank, became a member of the new UniCredit Group. Bank Austria Creditanstalt remains responsible for all activities in Austria and for most of UniCredit Group’s activities in Central and Eastern Europe. In 2006, the BAWAG-P.S.K. group (Bank für Arbeit und Wirtschaft

Postsparkasse AG) tested the stability of the Austrian financial market. Heavy losses were discovered by the former BAWAG as a result of the so-called Caribbean transactions between 1995 and 2000 and subsequent legal action was taken by creditors of insolvent US broker Refco. The results were a loss of confidence in BAWAG-P.S.K. and sizeable withdrawals of its customer deposits and, for a period, constraints in the international money and capital markets. Help from the Republic of Austria (which, at the beginning of May 2006, agreed to issue a federal guarantee of €900 million to stabilize BAWAG P.S.K.) and from the Austrian finance sector (which, under the overall control of Oesterreichische Nationalbank, gave BAWAG P.S.K. capital support in the amount of €450 million) did much to stabilize the situation. Finally, a US financial investor took over BAWAG-P.S.K. group in December

After strong growth in premium intakes in the year 2005 (+8.8%), the rate of expansion in the insurance industry is expected to decline significantly in 2006 to +2%. Claim payments increased significantly by 10.4% in 2006 compared to 2005. The primary source of premium growth in 2006 switched from life insurance towards property-liability insurance. Modest gains in private household disposable income and the rising savings ratio supported life insurance business. Nevertheless, premium intakes were almost flat at +0.8%. High volatility in single premium policies (-12.2%), in combination with satisfactory growth in continuous premium policies (+6.4%) produced this result. A high number of maturing life insurance contracts created a surge in payouts (+15.6%), which have been redirected towards other products of the financial services industry. The other important source of higher claims payments was related to the harsh weather conditions in the first half of 2006. Heavy snowfall resulted in extensive roof damages and associated payouts in property-liability insurance.

Energy

The following table shows Austria’s domestic production and consumption of primary energy and the ratio of domestic production to consumption for the years 2002 through 2005.

DOMESTIC PRODUCTION AND CONSUMPTION OF PRIMARY ENERGY(1)

	2002	2003	2004	2005
	(Tera Joules)
Domestic production:
Coal, coke and lignite	13,868	11,321	2,338	4
Hydro-electricity(1)	144,507	119,722	134,498	133,981
Oil and oil products	42,939	51,381	45,135	41,100
Natural gas	67,541	75,094	70,500	59,347
Other energy(2)	155,516	165,619	170,593	177,914

Total(3)	424,371	423,136	423,064	412,347

Domestic consumption(4):
Coal, coke and lignite	160,092	171,514	169,024	170,089
Hydro-electricity(1)	147,022	139,931	145,587	143,577
Oil and oil products	555,590	593,261	594,457	603,695
Natural gas	295,485	319,481	313,362	349,470
Other energy(2)	154,858	161,045	167,611	173,553

Total(3)	1,313,047	1,385,232	1,390,042	1,440,384

Domestic production as a percentage of domestic consumption	32.3	30.5	30.4	28.6

(1)	Without calorific production.
(2)	Includes firewood and waste.
(3)	Amounts may not add due to rounding.
(4)	Taking into account changes in inventories of producers, intermediaries and importers, as well as exchanges with other countries excluding changes in inventories of ultimate consumers.

While the reliance on oil, oil products and hydroelectric power as a percentage of total domestic consumption has been relatively stable, the use of natural gas and biomass has increased. In the foreseeable future, Austria will have to continue importing significant amounts of non-hydro-electric energy products.

In 2006, 0.9 million metric tons of crude oil (including Natural Gas Liquids) were produced in Austria, amounting to 7.2% of total crude oil consumption. The production of natural gas from domestic sources covered 15.5% of total natural gas consumption. According to the Austrian Member Committee of the World Energy Council (WEC) Austria had proven reserves of crude oil of 88 million barrels and proven reserves of natural gas of 1,120 billion cubic feet as of the end of the year 2005.

OMV AG (“OMV”), formerly Osterreichische Mineralölverwaltung AG, is an integrated oil and chemical company responsible for the largest part of the exploration and drilling activities in Austria and owns and operates Austria’s only oil refinery, located in Schwechat, near Vienna. OMV is partly, and indirectly, state-owned. Foreign companies have the major shares of the markets for petroleum products in Austria.

In 2006, Austria generated 3.7% less electricity than in 2005 and was a net importer of electricity (net imports amounting to 10.2% of total electricity consumption). Since 1978, following a national referendum, Austrian law has forbidden the use of nuclear power as a source of energy.

In 2006, expenditures for imported energy accounted for 5.7% of Austria’s gross domestic product. Kazakhstan, Nigeria, Libya and Russia were the principal suppliers of crude oil to Austria in 2006. In that year, 63% of all natural gas imports came from Russia, whereas the share of Norwegian gas imports under the Troll-Gas-Sales Agreement reached 17% and the imports from Germany accounted for 12%. Coal and coke were imported principally from Poland and the Czech Republic.

Agriculture and Forestry

Almost half of Austria’s surface area is used for agriculture and animal breeding. Domestic agricultural production covers approximately 85% of the country’s food consumption. In 2006 livestock raising and dairy operations accounted for about 47% of total agricultural production.

Austria has one of the largest forest areas in Europe. About 47% of its surface area, or approximately 15,200 square miles, are forested. Exports of lumber and forest products, including paper, paperboard and pulp, represented 7.0% of Austria’s exports in 2006.

In 2006, an average of approximately 180,000 individuals were employed in agriculture and forestry, representing 5.0% of Austria’s labor force.

Tourism

Austria’s tourism industry benefits from extended summer and winter seasons. The natural and scenic attractions of Austria’s mountains, lakes and resorts, as well as its rich traditions in music, theater, literature and other forms of art and science, attract a great number of tourists each year, principally from Germany and the Netherlands, as well as Austrians themselves. Austria’s federal, provincial and municipal authorities provide substantial funds each year for the support and development of the tourist trade.

The total number of overnight stays by foreign tourists has increased since 1997 and reached 87.2 million in 2006. Austrian tourism benefited from favorable positioning in the rapidly expanding short vacation segment, as well as from structural improvements in and the modernization of tourism facilities. In comparison to the year 2005 total overnight stays by both foreigners and Austrians stagnated in 2006 at a level of 119.4 million. In particular, more overnight stays of guests from the 12 new EU member states were recorded. 4.4% fewer tourists from Germany, Austria’s most important market, were recorded in 2006 compared to 2005, resulting in a drop of overnight stays below the 50 million mark for the first time since 1970. A significant decline was also registered for overnight stays of Japanese tourists. The demand of domestic tourists, however, developed relatively favourable (+2% compared to 2005).

According to the latest Tourism Satellite Account (TSA) estimates for 2006, direct tourism value added (including business trips) accounted for 6.4% of Austria’s gross domestic product (excluding business trips: 5.9%). Taking into consideration both direct and indirect demand, tourism (excluding business trips) contributed 8.7% to GDP.

The following table shows the total number of overnight stays by foreign tourists in Austria and international tourism receipts derived therefrom.

OVERNIGHT STAYS BY FOREIGNERS AND RELATED FOREIGN EXCHANGE RECEIPTS

	2002	2003	2004	2005	2006
Overnight stays by foreigners (thousands)	85,945	86,406	85,922	87,741	87,240
Total foreign exchange receipts (millions of euro)	13,903	14,548	14,822	15,429	16,045

SOURCE:    STATISTIK AUSTRIA, OeNB.

The Role of Government in the Economy

The industries and companies under state ownership have included the entire coal, iron ore, and iron and steel industries and a large part of the non-ferrous metals and oil and natural gas industries, as well as a number of companies producing machinery and vehicles, electrical machinery and equipment, and chemicals and chemical products. Austria vested the administration of ownership interests in the nationalized industries in the Österreichische Industrieholding Aktiengesellschaft (“ÖIAG”). Austria owns all the shares of ÖIAG.

In 1993, following an amendment to the ÖIAG Act and the adoption of the ÖIAG Financing Amendments Act, ÖIAG began with the privatization of companies or groups of companies owned by it. As of December 31, 2002, prior to the privatization transactions described below, ÖIAG held 100% of the stock of Österreichische Post AG (“Post”), Österreichische Postbus AG (“Postbus”) and Österreichische Bergbauholding AG (“ÖBAG”) and minority interests in Telekom Austria AG (“Telekom Austria”) (47.2%), Austrian Airlines AG (“Austrian Airlines”) (39.7%), Böhler-Uddeholm AG (“Böhler-Uddeholm”) (25%), OMV (35%), voestalpine AG (“voestalpine”) (34.7%) and VA Tech AG (“VA Tech”) (24%). All of these companies except for Österreichische Post AG, Österreichische Postbus AG and ÖBAG have been successfully floated on the stock exchange.

•	Post is Austria’s leading service provider in mail carriage.

•	Postbus was spun off from Post.

•	ÖBAG is a holding company with equity interests in coal and iron mining.

•	Telekom Austria is Austria’s largest telecommunications group, providing fixed network, mobile communications, data communications and internet services.

•	The Austrian Airlines group covers all segments of the aviation industry—from scheduled and charter traffic to cargo—and is the market leader in these areas in Austria.

•	OMV is engaged in the exploration, development and refining of oil and gas, as well as the production of chemicals for use in the fertilizer industry.

•	voestalpine is Austria’s largest steel producer.

•	Böhler-Uddeholm is a steel refinery that manufactures high-grade steel products.

•	VA Tech is an engineering firm, providing services in the field of metallurgy, energy, environmental protection and physical plant construction, among others.

On May 9, 2003 the Austrian government instructed ÖIAG to continue with the privatization of companies and groups held by it. Under the privatization mandate ÖIAG has to maximize the value and the sales price of these companies. In addition, the mandate requires ÖIAG to act in the best interest of the Republic by:

•	creating and conserving secure jobs in Austria;

•	providing, to the extent possible, that the decision making powers for the privatized companies remain in Austria;

•

maintaining and expanding existing research and development capacities through the creation of Austrian core share ownership through shareholder agreements with, among others, industrial partners, banks, insurance companies, pension funds and social security funds; and

•	considering the interests of the Austrian capital markets.

Pursuant to this privatization mandate, ÖIAG:

•	sold approximately 9% of its 24% interest in VA Tech on the Vienna Stock Exchange in August 2003;

•	issued notes exchangeable into 25 million shares of Telekom Austria (representing 5% of the outstanding share capital of Telekom Austria) in August 2003;

•

sold approximately 19.7% of its 34.7% interest in voestalpine in a global offering and additionally issued notes exchangeable into the remaining approximately 5.9 million shares of voestalpine (representing approximately 15% of the outstanding share capital of voestalpine) in September 2003;

•	sold its entire 25% interest in Böhler-Uddeholm in a global offering in November 2003;

•	sold its 26% stake in BMG Metall und Recycling GmbH to majority shareholder Ecobat in August 2004;

•	merged ÖBAG into GKB-Bergbau GmbH in October 2004;

•	sold the shares in VOEST-ALPINE Erzberg GmbH to the Erzberg Private Foundation in December 2004;

•	sold 17% of its 47.2% interest in Telekom Austria to institutional investors in December 2004;

•

tendered all of its shares in VA Tech in a public tender offer launched by Siemens AG Austria in January 2005; the settlement of the tender took place in July 2005 after the transaction was cleared by the European Union competition authorities;

•	exchanged all exchangeable notes on investor request into the remaining shares held in voestalpine by August 2005;

•	exchanged a fraction of the exchangeable notes on investor request into shares of Telekom Austria. At the end of 2005 ÖIAG held approximately 30.2% of the outstanding share capital of Telekom Austria;

•	sold 49% of its shares in the initial public offering of Österreichische Post AG in May 2006.

As a result of the continued exchange by noteholders of the 1.125% exchangeable notes issued by ÖIAG in 2003, exchangeable into shares in Telekom Austria, ÖIAG’s stake in Telekom Austria was reduced to 25.2% during 2006. This stake increased to 27.4% in March 2007, following the cancellation by Telekom Austria of 40 million of its shares.

As a result of not exercising its preemptive rights in a capital increase and convertible bond offering by OMV in December 2004, ÖIAG’s interest in OMV decreased from 35% to approximately 31.5%.

The sale of Postbus to ÖBB AG, which had been contractually agreed in 2002, became effective on September 15, 2003 following approval by the relevant competition authorities.

The following organizational chart presents the structure of ÖIAG and the extent of its interests in its most significant subsidiaries and equity holdings as of December 31, 2006.

Labor and Social Legislation

Austria’s average active population (men between the ages of 15 and 65 and women between the ages of 15 and 60) in 2006 was estimated at approximately 5.3 million individuals, and the Austrian labor force (wage and salary earners, self-employed individuals and unemployed individuals) was estimated at 3.9 million.

In recent years, a substantial number of foreign workers have been employed in Austria. An average of approximately 0.4 million such foreign workers were employed in Austria in 2006, representing 11.9% of the labor force. Approximately half of the foreign workers are citizens of the former Yugoslavia, and approximately one-sixth are citizens of Turkey.

The rate of unemployment (according to Eurostat Labour Force Survey), as a percentage of the total number of wage and salary earners, including self-employed and unemployed, was 5.2% in 2005. In 2006 the average number of unemployed was approximately 0.2 million, representing 4.7% of the labor force. At that time, there were 32,912 job vacancies.

Austria’s social security system includes health, maternity, disability and old age benefits, workmen’s compensation, family allowances, supplementary retirement and welfare plans, unemployment benefits and a number of other social services and benefits. Approximately 99.0% of Austria’s population is covered by social security. Social security benefits are paid out of current contributions from employees and employers and by current allocations from the federal budget. The preliminary federal result for 2006 provided for total expenditures for social welfare payments in an amount of EUR 25.7 billion. Such expenditures account for 37.0% of the total federal expenditures, excluding expenditures for state-owned enterprises. They do not, however, take into account any expenditure for social welfare services financed by the budgets of the Länder or made with the proceeds of borrowings by the Republic pursuant to any special budget law.

Foreign Direct Investments

The amount of inward foreign direct investment grew at a rate of 7.3% in 2004, after the slower rate of growth in 2003 (+2.8%). The main part of foreign investment still originates from the “old” EU member states (EU 15: 71.3%) and over half of that share is accounted for by Germany. The second single most important European investor in Austria is the United Kingdom (11% in 2004). The proportion of foreign direct investment accounted for by the “new” EU member states is negligible. All European countries together still account for 81.4% of foreign direct investment. The most important European investors outside the EU are Switzerland and Liechtenstein (together accounting for a share of 7.5% of total investment in Austria). Outside Europe the United States are the single most important investor in Austria, accounting for 11.3% of the total—the US investment grew significantly in 2006 (+18.3% change against the previous year)—while Japan accounts for only 2.3% of total Austrian inward foreign direct investment, similar to Japan’s share in 2003. Among the EU member states, Italy and Sweden accounted for considerable increases in 2004.

Investment in the service sector, which accounts for more than two-thirds of total investment, is significantly larger than investment in the manufacturing sector. Foreign companies have invested mainly in real estate and business services, trading, banking and insurance operations. Together they accounted for 74.5% of foreign direct investment in Austria in 2004. Other important industries in which foreign entities have acquired major interests are the oil, chemical (8%), as well as electric and electronic equipment industries (4.7%). In 2004 the real estate and business services sectors and the chemical and oil industries experienced the highest increases in foreign direct investment (EUR 4,022 million and EUR 758 million, respectively).

FOREIGN TRADE AND BALANCE OF PAYMENTS

Foreign Trade

Austria became a member of the EFTA at its establishment in 1960. By 1966, all tariffs between EFTA members were eliminated. On July 17, 1989 Austria applied for membership in the European Union. On May 2, 1992 Austria joined the EEA and its membership in the EU became effective on January 1, 1995.

The following table, which should be considered in conjunction with the price indices shown below, shows the exports and imports of Austria in the years 2002 through 2006.

FOREIGN TRADE(1)

Year	Exports (F.O.B.)	Imports (C.I.F.)	Balance of trade	Exports as a percentage of imports
	(Millions of euro)			(%)
2002	77,400	77,104	296	100.4
2003	78,903	80,993	(2,091)	97.4
2004	89,848	91,094	(1,247)	98.6
2005	94,705	96,499	(1,793)	98.1
2006	106,760	106,915	(155)	99.9

(1)	Based on movements of goods.

SOURCE: STATISTIK AUSTRIA, WIFO database.

Over the past decade foreign trade has greatly increased in importance for the Austrian economy. In 2006, exports and imports of goods amounted to 41.6 % and 41.7%, respectively, of Austria’s gross domestic product at current prices, compared to only 24.5% and 28.5% in 1996. The main causes of this development were the fall of the communist regimes in the former Eastern Bloc and Austria’s accession to the European Union.

Changes in the volume of exports and imports, in export and import prices and in Austria’s terms of trade, i.e., the relationship of the prices of exported goods to the prices of imported goods, are shown in the following table.

INDICES OF FOREIGN TRADE(1)

(1995 = 100)

	Exports (F.O.B.)		Imports (C.I.F.)		Terms of trade(2)
Year	Price index	Volume index	Price index	Volume index
2002	103.7	177.1	103.8	153.1	99.9
2003	103.1	181.6	102.3	163.1	100.8
2004	104.0	205.1	103.3	181.7	100.7
2005	107.3	209.5	106.9	185.9	100.4
2006	109.7	230.8	110.5	199.2	99.3

(1)	Based on movements of goods.
(2)	Export price index divided by import price index, expressed in percentages.

SOURCE: STATISTIK AUSTRIA, WIFO database.

The following table summarizes the composition of Austria’s exports and imports by product groups for the years 2002 through 2006.

EXPORTS AND IMPORTS BY PRODUCT GROUPS(1)

	2002	2003	2004	2005	2006	Percentage of 2006
	(Millions of euro)
Exports (f.o.b.):
Food and live animals	3,074	3,323	3,553	3,988	4,405	4.1
Beverages and tobacco	975	1,320	1,596	1,763	1,921	1.8
Crude materials, inedible except fuels	2,511	2,570	2,876	2,883	3,240	3.0
Mineral fuels, lubricants and related materials	1,840	2,011	2,901	4,360	5,624	5.3
Animal and vegetable oils, fats and waxes	66	71	76	75	83	0.1
Chemicals and related products n.e.s.	7,929	7,972	8,177	9,308	10,938	10.2
Manufactured goods classified chiefly by material(2)	17,309	17,758	19,312	21,142	24,153	22.6
Machinery and transport equipment	33,069	33,234	40,329	39,441	43,738	41.0
Miscellaneous manufactured articles	10,627	10,645	11,029	11,745	12,658	11.9

Total exports(3)	77,400	78,903	89,848	94,705	106,760	100.0

Imports (c.i.f.):
Food and live animals	4,029	4,203	4,673	5,058	5,387	5.0
Beverages and tobacco	497	551	568	560	558	0.5
Crude materials, inedible except fuels	2,960	2,934	3,324	3,876	4,506	4.2
Mineral fuels, lubricants and related materials	5,731	6,453	8,083	11,778	14,711	13.8
Animal and vegetable oils, fats and waxes	126	125	149	157	212	0.2
Chemicals and related products, n.e.s.	8,683	9,016	9,392	10,566	11,833	11.1
Manufactured goods classified chiefly by material(2)	12,507	12,863	14,451	14,969	17,511	16.4
Machinery and transport equipment	30,020	32,004	37,076	35,544	37,667	35.2
Miscellaneous manufactured articles	12,552	12,845	13,378	13,992	14,531	13.6

Total imports(3)	77,104	80,993	91,094	96,499	106,915	100.0

(1)	Based on movement of goods.
(2)	Semi-finished and finished products.
(3)	Amounts may not add due to rounding.

SOURCE: STATISTIK AUSTRIA, WIFO database.

The following table shows the geographic distribution of Austria’s foreign trade for the years 2002 through 2006.

EXPORTS AND IMPORTS BY GEOGRAPHIC AREA(1)

	2002	2003	2004	2005	2006	Percentage of 2006
	(Millions of euro)
Exports (f.o.b.):
EU countries(2)
Germany	24,780	25,091	28,951	30,108	33,979	31.8
Italy	6,544	7,074	7,706	8,187	9,269	8.7
United Kingdom	3,608	3,484	3,765	3,845	3,867	3.6
Czech Republic	2,248	2,411	2,752	2,925	3,283	3.1
Hungary	3,335	3,174	3,338	3,223	3,475	3.3
Other EU countries	16,779	17,243	19,630	21,014	23,860	22.3

Total EU countries	57,293	58,476	66,141	69,302	77,734	72.8
Other countries
Switzerland	4,371	4,366	4,434	4,647	4,875	4.6
Eastern European countries(3)	2,936	3,270	3,798	4,312	5,182	4.9
United States	4,010	4,087	5,307	5,349	6,177	5.8
All other countries	8,790	8,703	10,167	11,095	12,791	12.0

Total exports(4)	77,400	78,903	89,848	94,705	106,760	100.0

Imports (c.i.f.):
EU countries(2)
Germany	31,086	33,190	39,130	40,733	45,435	42.5
Italy	5,548	5,687	6,234	6,389	7,177	6.7
United Kingdom	2,017	1,851	1,754	1,852	2,038	1.9
Czech Republic	2,236	2,631	2,886	3,189	3,338	3.1
Hungary	2,556	2,626	2,603	2,464	2,570	2.4
Other EU countries	15,648	16,228	18,597	18,741	19,823	18.5

Total EU countries	59,090	62,214	71,204	73,368	80,380	75.2
Other countries
Switzerland	2,631	3,416	2,847	3,344	3,629	3.4
Eastern European countries(3)	1,794	2,171	2,559	3,477	3,847	3.6
United States	3,735	3,127	2,958	3,175	3,533	3.3
All other countries	9,854	10,066	11,526	13,135	15,526	14.5

Total imports(4)	77,104	80,993	91,094	96,499	106,915	100.0

(1)	Based on movements of goods.
(2)	The EU consists of Austria, Belgium Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom.
(3)	Albania, Belarus, Bosnia and Herzegovina, Croatia, Kosovo, Macedonia, Moldova, Montenegro, Russia, Serbia, Ukraine.
(4)	Amounts may not add due to rounding.

SOURCE: STATISTIK AUSTRIA, WIFO database.

Balance of Payments

The following table shows the balance of payments of Austria with all countries and the net change in official international reserves of the Oesterreichische Nationalbank (“OeNB”), Central Bank of Austria, for the years 2002 through 2006.

BALANCE OF PAYMENTS(1)

	2002	2003	2004	2005	2006
	(Millions of euro)
Current account	747	(478)	3,993	5,159	8,233
Goods, services and income	2,693	1,566	5,157	6,426	9,343
Goods	3,765	967	(916)	(1,634)	506
Exports	78,031	79,236	90,137	98,425	106,895
Imports	74,266	78,269	91,053	100,059	106,389
Services	617	1,647	7,056	9,257	10,313
Travel(2)	3,096	3,149	5,835	6,043	5,860
Income	(1,689)	(1,048)	(983)	(1,197)	(1,476)
Current transfers	(1,946)	(2,044)	(1,164)	(1,267)	(1,110)
Capital and financial account	(3,834)	(484)	(843)	(994)	(7,666)
Capital account	(385)	13	(274)	(189)	(739)
Financial account	(3,449)	(497)	(569)	(805)	(6,927)
Direct investment	(5,791)	7	(3,551)	(788)	(3,060)
Portfolio investment	(4,347)	4,033	(1,068)	(10,926)	9,702
Other investment	5,296	(5,660)	2,986	10,368	(13,043)
Financial derivatives	(417)	(671)	(493)	156	(1,032)
Reserve assets	1,810	1,795	1,558	385	507
Errors and omissions	3,087	961	(3,150)	(4,165)	(567)

(1)	Amounts may not add due to rounding.
(2)	Including international passenger transport.

In 2002 for the first time in twelve years Austria’s current account closed with a surplus (EUR 0.7 billion or 0.3% of GDP), which is an increase of EUR 4.9 billion year on year. This development resulted from a sharp decrease in imports as well as increasing exports. Trade showed an improvement of approximately EUR 5.5 billion, while the balance on services decreased from the level in 2001. Furthermore, the deficit on income declined by EUR 1.7 billion, which added to the improvement of the current account.

The financial account decreased sharply from net financial inflows of EUR 4.2 billion in 2001 to net financial outflows of EUR 3.4 billion in 2002. In 2002 outward direct investment reached EUR 5.8 billion. Austrian portfolio investment abroad rose sharply to EUR 25.6 billion, twice as much as in 2001. Foreign investors purchased EUR 20.1 billion of Austrian securities, approximately reaching the level of the previous year.

In 2003, Austria’s current account closed with a deficit of EUR 0.5 billion or 0.2% of GDP. The fall in the surplus on goods by EUR 2.8 billion to EUR 1.0 billion was the main factor that caused the current account to slip into deficit. Exports edged up by 1.5%, while imports grew by 5.4%. Services amounted to EUR 1.6 billion. At EUR 1.0 billion, the largest outflows in the current account were again recorded in the income sub-account. The shortfall on current transfers widened to EUR 2.0 billion in 2003, chiefly as a result of lower public sector transfer income.

The financial account decreased sharply from net outflows of EUR 3.4 billion in 2002 to EUR 0.5 billion in 2003 whereas direct investment almost achieved equilibrium. Portfolio investment amounted to EUR 4.0 billion in 2003.

In 2004, Austria’s current account improved and closed the year with a surplus of EUR 4 billion or 1.7% of GDP. The balance of goods and services improved from EUR 1.6 billion to EUR 5.1 billion. Exports grew by 13.7% and imports by 16.3% respectively. The shortfall on current transfers changed from EUR 2.0 billion in 2003 to EUR 1.2 billion in 2004.

The financial account deteriorated compared to 2003 and stood at EUR 0.6 billion. Direct investments fell from their near equilibrium in 2003 to a deficit of EUR 3.5 billion in 2004. Portfolio investments fell sharply from EUR 4.0 billion to a deficit of EUR 1.1 billion.

In 2005, Austria’s current account further improved and stood at EUR 5.1 billion (2.1% of GDP). The balance of goods and services amounted to EUR 6.4 billion which is mainly due to an improvement of services by 31.2% compared to the preceding year. Exports continued to develop satisfactorily in 2005 and showed an increase of 9.2% compared to 2004, whereas imports grew by 9.9%.

The financial account continued its negative trend and closed at EUR 0.8 billion. Direct investments closed at EUR 0.8 billion, whereas portfolio investments again fell substantially compared to 2004 and stood at a deficit of EUR 10.9 billion.

In 2006, the current account again improved and reached the level of EUR 8.2 billion. The balance of goods and services improved to EUR 9.3 billion compared to EUR 6.4 billion in 2005. For the first time since 2003, the trade balance slipped into a small surplus of EUR 0.5 billion.

The growing current account surplus has also led to a substantially increasing net-export of capital: The financial account was at EUR 6.9 billion at the end of 2006 compared to EUR 0.8 billion at the end of 2005. While portfolio investments showed an import of capital of EUR 9.7 billion, other investments, resulting mainly from the banks’ credit- and deposit business, showed an export of capital of EUR 13.0 billion. Additionally, direct investments amounted to EUR 3.1 billion.

FOREIGN EXCHANGE

Foreign Exchange Rates

On January 1, 1999 the euro was introduced as the legal currency of participating Member States of the European Union. During a transition period from January 1, 1999 until December 31, 2001, the Austrian schilling (ATS) was a non-decimal unit of the euro, expressed by the conversion rate irrevocably fixed on December 31, 1998 at ATS 13.7603 per 1 euro. Both the euro and the schilling were initially legal tender in Austria. Euro coins and bank notes became available on January 1, 2002. The Austrian schilling ceased to be legal tender at the end of February 2002.

The following table shows the average exchange rates of the euro to the dollar during the periods indicated.

EXCHANGE RATES OF THE EURO

Dollars per euro
Annual average
2002	0.945
2003	1.131
2004	1.243
2005	1.245
2006	1.256
Monthly average
January 2007	1.300
February 2007	1.307
March 2007	1.324
April 2007	1.352
May 2007	1.351

SOURCE:    WIFO database.

The exchange rate of the euro was at 1.1826 USD/EUR at the beginning of 2006 and closed the year at 1.3170 USD/EUR (reference rates published by the ECB). This general upward movement of the exchange rate was accompanied by substantial fluctuations. During 2006, the U.S. dollar reached its low of 1.1826 USD/EUR on January 2, 2006 and its peak on December 12, 2006, at 1.3331 USD/EUR.

BANKING SYSTEM AND MONETARY POLICY

Oesterreichische Nationalbank (“OeNB”)—Central Bank of Austria

The following is a general description of the Austrian banking system as part of the European central bank system, which is defined by the Treaty establishing the European Community, as amended by the Treaty establishing the European Union (the Maastricht Treaty) (hereinafter the “EC Treaty”) and the Statutes of the European System of Central Banks and of the European Central Bank. The role of Austria’s central bank in this system is also defined by the Austrian National Bank Act.

The OeNB, established by Austrian Federal Law in 1922, is the central bank of Austria. It is a joint stock company, 50% of whose shares are owned by the Republic of Austria by law, with the balance being owned by Austrian financial institutions and other Austrian entities. The transfer of shares in OeNB is subject to approval by the bank’s general meeting.

The OeNB is supervised by a General Council (Generalrat) consisting of fourteen members: the President and Vice-President of the OeNB, six members appointed by the Federal Government, and six members elected by the shareholders meeting. Pursuant to the National Bank Act, the members of the General Council shall include representatives from banks, industry, trade, small business and agriculture, as well as representatives of salaried employees and wage earners. The daily business of OeNB is run by the Directorate (Direktorium) consisting of the Gouverneur, the Vice-Gouverneur and two other members.

Like any other company in which the Republic of Austria holds a stake of at least 50% of the capital, the OeNB is subject to control by the Court of Accounts (Rechnungshof).

European System of Central Banks: Upon Austria’s entry into the final stage of European Monetary Union on January 1, 1999, the OeNB became an integral part of the European System of Central Banks (“ESCB”). The ESCB, which consists of the European Central Bank (“ECB”) and the national central banks (NCBs) of those EU member states participating in monetary union, was established for the conduct of the single European monetary policy. The ESCB’s primary objective is to maintain price stability. In addition, and without prejudice to this objective, the ESCB supports the general economic policies in participating countries. Its basic functions are to define and implement the monetary policy of the euro area; to conduct foreign exchange operations; to hold and manage the official foreign reserves of the Member States; and to promote the smooth operation of payment systems. The process of decision-making in the ESCB is centralized through the decision-making bodies of the ECB, namely the ECB’s Executive Board and its Governing Councils.

The sole shareholders of the ECB are the NCBs of the Member States. Each NCB’s capital share is based on the respective Member State’s share in the population and the GDP of the EU. As of January, 2, 2007, the OeNB had a share of 2.02% in the subscribed capital of the ECB.

By establishing the ECB, the participating Member States abandoned some of their sovereignty over monetary policy, but the NCBs retain all of the functions that are not transferred to the ECB.

The ECB requires credit institutions established in the participating Member States, including OKB, to hold minimum reserves on accounts with the national central banks, which, in OKB’s case are held by OeNB. OKB calculates the minimum reserve requirements according to the relevant ECB regulations. The ECB may at any time change the reserve ratios. Liabilities to other institutions subject to the ECB’s minimum reserve system and liabilities to the ECB and the national central banks are not included in the reserve base.

Banking System

As of the end of 2006, Austria had a total of 871 independent banks (Kreditinstitute, or credit institutions), which are classified into seven sectors on the basis of their legal status:

•	48 joint stock banks and private bankers

•	56 savings banks

•	10 regional mortgage banks

•	567 rural credit cooperatives

•	69 small business credit cooperatives

•	4 building and loan societies

•	92 special purpose banks

•	25 branches of foreign banks

While the number of credit institutions was 9 less than as of the end of 2005 (880 banks), the total number of branches and banking outlets decreased from 5,167 to 5,150.

Business Activity and Earnings Situation: The aggregate total assets of all Austrian-based credit institutions increased by 8.6% in 2006 compared with 2005. Loan demand grew by 4.3% in 2006. This increase was exclusively carried by euro-loans, which gained 5.9%, while foreign currency-denominated loans decreased by 2.4%. Growth of domestic nonbanks’ deposits accelerated to 4.5% in 2006. Demand deposits and time deposits both grew by 10.8%, whereas savings deposits only grew by 2%. Direct domestic issues by banks increased by 13.4% in 2006.

The total operating profit of all Austrian-based credit institutions rose by 3.1% in 2006. Net interest income increased slightly, and the ratio of net interest income to total operating income decreased by 2.1 percentage points, standing at 43.1% as of December 31, 2006. Income from securities and participating interests in 2006 exceeded the 2005 result by 6.2%. The balance on commissions increased by 8.3%, and the net income from financial transactions increased by 6.7%. This translated into a ratio of operating profit to total assets of 0.77% for the year 2006, a decrease of 0.05% compared to 2005. Operating income increased by 5.5%, and operating expenses increased by 16.2%. The cost/income ratio therefore improved by 0.1 percentage points and amounted to 65.0% in 2006.

Monetary Policy

In order to fulfil the mandate of maintaining price stability, the EC Treaty accords the Eurosystem (term used to refer to the ECB and the NCBs of the Member States that have adopted the euro) a considerable degree of institutional independence, albeit supplemented by extensive obligations concerning transparency and accountability.

The Eurosystem’s stability-oriented monetary policy which was announced in October 1998 and thoroughly evaluated four and a half years after the introduction of the euro in May 2003, consists of three main elements: a quantitative definition of price stability, a broadly based assessment of the outlook for price developments, and a prominent role for money in the assessment of risks to price stability. The last two elements are also referred to as the two pillars which structure the comprehensive analysis on which monetary policy decisions are based. While the economic analysis identifies short to medium-term risks to price stability, the monetary analysis should help assessing medium to long-term trends in inflation.

The Eurosystem has a variety of monetary policy instruments at its disposal to manage liquidity. As an integral part of the Eurosystem, one of the main tasks of the OeNB is to carry out monetary policy operations in Austria.

During the first five years after the introduction of the single currency, two different tender systems were used for the main refinancing operations (which generally consisted of reverse transactions with a maturity of two weeks, since March 9, 2004 the maturity has been one week): fixed rate tenders and, since June 2000, floating rate tenders. The longer-term refinancing operations have been conducted as pure floating rate tenders in which the ECB has acted as a rate taker since the beginning of Stage Three (irrevocable fixing of the exchange rates of the currencies of the 11 Member States initially participating in Monetary Union). The regular refinancing operations accommodated the bulk of the demand for central bank money. The amount of assets eligible as collateral for the monetary policy transactions was adequate compared to the refinancing needs of the bank. Recourse to the standing facilities -the marginal lending facility and the deposit facility—was on average quite low. Most of the time short-term money market rates were stable and close to the minimum bid rate of the main refinancing operation (MRO). However, in some situations temporary imbalances occurred. In the beginning of March a significant underbidding occurred in the wake of strong expectations that the ECB would cut interest rates. The resulting reserve deficit was balanced by the ECB by means of a tender-split operation, i.e. an additional one-week tender operation was launched in parallel to the regular MRO. A similar transaction was executed in May 2004 in order to balance the volumes of the outstanding MROs. In addition, the ECB carried out a EUR 4 billion fine-tuning operation to absorb excess liquidity at the end of the maintenance period (May 23) after an unusually strong recourse to the marginal lending facility. In the beginning of June again an underbidding situation occurred which resulted in a higher allotment at the next MRO and another tender-split operation in July in order to rebalance the volumes of the outstanding MROs.

In January 2003 the ECB-Council decided to modify the framework for monetary policy operations with effect as of the first quarter 2004 with the aim of minimizing such temporary distortions of the bidding behavior in case of strong interest rate expectations of market participants. First the timing of the reserve maintenance period was changed so that it always starts on the settlement day of the MRO following the Governing Council meeting at which the monthly assessment of the monetary policy stance is pre-scheduled. Furthermore changes to the standing facilities rates have been aligned with the start of the new maintenance period. Second, the maturity of MROs was shortened from two weeks to one week. In addition, also the risk control-framework for collateral was fine-tuned to reframe the haircut-system and new rules for eligible guarantees.

The euro money market, in which the TARGET (Trans-European Automated Real-time Gross settlement Express Transfer System) payment system plays an important role, has continued to operate with increasing efficiency. The number of cross-border transactions was considerably higher than before the start of the Eurozone, and some banks managed at times to get liquidity in the unsecured segment at conditions at least as favorable as the minimum bid rate in the tender operations.

As of December 31, 2006, the Austrian share amounted to approximately 3.0% of the total Eurozone reserve requirement. The minimum reserve ratio applicable to the liability base of banks was left unchanged at 2% in 2006. In the course of 2006, required reserves increased by approximately EUR 530 million from approximately EUR 4.8 billion in December 2005 to EUR 5.4 billion in December 2006. Minimum reserves accrue interest on the basis of the marginal rate that the Eurosystem charges for its main refinancing operations. This means that at the beginning of the year, the rate was at 2.31% and increased to 3.55% in December 2006.

The following table sets out Austria’s official reserve assets as at December 31, 2006, 2005 and 2004.

	December 31, 2006	December 31, 2005	December 31, 2004
Official Reserve Assets	9,750	10,080	8,855
1. Foreign currency assets (in convertible foreign currencies)	4,987	5339	4,965
(1a) Secutities	3,177	4.041	4,049
(1b) total currency and deposits with:	1,810	1,298	916
(i) other national central banks BIS and IMF	116	234	372
(ii) banks headquartered in the euro area and located abroad	0	0	0
(iii) banks headquartered and located outside the euro area	1,694	1,064	544
2. IMF reserve position	134	388	594
3. SDRs	144	124	117
4. Gold (including gold deposits and gold swapped)	4,481	4,229	3,179
- volume in millions of fine troy ounces	9	10	10
5. Other reserve assets	4	0	0
- financial derivatives	4	0	0

The ECB has exclusive authority for the issuance of banknotes within the eurozone area. Since Austria joined the EMU, the OeNB publishes data on the number of banknotes in circulation, calculated by the ECB in accordance with decision ECB/2001/15. According to these calculations, there were 16,815 million banknotes in circulation in Austria as at December 31, 2006, 15,128 million as at December 31, 2005 and 13,416 million as at December 31, 2004.

REVENUES AND EXPENDITURES

Federal Budget

The fiscal year for the federal budget is the calendar year. Prior to the beginning of each year, the federal government submits the proposed annual budget of estimated receipts and expenditures to the Nationalrat for approval. Any increase or shift in expenditures requires again the approval by the Nationalrat of a special budget law authorizing such increase or shift, except that the Federal Minister of Finance has limited discretionary authority to increase authorized expenditures provided that additional revenues are available. Budget deficits are financed by government borrowings either domestically or externally, and in the event that revenues are less than expected, a special budget law must be submitted to the Nationalrat authorizing the Minister of Finance to undertake additional borrowings. Since 1976, however, the Minister of Finance has been authorized to finance shortfalls in revenues of up to 3% of the anticipated amount shown in the basic budget without the approval of the Nationalrat if he determines that such revenue shortfalls resulted from a downturn in the business cycle, but the Minister of Finance is obliged to report to the Nationalrat on such operations quarterly.

Pursuant to the Federal Constitution of 1929 and a federal law adopted in 1948, the Rechnungshof (the Court of Accounts) is entrusted with the audit of the administration of the finances of the federal government and its constituent provinces and of their annual financial statements. The Rechnungshof is independent from the executive branch and reports directly to the Nationalrat. It is responsible, in essence, for the compilation of the budget outcome report to be submitted annually to the Nationalrat, for assistance in the contracting of indebtedness for moneys borrowed (federal debt documents have to be countersigned by the president of the Rechnungshof), for the control of administration expenditures, and for assistance in issuing certain government decrees.

After showing significant deficits in the 1990s (in 1995 the general government deficit reached 5.6% of GDP), Austria was able to reach a slight surplus in 2001 and only a minor general government budget deficit in the year 2002, due to ambitious consolidation programs in the years 1996 and 2000. In spite of the strict consolidation programs, the federal government succeeded in preserving social equilibrium, preventing increases of non-wage labor costs, safeguarding competitiveness and implementing measures to promote economic growth. Although the major part of the consolidation came from reducing government expenditures, additional measures were taken on the revenue side.

In the years 2001 to 2003 Austria went through a period of slow economic growth that in 2003 eventually turned the fiscal balance into deficit again. The successful consolidation efforts of 2000, however, allowed for the automatic stabilizers to work during the economic downswing as well as for a significant tax reform that started in 2005. For the next years, the aim is to bring the public budget back into balance and to reduce the public gross debt to below 60% of GDP by 2008.

The federal accounts as set forth below for the years 2003 to 2005 have been audited by the Rechnungshof and approved by the Nationalrat. The accounts for 2006 show the expected result and are not yet audited and approved. The accounts for 2007 represent the basic budget as approved by the Nationalrat in 2006.

For further information concerning the budget for the fiscal years 2003 to 2007, see “Republic of Austria—Tables and Supplementary Information—Federal Revenues and Expenditures”.

SUMMARY OF REVENUES AND EXPENDITURES

	2003	2004	2005	2006(1)	2007(2)
	(Millions of euro)
I. General Account
Federal Government Revenues:
Total taxes and levies—gross	53,498	56,207	57,156	60,398	63,183
Less: transfers to provinces, municipalities and funds	(16,077)	(16,397)	(16,805)	(17,473)	(18,578)
Transfer to EU—budget	(1,952)	(2,150)	(2,314)	(2,470)	(2,400)

Total taxes and levies—net	35,468	37,660	38,038	40,454	42,205
Other levies	8,970	9,254	9,437	9,844	10,329
Other sources	13,452	13,433	14,018	15,804	13,178
Total revenues	57,890	60,347	61,493	66,103	65,712

Expenditures:
Total	61,387	64,977	66,041	70,519	69,574
Of which: staff expenditures	10,604	10,114	10,464	10,796	11,129
Other expenditures	50,783	54,863	55,577	59,723	58,445
Budget deficit—net of public debt redemptions	3,498	4,630	4,548	4,416	3,862
Budget deficit—net, as a percentage of gross domestic product	(1.5)%	(2.0)%	(1.8)%	(1.7)%	(1.4)%
II. Financing Account
Expenditure	51,623	30,226	32,271	39,090	87,530
Revenue	55,121	34,856	36,819	43,506	91,392

Surplus	3,498	4,630	4,548	4,416	3,862

Rounding differences

(1)	Provisional Result
(2)	Federal Budget

SOURCE: Federal Ministry of Finance.

Taxation

On January 1, 2005 a tax reform bill came into force. This tax reform lowers the tax burden by about EUR 2.5 billion, in particular by reducing the corporate income tax rate from 34% to 25% and by a modified personal income tax rate.

The principal taxes levied by Austria are personal income tax (including salary and wage tax), corporate income tax and value added tax (“VAT”). Personal income taxation is progressive, with a top marginal rate of 50% on taxable income in excess of EUR 51,000. For employees, this top marginal rate is reduced to about 43% by statutory tax allowances for 1/6 of the yearly income. For the corporate income tax there is a flat rate of 25%. The general VAT rate is 20%, and the reduced rate, mainly on food products, rents, passenger transport, books and newspapers and certain services, is 10%. In comparison to other European countries, effective direct taxation is low, while indirect taxation is above average.

Under Austrian law, a fraction of the taxes collected by the federal government must be remitted to the provinces and municipalities under a revenue-sharing plan. The fractions and the taxes involved, and the basis of distribution among the provincial and local entities, are negotiated periodically among federal and other government authorities. The latest agreement concluded in autumn 2004 covers the period 2005 to 2008.

Austria is a party to tax treaties with 54 countries worldwide, including the United States.

PUBLIC DEBT

Summary of Domestic and External Debt

The following table sets forth the direct domestic and external debt of Austria outstanding at December 31 of each of the years indicated.

DIRECT DEBT

	2002	2003	2004	2005	2006
	(Millions of euro)
Domestic	116,448	122,021	131,747	139,670	146,966
External(1)	15,738	13,929	13,141	11,635	8,319

Total	132,186	135,950	144,888	151,305	155,285

Less: Holdings of own Bonds	(8,233)	(9,073)	(9,338)	(9,976)	(10,020)

Total	123,953	126,877	135,550	141,329	145,265

(1)	Translated into EUR at the exchange rates prevailing at December 31 of each year indicated.

SOURCE: Austrian Federal Financing Agency.

External funded debt in foreign currencies outstanding as of December 31, 2006 was as follows(1):

(Millions of euro)
Payable in U.S. Dollars	0
Payable in Swiss Francs	4,737
Payable in Yen	3,582

Total	8,319
Less: Holding of own Bonds	0

Total	8,319

(1)	Translated into euro at the exchange rates prevailing at December 31, 2006.

SOURCE: Austrian Federal Financing Agency.

In addition to its direct debt, Austria has guaranteed the payment of the principal of, and interest on, certain obligations of public agencies, enterprises in which Austria has an ownership interest, and of others pursuant to the Export Guarantees Act and Export Financing Guarantees Act. The major portion of the debt guaranteed by Austria has been guaranteed pursuant to the Export Guarantees Act and the Export Financing Guarantees Act. The following table sets forth the principal amount of debt guaranteed by Austria outstanding at December 31 of each of the years 2002 through 2006.

GUARANTEED DEBT

	December 31,
	2002	2003	2004	2005	2006
	(Millions of euro)
Domestic(1)	35,495	38,228	41,518	43,499	49,588
External	19,874	17,078	17,649	20,869	20,206

Total Guaranteed Debt(2)	55,369	55,306	59,167	64,368	69,794

(1)	Translated into EUR at the exchange rates prevailing at December 31 of each year indicated.
(2)	In addition, the Republic is liable by law for all liabilities of the Austrian Postal Savings Bank assumed until December 31, 2000, which amounted to EUR 5.3 billion as of December 31, 2005.

SOURCE: Ministry of Finance.

Debt Service

The following table sets forth the debt service requirements for the indicated periods in respect of the internal funded debt of Austria outstanding at December 31, 2006.

DEBT SERVICE REQUIREMENTS OF DOMESTIC DEBT

	2007	2008	2009	2010	2011
	(Billions of euro)
Interest	6.4	6.4	5.5	5.1	4.6
Principal	19.0	11.0	9.4	9.1	8.6

Total	25.4	17.4	14.9	14.2	13.2

SOURCE: Ministry of Finance.

The following table sets forth the debt service requirements for the indicated periods in respect of the external funded debt of Austria outstanding at December 31, 2006.

DEBT SERVICE REQUIREMENTS OF EXTERNAL DEBT(1)

	2007	2008	2009	2010	2011
	(Billions of euro)
Interest	0.3	0.2	0.2	0.1	0.1
Principal	1.0	0.7	2.6	1.4	0.7

Total	1.3	0.9	2.8	1.5	0.8

(1)	Computed on the basis of rates of exchange used by the Ministry of Finance for uniform valuation purposes, as of December 31, 2003.

SOURCE: Austrian Federal Financing Agency.

TABLES AND SUPPLEMENTARY INFORMATION

PART 1: OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

I. OUTSTANDING DEBT

Issue	Date of Issue	Maturity	Interest Rate	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
TRY 75,000,000 18.25% Guaranteed Notes	8/4/2006	2/5/2008	18.2500000%	TRY	75,000,000.00	43,680,838.67
CHF 500,000,000 3.5% Guaranteed Notes	2/18/1998	2/18/2008	3.5000000%	CHF	500,000,000.00	302,169,577.57
CHF 800,000,000 1.5% Guaranteed Notes	3/27/2003	3/27/2008	1.5000000%	CHF	800,000,000.00	483,471,324.11
CAD 41,000,000 2.95% Guaranteed Notes	4/13/2004	4/14/2008	2.9500000%	CAD	41,000,000.00	28,375,666.14
EUR 750,000,000 5.25% Guaranteed Notes	1/30/1998	4/25/2008	5.2500000%	EUR	750,000,000.00	750,000,000.00
USD 43,830,000 Step Up Callable Notes	4/28/2003	4/28/2008	4.0000000%	USD	43,830,000.00	29,773,792.54
USD 1,000,000,000 2.375% Guaranteed Global Notes	6/4/2003	6/16/2008	2.3750000%	USD	1,000,000,000.00	679,301,677.88
CAD 100,000,000 4.25% Guaranteed Notes	9/18/2003	9/18/2008	4.2500000%	CAD	100,000,000.00	69,208,941.80
USD 67,000,000 3% Guaranteed Notes	10/29/2003	10/28/2008	3.0000000%	USD	67,000,000.00	45,513,212.42
EUR 1,000,000,000 3.75% Guaranteed Notes	11/28/2006	11/28/2008	3.7500000%	EUR	1,000,000,000.00	1,000,000,000.00
CHF 400,000,000 1.75% Guaranteed Notes	3/9/2004	3/9/2009	1.7500000%	CHF	400,000,000.00	241,735,662.05
USD 750,000,000 6% Guaranteed Notes	5/19/1999	5/19/2009	6.0000000%	USD	750,000,000.00	509,476,258.41
GBP 250,000,000 6.00% Guaranteed Notes	6/15/2007	6/15/2009	6.0000000%	GBP	250,000,000.00	340,901,343.15
USD 800,000,000 4.3025% Guaranteed Notes	8/3/2004	8/3/2009	4.3025000%	USD	800,000,000.00	543,441,342.30
JPY 30,000,000,000 Puttable Step Up Notes	8/11/1999	8/11/2009	1.7900000%	JPY	30,000,000,000.00	181,895,349.54
JPY 25,000,000,000 Puttable Step Up Notes	9/27/1999	9/28/2009	1.9800000%	JPY	25,000,000,000.00	151,579,457.95
USD 100,000,000 3.89% Guaranteed Notes	11/3/2003	11/3/2009	3.8900000%	USD	100,000,000.00	67,930,167.79
USD 100,000,000 4.068% Guaranteed Notes	11/20/2007	11/20/2009	4.0680000%	USD	100,000,000.00	67,930,167.79
EUR 1,500,000,000 4.125% Guaranteed Notes	12/6/2007	11/30/2009	4.1250000%	EUR	1,500,000,000.00	1,500,000,000.00
USD 100,000,000 3.85% Guaranteed Notes	12/15/2003	12/15/2009	3.8500000%	USD	100,000,000.00	67,930,167.79
EUR 300,000,000 4.36% Guaranteed Notes	12/21/2007	12/21/2009	4.3600000%	EUR	300,000,000.00	300,000,000.00
CHF 400,000,000 1.75% Guaranteed Notes	1/28/2005	1/28/2010	1.7500000%	CHF	400,000,000.00	241,735,662.05
JPY 150,000,000,000 1.80% Guaranteed Notes	1/28/2000	3/22/2010	1.8000000%	JPY	150,000,000,000.00	909,476,747.71
USD 100,000,000 4.18% Guaranteed Notes	5/19/2004	5/19/2010	4.1800000%	USD	100,000,000.00	67,930,167.79
USD 85,500,000 4.71% Guaranteed Notes	8/10/2006	8/10/2010	4.7100000%	USD	85,500,000.00	58,080,293.46
USD 20,000,000 Floating Rate Notes	9/29/2003	9/29/2010	4.6556200%	USD	20,000,000.00	13,586,033.56
USD 1,000,000,000 4.25% Guaranteed Global Notes	10/6/2005	10/6/2010	4.2500000%	USD	1,000,000,000.00	679,301,677.88
USD 100,000,000 4,06% Guaranteed Notes	11/13/2003	11/12/2010	4.0600000%	USD	100,000,000.00	67,930,167.79
USD 100,000,000 4.42% Guaranteed Notes	9/3/2003	12/3/2010	4.4200000%	USD	100,000,000.00	67,930,167.79
GBP 350,000,000 5.00% Guaranteed Notes	12/7/2007	12/7/2010	5.0000000%	GBP	350,000,000.00	477,261,880.41
USD 100,000,000 4.13% Guaranteed Notes	5/4/2004	5/4/2011	4.1300000%	USD	100,000,000.00	67,930,167.79
CHF 1,000,000,000 2.75% Guaranteed Notes	6/14/2007	6/14/2011	2.7500000%	CHF	1,000,000,000.00	604,339,155.13
CHF 50,000,000 2.65% Guaranteed Notes	9/20/2007	9/20/2011	2.6500000%	CHF	50,000,000.00	30,216,957.76
CHF 50,000,000 2.65% Guaranteed Notes	9/20/2007	10/20/2011	2.6500000%	CHF	50,000,000.00	30,216,957.76
CHF 250,000,000 1.625% Guaranteed Notes	10/18/2005	10/18/2011	1.6250000%	CHF	250,000,000.00	151,084,788.78
USD 1,250,000,000 4.75% Guaranteed Global Notes	11/8/2006	11/8/2011	4.7500000%	USD	1,250,000,000.00	849,127,097.34
EUR 2,000,000,000 4.125% Guaranteed Notes	2/21/2007	2/21/2012	4.1250000%	EUR	2,000,000,000.00	2,000,000,000.00
USD 100,000,000 4% Guaranteed Notes	4/20/2004	4/20/2012	4.0000000%	USD	100,000,000.00	67,930,167.79
USD 1,750,000,000 4.75% Guaranteed Global Notes	10/16/2007	10/16/2012	4.7500000%	USD	1,750,000,000.00	1,188,777,936.28
CHF 750,000,000 2.5% Guaranteed Notes	10/18/2004	10/18/2012	2.5000000%	CHF	750,000,000.00	453,254,366.35
USD 100,000,000 4.56% Guaranteed Notes	5/7/2004	5/7/2013	4.5600000%	USD	100,000,000.00	67,930,167.79
CHF 200,000,000 3.00% Guaranteed Notes	11/5/2007	12/5/2013	3.0000000%	CHF	200,000,000.00	120,867,831.03
USD 1,000,000,000 4.5% Guaranteed Global Notes	3/9/2005	3/9/2015	4.5000000%	USD	1,000,000,000.00	679,301,677.88
USD 30,000,000 Callable Capped Floating Rate Notes	7/6/2005	7/6/2015	5.7500000%	USD	30,000,000.00	20,379,050.34
CHF 500,000,000 3% Guaranteed Notes	10/23/2003	10/23/2015	3.0000000%	CHF	500,000,000.00	302,169,577.57
USD 1,000,000,000 4.875% Guaranteed Global Notes	2/16/2006	2/16/2016	4.8750000%	USD	1,000,000,000.00	679,301,677.88
EUR 12,000,000 Step Up Callable Notes	8/9/2006	8/9/2016	3.9750000%	EUR	12,000,000.00	12,000,000.00
EUR 1,500,000,000 3.875% Guaranteed Notes	9/15/2006	9/15/2016	3.8750000%	EUR	1,500,000,000.00	1,500,000,000.00
USD 40,000,000 Callable Range Accrual Notes	2/7/2007	2/7/2017	8.6000000%	USD	40,000,000.00	27,172,067.12
USD 1,000,000,000 5.00% Guaranteed Global Notes	4/25/2007	4/25/2017	5.0000000%	USD	1,000,000,000.00	679,301,677.88
USD 30,000,000 Callable Capped Floating Rate Notes	9/5/2007	9/5/2017	6.2487500%	USD	30,000,000.00	20,379,050.34
CHF 250,000,000 2.125% Guaranteed Notes	10/18/2005	10/18/2018	2.1250000%	CHF	250,000,000.00	151,084,788.78
CHF 300,000,000 2.75% Guaranteed Notes	1/28/2005	1/28/2020	2.7500000%	CHF	300,000,000.00	181,301,746.54
CHF 300,000,000 3.00% Guaranteed Notes	6/14/2007	6/14/2022	3.0000000%	CHF	300,000,000.00	181,301,746.54
CHF 575,000,000 2.625% Guaranteed Notes	11/22/2006	11/22/2024	2.6250000%	CHF	575,000,000.00	347,495,014.20
GBP 150,000,000 5.75% Guaranteed Notes	10/21/1999	12/7/2028	5.7500000%	GBP	150,000,000.00	204,540,805.89
CHF 800,000,000 2.875% Guaranteed Notes	2/25/2005	2/25/2030	2.8750000%	CHF	800,000,000.00	483,471,324.11
CHF 200,000,000 3.25% Guaranteed Notes	7/25/2006	7/25/2036	3.2500000%	CHF	200,000,000.00	120,867,831.03

Total of debt denominated in:
USD	10,766,330,000.00
CAD	141,000,000.00
CHF	7,325,000,000.00
EUR	7,062,000,000.00
GBP	750,000,000.00
JPY	205,000,000,000.00
TRY	75,000,000.00
Total outstanding debt in euro equivalent	21,209,291,376.24

PART 2: REPUBLIC OF AUSTRIA

I. FEDERAL REVENUES AND EXPENDITURES

ORDINARY BUDGET REVENUES

	2003	2004	2005	2006(1)	2007(2)
	(Millions of euro)
Total taxes and levies, gross	53,498	56,207	57,156	60,398	63,183

Of which:
Personal Income Tax	2,950	2,819	2,539	2,525	2,700
Wage Tax	16,943	17,119	16,930	18,092	19,000
Tax on Interest	1,410	1,318	1,280	1,376	1,500
Corporate Income Tax	4,331	4,470	4,418	4,833	5,500
Turnover Tax	16,472	18,155	19,442	20,171	20,900
Mineral Oils Tax	3,309	3,594	3,565	3,553	3,650
Other Taxes and Levies	8,083	8,732	8,982	9,849	9,933

Less: transfers to provinces and municipalities, funds, etc.(3)	(16,077)	(16,397)	(16,805)	(17,473)	(18,578)
Transfers to the European Union	(1,952)	(2,149)	(2,314)	(2,470)	(2,400)

Public taxes, net	35,468	37,660	38,038	40,454	42,205
Transfers from tax revenues	1,497	1,663	1,608	1,704	1,877
Tax-like revenues (unemployment insurance contributions, employers’ contributions, etc.)	7,473	7,591	7,830	8,140	8,452
Other sources	13,452	13,433	14,018	15,804	13,178

Total	57,890	60,347	61,493	66,103	65,712

Rounding differences

(1)	Provisional Result
(2)	Federal Budget
(3)	Including payments pursuant to the Act Governing Health and Social Welfare Allowances.

SOURCE: Federal Budget Laws

ORDINARY BUDGET EXPENDITURES

	2003	2004	2005	2006(1)	2007(2)
	(Millions of euro)
I. General Account
Federal Government:
Office of the President	5	6	6	7	6
Federal Legislature	113	115	185	121	122
Constitutional Court	7	7	8	8	8
Administrative Court	12	12	12	13	13
Public Attorney’s Office	4	5	5	5	5
Court of Accounts	23	23	23	23	26
Federal Chancellery	396	434	426	440	442
Interior Affairs	1,728	1,831	1,985	2,132	2,152
Education and Culture	5,870	5,902	6,187	6,401	6,634
Arts	217	218	225	227	228
Science	2,506	3,228	3,259	3,325	3,502
Social Affairs and Generations	1,872	1,840	1,900	1,941	2,007
Social Security	6,978	6,718	6,937	7,354	7,450
Health	572	602	620	636	665
Youth, Family and Seniors	4,960	5,477	6,100	5,892	5,961
Foreign Affairs	308	343	379	398	388
Justice	909	922	989	999	1,041
National Defence	1,760	1,803	1,797	1,733	2,250
Financial Administration	2,221	1,853	1,797	1,809	1,870
Treasury Operations	921	1,130	1,195	1,387	789
Tax Collection	5	2	2	3	3
Grants to Provinces and Municipalities	4,251	4,000	4,351	4,555	4,647
Federal Property	639	643	625	1,282	1,047
Pensions	6,535	6,797	6,871	7,039	7,187
Public Debt Services incl. Swaps	8,344	8,677	9,609	11,609	10,250
Agriculture, Forestry and Water economy	2,024	2,075	2,294	2,319	2,256
Environment new	508	504	493	475	574
Commerce and Employment	5,348	5,846	5,527	5,968	5,538
Transportation, Innovation and Technology	2,330	3,964	2,235	2,429	2,512
Public Benefits and Sports	21	—	—	—	—

Total Federal Expenditures	61,387	64,977	66,041	70,519	69,574

Net Deficit	3,498	4,630	4,548	4,416	3,862

II. Financing Account
Expenditure	51,623	30,226	32,271	39,090	87,530
Revenue	55,121	34,856	36,819	43,506	91,392

Surplus	3,498	4,630	4,548	4,416	3,862

Rounding differences

(1)	Provisional Outturn
(2)	Federal Budget

SOURCE: Federal Budget Laws

The difference between the amount of expenditures and that of revenues (deficit) is financed by borrowings under authority of the federal budget law of the respective fiscal years and by application of the balance of available funds at the end of the preceding fiscal year.

PUBLIC DEBT (Internal and External Debt) as of December 31, 2006

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 1997-2007	17-97	17-07	5.625	EUR	937,495,000.00	937,495,000.00										EUR	88,646,923.92	88,646,923.92
Government Bond 1997-2007	11-97	11-07	5.750	EUR	1,454,460,000.00	1,454,460,000.00										EUR	91,275,206.07	91,275,206.07
Government Bond 1997-2007	13-97	16-07	5.625	EUR	1,049,369,064.00	1,049,369,064.00										EUR	86,209,090.68	86,209,090.68
Government Bond 2000-2027	08-00	15-27	6.250	EUR	6,581,099,002.31	6,581,099,002.31	EUR	229,000,000.00	229,000,000.00							EUR	155,436,000.00	155,436,000.00
Government Bond 2000-2008	14-00	14-08	5.710							EUR	2,250,000,000.00	2,250,000,000.00
Government Bond 2000-2008	14-00	14-08	1.715										JPY	64,744,500,000.00	412,569,298.41
Government Bond 2000-2008	22-00	14-08	4.010										CHF	240,690,000.00	149,785,300.89
Government Bond 1999-2008	06-99	15-08	5.000	EUR	8,140,089,500.00	8,140,089,500.00	EUR	433,875,186.79	433,875,186.79							EUR	2,362,290,400.00	2,362,290,400.00
Government Bond 2003-2007	16-03	14-07	3.673										EUR	1,500,000,000.00	1,500,000,000.00
Government Bond 1999-2014	29-99	15-14	4.125	EUR	1,321,000,000.00	1,321,000,000.00										EUR	85,402,000.00	85,402,000.00
Government Bond 1999-2009	08-99	14-09	5.000							EUR	1,215,000,000.00	1,215,000,000.00
Government Bond 1999-2009	08-99	14-09	1.940										JPY	38,920,800,000.00	248,013,764.10
Government Bond 2000-2009	22-00	14-09	4.260										CHF	1,153,194,000.00	717,651,378.43
Government Bond 2000-2009	02-00	15-09	4.000	EUR	8,725,750,000.00	8,725,750,000.00	EUR	421,600,000.00	421,600,000.00							EUR	134,500,000.00	134,500,000.00
Government Bond 2000-2009	14-00	14-09	var.										EUR	192,271,451.52	192,271,451.52
Government Bond 2001-2009	19-01	14-09	var.							JPY	5,524,500,000.00	35,203,593.96
Government Bond 2000-2010	31-00	15-10	5.500	EUR	8,811,000,000.00	8,811,000,000.00	EUR	327,500,000.00	327,500,000.00							EUR	312,600,000.00	312,600,000.00
Government Bond 2001-2010	19-01	14-10	5.390							EUR	966,000,000.00	966,000,000.00
Government Bond 2001-2010	19-01	14-10	1.625										JPY	90,415,800,000.00	576,153,699.10
Government Bond 2001-2010	20-01	14-10	3.700										CHF	230,675,000.00	143,552,803.53
Government Bond 2000-2007	17-00	22-07	5.500	EUR	8,749,484,000.00	8,749,484,000.00	EUR	712,500,000.00	712,500,000.00							EUR	694,384,000.00	694,384,000.00
Government Bond 2000-2007	09-00	19-07	5.605							EUR	784,640,057.38	784,640,057.38
Government Bond 2000-2007	09-00	19-07	4.000										CHF	1,227,983,467.43	764,194,080.17
Government Bond 2006-2007	20-06	19-07	2.702										EUR	696,247,849.24	696,247,849.24
Government Bond 2006-2007	20-06	19-07	2.702							CHF	1,077,545,600.00	670,574,148.98
Government Bond 2001-2011	17-01	03-11	5.360							EUR	751,188,111.00	751,188,111.00
Government Bond 2001-2011	17-01	03-11	3.820										CHF	253,230,642.00	157,589,546.33
Government Bond 2001-2011	06-01	04-11	5.250	EUR	8,268,193,000.00	8,268,193,000.00	EUR	446,600,000.00	446,600,000.00							EUR	966,200,000.00	966,200,000.00
Government Bond 2001-2011	18-01	03-11	1.618										JPY	64,554,781,000.00	411,360,358.12
Government Bond 1994-2024	10-94	10-24	6.500	EUR	530,915,263.60	530,915,263.60
Government Bond 1994-2024	28-94	28-24	6.250	EUR	276,876,267.76	276,876,267.76
Government Bond 1997-2007	21-97	21-07	var.	EUR	115,040,673.27	115,040,673.27
Government Bond 1997-2007	20-97	20-07	var.							EUR	12,782,250.00	12,782,250.00
Government Bond 1997-2007	20-97	20-07	0.000										JPY	1,830,000,000.00	11,661,250.24
Government Bond 1995-2007	03-95	03-07	7.250	EUR	511,291,881.20	511,291,881.20										EUR	48,260,329.38	48,260,329.38
Government Bond 1997-2007	21-97	21-07	var.	EUR	102,258,376.24	102,258,376.24
Government Bond 1997-2007	21-97	21-07	var.							EUR	102,258,194.00	102,258,194.00
Government Bond 1997-2007	21-97	21-07	2.200										JPY	14,100,500,000.00	89,852,163.38
Government Bond 1986-2016	28-86	27-16	5.750	EUR	196,847,374.26	196,847,374.26
Government Bond 2003-2012	08-03	13-12	4.300							EUR	400,000,000.00	400,000,000.00
Government Bond 2003-2012	08-03	13-12	2.820										CHF	594,100,000.00	369,718,090.73
Government Bond 2003-2012	14-03	13-12	4.185										EUR	196,423,841.06	196,423,841.06
Government Bond 2003-2012	14-03	13-12	2.690							CHF	296,600,000.00	184,579,003.05
Government Bond 2002-2012	14-02	16-12	5.000	EUR	10,177,384,000.00	10,177,384,000.00	EUR	201,100,000.00	201,100,000.00							EUR	98,000,000.00	98,000,000.00
Government Bond 2003-2018	10-03	15-18	4.650	EUR	9,771,379,000.00	9,771,379,000.00	EUR	177,000,000.00	177,000,000.00							EUR	170,000,000.00	170,000,000.00
Government Bond 2004-2018	31-04	15-18	4.385							EUR	619,928,922.41	619,928,922.41
Government Bond 2004-2018	31-04	12-18	1.670										JPY	72,060,000,000.00	459,185,624.16
Government Bond 2006-2018	09-06	15-18	2.525										CHF	88,500,000.00	55,074,989.11
Government Bond 2003-2013	05-03	21-13	3.800	EUR	10,582,317,000.00	10,582,317,000.00	EUR	277,100,000.00	277,100,000.00							EUR	57,000,000.00	57,000,000.00
Government Bond 2004-2014	16-04	15-14	4.300	EUR	8,002,100,000.00	8,002,100,000.00	EUR	96,600,000.00	96,600,000.00							EUR	457,000,000.00	457,000,000.00
Government Bond 2004-2014	22-04	14-14	3.815							EUR	16,485,328.06	16,485,328.06
Government Bond 2004-2014	22-04	14-14	2.530										CHF	25,000,000.00	15,557,906.53
Government Bond 2005-2020	18-05	15-20	3.900	EUR	7,168,310,000.00	7,168,310,000.00	EUR	40,000,000.00	40,000,000.00							EUR	40,000,000.00	40,000,000.00
Government Bond 2005-2015	08-05	15-15	3.500	EUR	7,119,187,000.00	7,119,187,000.00	EUR	301,600,000.00	301,600,000.00							EUR	852,000,000.00	852,000,000.00
Government Bond 2006-2021	16-06	15-21	3.500	EUR	8,070,000,000.00	8,070,000,000.00	EUR	155,000,000.00	155,000,000.00							EUR	735,000,000.00	735,000,000.00
Government Bond 2006-2016	24-06	15-16	4.000	EUR	7,530,000,000.00	7,530,000,000.00	EUR	657,174,148.43	657,174,148.43							EUR	78,000,000.00	78,000,000.00
Government Bond 2006-2016	06-06	15-16	4.000										EUR	631,074,148.43	631,074,148.43
Government Bond 2006-2016	06-06	15-16	4.000							EUR	631,074,148.43	631,074,148.43
Government Bond 2006-2016	06-06	15-16	2.465										CHF	1,000,000,000.00	622,316,261.12
Government Bond 2006-2016	06-06	15-16	2.465							CHF	1,000,000,000.00	622,316,261.12
Government Bond 1987-2007	13-87	13-07	5.875	JPY	20,000,000,000.00	127,445,357.80
Government Bond 1994-2009	03-94	03-09	3.750	JPY	60,000,000,000.00	382,336,073.41
Government Bond 2001-2009	12-01	21-09	3.000	CHF	1,150,000,000.00	715,663,700.29	CHF	300,000,000.00	186,694,878.34
Government Bond 1993-2008	19-93	19-08	6.250	USD	200,000,000.00	151,860,288.53
Government Bond 1993-2008	19-93	19-08	6.250							USD	200,000,000.00	151,860,288.53
Government Bond 1993-2008	19-93	19-08	var.										JPY	22,150,000,000.00	141,145,733.77

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2002-2009	25-02	05-09	5.075										EUR	568,742,250.70	568,742,250.70
Government Bond 2002-2009	25-02	05-09	5.250	USD	1,700,000,000.00	1,290,812,452.54	USD	243,918,925.17	185,207,991.78
Government Bond 2002-2009	25-02	05-09	5.250										USD	243,918,925.17	185,207,991.78
Government Bond 2002-2009	25-02	05-09	5.250							USD	1,700,000,000.00	1,290,812,452.54
Government Bond 2002-2009	25-02	05-09	3.640										CHF	1,056,234,800.00	657,312,091.60
Government Bond 2002-2009	25-02	05-09	3.640							CHF	60,000,000.00	37,338,975.67
Government Bond 2002-2009	22-02	05-09	0.615										JPY	58,136,000,000.00	370,458,166.06
Government Bond 2002-2009	22-02	05-09	0.615							JPY	39,836,000,000.00	253,845,663.67
Government Bond 1999-2029	19-99	19-29	4.750	GBP	200,000,000.00	297,840,655.25	GBP	99,399,602.00	148,026,212.96
Government Bond 1999-2029	19-99	19-29	var.										EUR	310,137,938.00	310,137,938.00
Government Bond 1999-2029	19-99	19-29	var.							EUR	154,137,938.00	154,137,938.00
Government Bond 1999-2029	19-99	19-29	4.750										GBP	99,399,602.00	148,026,212.96
Government Bond 1999-2029	19-99	19-29	4.750							GBP	200,000,000.00	297,840,655.25
Government Bond 1999-2009	28-99	28-09	14.250	ZAR	100,000,000.00	10,854,934.65
Government Bond 1999-2009	28-99	28-09	var.										EUR	15,582,392.00	15,582,392.00
Government Bond 1999-2009	28-99	28-09	14.250							ZAR	100,000,000.00	10,854,934.65
Government Bond 2001-2007	23-01	23-07	5.625	USD	100,000,000.00	75,930,144.27
Government Bond 2001-2007	23-01	23-07	4.858										EUR	113,500,000.00	113,500,000.00
Government Bond 2001-2007	23-01	23-07	5.625							USD	100,000,000.00	75,930,144.27
Government Bond 2001-2009	15-01	15-09	5.750	USD	100,000,000.00	75,930,144.27
Government Bond 2001-2009	15-01	15-09	5.095										EUR	117,000,000.00	117,000,000.00
Government Bond 2001-2009	15-01	15-09	5.750							USD	100,000,000.00	75,930,144.27
Government Bond 2002-2012	25-02	25-12	3.375	CHF	1,000,000,000.00	622,316,261.12
Government Bond 2002-2007	19-02	19-07	6.500	NOK	400,000,000.00	48,555,474.63
Government Bond 2002-2007	19-02	19-07	4.490										EUR	50,890,585.24	50,890,585.24
Government Bond 2002-2007	19-02	19-07	6.500							NOK	400,000,000.00	48,555,474.63
Government Bond 2002-2012	22-02	22-12	5.500	USD	600,000,000.00	455,580,865.60
Government Bond 2002-2012	22-02	22-12	5.500							USD	600,000,000.00	455,580,865.60
Government Bond 2002-2012	22-02	22-12	3.644										CHF	983,310,600.00	611,930,176.12
Government Bond 2002-2012	10-02	22-12	5.161										EUR	18,809,471.12	18,809,471.12
Government Bond 2002-2007	07-02	31-07	5.000	USD	600,000,000.00	455,580,865.60
Government Bond 2002-2007	07-02	31-07	4.685										EUR	683,103,765.84	683,103,765.84
Government Bond 2002-2007	07-02	31-07	5.000							USD	600,000,000.00	455,580,865.60
Government Bond 2002-2007	14-02	14-07	3.000	CHF	500,000,000.00	311,158,130.56	CHF	300,000,000.00	186,694,878.34
Government Bond 2006-2007	13-06	14-07	2.762										EUR	129,426,466.03	129,426,466.03
Government Bond 2006-2007	04-06	14-07	2.762							EUR	129,426,466.03	129,426,466.03
Government Bond 2006-2007	04-06	14-07	2.762										CHF	199,034,607.99	123,862,473.08
Government Bond 2006-2007	13-06	14-07	2.762							CHF	200,000,000.00	124,463,252.22
Government Bond 2002-2010	30-02	31-10	4.375	USD	1,000,000,000.00	759,301,442.67
Government Bond 2002-2010	30-02	31-10	4.618										EUR	599,339,360.73	599,339,360.73
Government Bond 2002-2010	30-02	31-10	4.375							USD	1,000,000,000.00	759,301,442.67
Government Bond 2003-2010	22-03	31-10	2.099										CHF	553,500,000.00	344,452,050.53
Government Bond 2003-2010	07-03	07-10	3.750	USD	100,000,000.00	75,930,144.27
Government Bond 2003-2010	07-03	07-10	3.750							USD	100,000,000.00	75,930,144.27
Government Bond 2003-2010	07-03	07-10	2.120										CHF	144,500,000.00	89,924,699.73
Government Bond 2003-2007	14-03	14-07	6.000	HUF	24,000,000,000.00	95,325,098.30
Government Bond 2003-2007	14-03	14-07	var.										EUR	95,265,243.94	95,265,243.94
Government Bond 2003-2007	14-03	14-07	6.000							HUF	24,000,000,000.00	95,325,098.30
Government Bond 2003-2013	28-03	28-13	3.740	EUR	50,000,000.00	50,000,000.00
Government Bond 2003-2013	28-03	28-13	3.740							EUR	50,000,000.00	50,000,000.00
Government Bond 2003-2013	28-03	28-13	2.350										CHF	73,400,000.00	45,678,013.57
Government Bond 2003-2011	28-03	28-11	5.070	USD	75,000,000.00	56,947,608.20
Government Bond 2003-2011	28-03	28-11	5.070							USD	75,000,000.00	56,947,608.20
Government Bond 2003-2011	28-03	28-11	2.095										CHF	101,857,500.00	63,387,578.57
Government Bond 2006-2007	13-06	30-07	1.290										EUR	176,162,790.70	176,162,790.70
Government Bond 2006-2007	05-06	30-07	1.290							EUR	176,162,790.70	176,162,790.70
Government Bond 2003-2007	06-03	30-07	2.625	USD	400,000,000.00	303,720,577.07	USD	200,000,000.00	151,860,288.53
Government Bond 2003-2007	06-03	30-07	2.625										USD	200,000,000.00	151,860,288.53
Government Bond 2003-2007	06-03	30-07	2.625							USD	400,000,000.00	303,720,577.07
Government Bond 2003-2007	06-03	30-07	1.244										CHF	816,760,681.18	508,283,453.34
Government Bond 2003-2007	06-03	30-07	1.244							CHF	545,400,000.00	339,411,288.82
Government Bond 2003-2013	28-03	29-13	5.628	USD	50,000,000.00	37,965,072.13
Government Bond 2003-2013	28-03	29-13	4.108										EUR	46,339,202.97	46,339,202.97
Government Bond 2003-2013	28-03	29-13	5.628							USD	50,000,000.00	37,965,072.13
Government Bond 2003-2023	02-03	02-23	4.563	EUR	100,000,000.00	100,000,000.00
Government Bond 2003-2010	12-03	12-10	3.500	USD	500,000,000.00	379,650,721.34
Government Bond 2003-2010	12-03	12-10	3.680										EUR	454,959,053.70	454,959,053.70
Government Bond 2003-2010	12-03	12-10	3.500							USD	500,000,000.00	379,650,721.34
Government Bond 2003-2013	25-03	25-13	3.250	USD	2,500,000,000.00	1,898,253,606.68

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2003-2013	25-03	25-13	3.470										EUR	2,184,602,669.59	2,184,602,669.59
Government Bond 2003-2013	25-03	25-13	3.250							USD	2,500,000,000.00	1,898,253,606.68
Government Bond 2003-2007	07-03	07-07	2.350	EUR	50,000,000.00	50,000,000.00
Government Bond 2003-2033	06-03	26-33	6.597	JPY	15,000,000,000.00	95,584,018.35
Government Bond 2003-2033	06-03	26-33	var.										EUR	116,615,700.00	116,615,700.00
Government Bond 2003-2033	06-03	26-33	6.597							JPY	15,000,000,000.00	95,584,018.35
Government Bond 2004-2034	02-04	02-34	5.125	SKK	500,000,000.00	14,520,110.35
Government Bond 2004-2034	02-04	02-34	4.875										EUR	12,135,922.33	12,135,922.33
Government Bond 2004-2034	02-04	02-34	5.125							SKK	500,000,000.00	14,520,110.35
Government Bond 2004-2009	24-04	24-09	9.500	ZAR	300,000,000.00	32,564,803.96
Government Bond 2004-2009	24-04	24-09	3.340										EUR	35,846,988.46	35,846,988.46
Government Bond 2004-2009	24-04	24-09	9.500							ZAR	300,000,000.00	32,564,803.96
Government Bond 2004-2011	03-04	27-11	3.625	USD	1,000,000,000.00	759,301,442.67
Government Bond 2004-2011	03-04	27-11	3.683										EUR	801,778,476.42	801,778,476.42
Government Bond 2004-2011	03-04	27-11	3.625							USD	1,000,000,000.00	759,301,442.67
Government Bond 2004-2011	24-04	24-11	4.000	CAD	100,000,000.00	65,440,743.41
Government Bond 2004-2011	24-04	24-11	3.678										EUR	59,400,059.40	59,400,059.40
Government Bond 2004-2011	24-04	24-11	4.000							CAD	100,000,000.00	65,440,743.41
Government Bond 2004-2014	19-04	19-14	5.000	USD	1,000,000,000.00	759,301,442.67
Government Bond 2004-2014	19-04	19-14	4.246										EUR	844,737,286.70	844,737,286.70
Government Bond 2004-2014	19-04	19-14	5.000							USD	1,000,000,000.00	759,301,442.67
Government Bond 2004-2014	15-04	15-14	5.750	AUD	600,000,000.00	359,475,166.26
Government Bond 2004-2014	15-04	15-14	4.054										EUR	352,420,524.33	352,420,524.33
Government Bond 2004-2014	15-04	15-14	5.750							AUD	600,000,000.00	359,475,166.26
Government Bond 2004-2007	22-04	22-07	8.500	HUF	14,000,000,000.00	55,606,307.34
Government Bond 2004-2007	22-04	22-07	2.745										EUR	56,980,057.00	56,980,057.00
Government Bond 2004-2007	22-04	22-07	8.500							HUF	14,000,000,000.00	55,606,307.34
Government Bond 2004-2034	01-04	01-34	5.375	CAD	300,000,000.00	196,322,230.22
Government Bond 2004-2034	01-04	01-34	4.412										EUR	192,901,234.57	192,901,234.57
Government Bond 2004-2034	01-04	01-34	5.375							CAD	300,000,000.00	196,322,230.22
Government Bond 2005-2024	07-05	20-24	5.000	CAD	250,000,000.00	163,601,858.52
Government Bond 2005-2024	07-05	20-24	4.044										EUR	151,602,437.77	151,602,437.77
Government Bond 2005-2024	07-05	20-24	5.000							CAD	250,000,000.00	163,601,858.52
Government Bond 2005-2012	26-05	30-12	4.000	USD	1,000,000,000.00	759,301,442.67
Government Bond 2005-2012	26-05	30-12	3.140										EUR	764,525,993.88	764,525,993.88
Government Bond 2005-2012	26-05	30-12	4.000							USD	1,000,000,000.00	759,301,442.67
Government Bond 2005-2008	15-05	15-08	12.750	TRY	75,000,000.00	40,236,051.50
Government Bond 2005-2008	15-05	15-08	2.191										EUR	45,454,545.45	45,454,545.45
Government Bond 2005-2008	15-05	15-08	12.750							TRY	75,000,000.00	40,236,051.50
Government Bond 2005-2008	26-05	26-08	6.000	NZD	320,000,000.00	170,894,526.03
Government Bond 2005-2008	26-05	26-08	2.123										EUR	181,274,240.32	181,274,240.32
Government Bond 2005-2008	26-05	26-08	6.000							NZD	320,000,000.00	170,894,526.03
Government Bond 2005-2008	22-05	22-08	8.625	MXN	500,000,000.00	34,493,939.41
Government Bond 2005-2008	22-05	22-08	2.179										EUR	38,087,693.10	38,087,693.10
Government Bond 2005-2008	22-05	22-08	8.625							MXN	500,000,000.00	34,493,939.41
Government Bond 2005-2007	14-05	14-07	10.000	TRY	125,000,000.00	67,060,085.84
Government Bond 2005-2007	14-05	14-07	2.575										EUR	78,420,741.32	78,420,741.32
Government Bond 2005-2007	14-05	14-07	10.000							TRY	125,000,000.00	67,060,085.84
Government Bond 2006-2009	23-06	23-09	10.500	TRY	50,000,000.00	26,824,034.33
Government Bond 2006-2009	23-06	23-09	2.931										EUR	31,847,133.76	31,847,133.76
Government Bond 2006-2009	23-06	23-09	10.500							TRY	50,000,000.00	26,824,034.33
Government Bond 2006-2011	16-06	11-11	var.	USD	854,400,000.00	648,747,152.62
Government Bond 2006-2011	16-06	11-11	3.404										EUR	740,727,195.44	740,727,195.44
Government Bond 2006-2011	16-06	11-11	var.							USD	854,400,000.00	648,747,152.62
Government Bond 2006-2008	25-06	25-08	5.750	RON	100,000,000.00	29,555,194.33
Government Bond 2006-2008	25-06	25-08	3.131										EUR	28,571,428.57	28,571,428.57
Government Bond 2006-2008	25-06	25-08	5.750							RON	100,000,000.00	29,555,194.33
Government Bond 2006-2008	18-06	18-08	18.000	TRY	75,000,000.00	40,236,051.50
Government Bond 2006-2008	18-06	18-08	3.476										EUR	36,662,267.19	36,662,267.19
Government Bond 2006-2008	18-06	18-08	18.000							TRY	75,000,000.00	40,236,051.50
Government Bond 2006-2008	15-06	15-08	10.000	ISK	3,000,000,000.00	32,213,035.54
Government Bond 2006-2008	15-06	15-08	3.385										EUR	33,821,871.48	33,821,871.48
Government Bond 2006-2008	15-06	15-08	10.000							ISK	3,000,000,000.00	32,213,035.54
Government Bond 2006-2009	10-06	14-09	18.500	TRY	100,000,000.00	53,648,068.67
Government Bond 2006-2009	10-06	14-09	3.365										EUR	51,759,834.37	51,759,834.37
Government Bond 2006-2009	10-06	14-09	18.500						TRY	100,000,000.00	53,648,068.67
Government Bond 2006-2007	30-06	30-07	19.000	TRY	200,000,000.00	107,296,137.34
Government Bond 2006-2007	30-06	30-07	3.555									EUR	108,548,168.25	108,548,168.25
Government Bond 2006-2007	30-06	30-07	19.000						TRY	200,000,000.00	107,296,137.34
Government Bond 2006-2012	11-06	17-12	17.000	TRY	50,000,000.00	26,824,034.33
Government Bond 2006-2012	11-06	17-12	3.517									EUR	25,974,025.97	25,974,025.97
Government Bond 2006-2012	11-06	17-12	17.000						TRY	50,000,000.00	26,824,034.33
Government Bond 2001-2007	30-01	31-07	4.785													EUR	2,003,000,000.00	2,003,000,000.00
Federal Obligation 1999-2012	10-99	10-12	3.735	EUR	250,000,000.00	250,000,000.00	EUR	250,000,000.00	250,000,000.00
Federal Obligation 2002-2008	30-02	12-08	6.500	EUR	109,009,251.26	109,009,251.26
Federal Obligation 2002-2011	30-02	26-11	6.890	EUR	145,345,668.33	145,345,668.33
Federal Obligation 1996-2008	02-96	04-08	0.000	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 1995-2010	07-95	07-10	3.200	JPY	15,000,000,000.00	95,584,018.35

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Federal Obligation 1996-2012	04-96	20-12	3.230	JPY	10,000,000,000.00	63,722,678.90
Federal Obligation 1996-2011	30-96	31-11	3.360	JPY	15,000,000,000.00	95,584,018.35
Federal Obligation 1995-2007	30-95	30-07	0.000	ATS	150,000,000.00	10,900,925.13
Federal Obligation 1996-2008	23-96	25-08	6.500	ATS	350,000,000.00	25,435,491.96
Federal Obligation 1998-2010	20-98	20-10	5.200	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 2000-2010	25-00	19-10	6.145							EUR	72,500,000.00	72,500,000.00
Federal Obligation 2000-2010	25-00	19-10	2.095										JPY	7,741,550,000.00	49,331,230.48
Federal Obligation 1995-2015	13-95	15-15	7.250	ATS	300,000,000.00	21,801,850.25
Federal Obligation 1995-2015	28-95	29-15	7.375	ATS	250,000,000.00	18,168,208.54
Federal Obligation 1995-2010	10-95	12-10	7.400	ATS	200,000,000.00	14,534,566.83
Federal Obligation 1995-2009	29-95	29-09	7.188	ATS	200,000,000.00	14,534,566.83
Federal Obligation 1996-2010	11-96	11-10	6.800	ATS	300,000,000.00	21,801,850.25
Federal Obligation 1996-2011	30-96	30-11	0.000	JPY	5,000,000,000.00	31,861,339.45
Federal Obligation 1998-2010	20-98	20-10	5.200	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 1998-2010	25-98	27-10	4.500	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 2000-2010	25-00	24-10	6.225							EUR	72,500,000.00	72,500,000.00
Federal Obligation 2000-2010	25-00	24-10	2.150										JPY	7,745,175,000.00	49,354,329.96
Federal Obligation 2001-2021	13-01	09-21	4.000	JPY	2,000,000,000.00	12,744,535.78
Federal Obligation 2001-2021	13-01	09-21	5.140										EUR	18,315,000.00	18,315,000.00
Federal Obligation 2001-2021	13-01	09-21	4.000							JPY	2,000,000,000.00	12,744,535.78
Federal Obligation 2001-2021	19-01	19-21	3.946	JPY	1,000,000,000.00	6,372,267.89
Federal Obligation 2001-2021	19-01	19-21	5.080										EUR	9,132,400.00	9,132,400.00
Federal Obligation 2001-2021	19-01	19-21	3.946							JPY	1,000,000,000.00	6,372,267.89
Federal Obligation 2001-2031	27-01	26-31	3.776	JPY	3,000,000,000.00	19,116,803.67
Federal Obligation 2001-2031	27-01	26-31	4.825										EUR	27,473,000.00	27,473,000.00
Federal Obligation 2001-2031	27-01	26-31	3.776							JPY	3,000,000,000.00	19,116,803.67
Federal Obligation 2001-2016	05-01	05-16	2.107	JPY	1,000,000,000.00	6,372,267.89
Federal Obligation 2001-2016	05-01	05-16	4.565										EUR	9,170,946.00	9,170,946.00
Federal Obligation 2001-2016	05-01	05-16	2.107							JPY	1,000,000,000.00	6,372,267.89
Federal Obligation 2002-2027	08-02	08-27	4.000	JPY	1,000,000,000.00	6,372,267.89
Federal Obligation 2002-2027	08-02	08-27	4.940										EUR	8,805,000.00	8,805,000.00
Federal Obligation 2002-2027	08-02	08-27	4.000							JPY	1,000,000,000.00	6,372,267.89
Federal Obligation 2002-2017	06-02	06-17	var.	JPY	1,000,000,000.00	6,372,267.89
Federal Obligation 2002-2017	06-02	06-17	4.932										EUR	8,470,000.00	8,470,000.00
Federal Obligation 2002-2017	06-02	06-17	var.							JPY	1,000,000,000.00	6,372,267.89
Federal Obligation 2002-2022	21-02	21-22	5.389	JPY	1,000,000,000.00	6,372,267.89
Federal Obligation 2002-2022	21-02	21-22	5.050										EUR	8,687,000.00	8,687,000.00
Federal Obligation 2002-2022	21-02	21-22	5.389							JPY	1,000,000,000.00	6,372,267.89
Federal Obligation 2002-2032	29-02	29-32	4.000	JPY	1,000,000,000.00	6,372,267.89
Federal Obligation 2002-2032	29-02	29-32	4.985										EUR	8,520,000.00	8,520,000.00
Federal Obligation 2002-2032	29-02	29-32	4.000							JPY	1,000,000,000.00	6,372,267.89
Federal Obligation 2002-2022	19-02	19-22	3.100	JPY	1,000,000,000.00	6,372,267.89
Federal Obligation 2002-2022	19-02	19-22	var.										EUR	8,621,000.00	8,621,000.00
Federal Obligation 2002-2022	19-02	19-22	3.100							JPY	1,000,000,000.00	6,372,267.89
Federal Obligation 2002-2022	26-02	26-22	3.100	JPY	1,300,000,000.00	8,283,948.26
Federal Obligation 2002-2022	26-02	26-22	var.										EUR	11,174,000.00	11,174,000.00
Federal Obligation 2002-2022	26-02	26-22	3.100							JPY	1,300,000,000.00	8,283,948.26
Federal Obligation 2003-2033	06-03	07-33	2.993	JPY	1,000,000,000.00	6,372,267.89
Federal Obligation 2003-2033	06-03	07-33	4.625										EUR	7,662,835.25	7,662,835.25
Federal Obligation 2003-2033	06-03	07-33	2.993							JPY	1,000,000,000.00	6,372,267.89
Federal Obligation 2004-2012	16-04	16-12	4.010	USD	100,000,000.00	75,930,144.27
Federal Obligation 2004-2012	16-04	16-12	3.810										EUR	82,203,041.51	82,203,041.51
Federal Obligation 2004-2012	16-04	16-12	4.010							USD	100,000,000.00	75,930,144.27
Federal Obligation 2004-2012	22-04	23-12	4.090	USD	100,000,000.00	75,930,144.27
Federal Obligation 2004-2012	22-04	23-12	3.780										EUR	82,644,628.10	82,644,628.10
Federal Obligation 2004-2012	22-04	23-12	4.090							USD	100,000,000.00	75,930,144.27
Federal Obligation 2004-2013	30-04	30-13	4.390	USD	100,000,000.00	75,930,144.27
Federal Obligation 2004-2013	30-04	30-13	3.940										EUR	83,542,188.81	83,542,188.81
Federal Obligation 2004-2013	30-04	30-13	4.390							USD	100,000,000.00	75,930,144.27
Federal Obligation 2004-2013	03-04	03-13	4.480	USD	100,000,000.00	75,930,144.27
Federal Obligation 2004-2013	03-04	03-13	3.970										EUR	83,956,007.05	83,956,007.05
Federal Obligation 2004-2013	03-04	03-13	4.480							USD	100,000,000.00	75,930,144.27
Federal Obligation 2004-2013	10-04	10-13	4.540	USD	100,000,000.00	75,930,144.27
Federal Obligation 2004-2013	10-04	10-13	3.995										EUR	84,459,459.46	84,459,459.46
Federal Obligation 2004-2013	10-04	10-13	4.540							USD	100,000,000.00	75,930,144.27
Federal Obligation 2004-2013	17-04	17-13	4.650	USD	100,000,000.00	75,930,144.27
Federal Obligation 2004-2013	17-04	17-13	3.934										EUR	82,658,290.63	82,658,290.63
Federal Obligation 2004-2013	17-04	17-13	4.650							USD	100,000,000.00	75,930,144.27
Federal Obligation 2004-2012	28-04	29-12	4.880	USD	100,000,000.00	75,930,144.27
Federal Obligation 2004-2012	28-04	29-12	4.030										EUR	84,817,642.07	84,817,642.07
Federal Obligation 2004-2012	28-04	29-12	4.880							USD	100,000,000.00	75,930,144.27
Federal Obligation 2004-2019	09-04	03-19	var.	EUR	10,000,000.00	10,000,000.00
Federal Obligation 2004-2008	16-04	16-08	13.820	BRL	387,313,380.00	134,806,787.09
Federal Obligation 2004-2008	16-04	16-08	3.062										EUR	100,000,000.00	100,000,000.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Federal Obligation 2004-2008	16-04	16-08	13.820							BRL	387,313,380.00	134,806,787.09
Federal Obligation 2004-2008	28-04	16-08	13.328	BRL	192,608,000.00	67,038,390.59
Federal Obligation 2004-2008	28-04	16-08	3.150										EUR	50,000,000.00	50,000,000.00
Federal Obligation 2004-2008	28-04	16-08	13.328							BRL	192,608,000.00	67,038,390.59
Federal Obligation 2004-2007	29-04	29-07	15.700	BRL	209,634,000.00	72,964,393.86
Federal Obligation 2004-2007	29-04	29-07	2.573										EUR	60,000,000.00	60,000,000.00
Federal Obligation 2004-2007	29-04	29-07	15.700							BRL	209,634,000.00	72,964,393.86
Federal Obligation 2004-2019	25-04	25-19	var.	EUR	10,000,000.00	10,000,000.00
Federal Obligation 2004-2008	16-04	04-08	14.350	BRL	238,342,000.00	82,956,388.57
Federal Obligation 2004-2008	16-04	04-08	2.401										EUR	65,000,000.00	65,000,000.00
Federal Obligation 2004-2008	16-04	04-08	14.350							BRL	238,342,000.00	82,956,388.57
Federal Obligation 2004-2007	16-04	17-07	16.160	BRL	185,906,760.00	64,705,983.08
Federal Obligation 2004-2007	16-04	17-07	2.183										EUR	50,700,000.00	50,700,000.00
Federal Obligation 2004-2007	16-04	17-07	16.160							BRL	185,906,760.00	64,705,983.08
Federal Obligation 2004-2034	20-04	30-34	var.	EUR	30,000,000.00	30,000,000.00
Federal Obligation 2005-2008	20-05	02-08	14.630	BRL	294,517,200.00	102,508,509.97
Federal Obligation 2005-2008	20-05	02-08	2.300										EUR	83,000,000.00	83,000,000.00
Federal Obligation 2005-2008	20-05	02-08	14.630							BRL	294,517,200.00	102,508,509.97
Federal Obligation 2005-2020	04-05	04-20	5.000	EUR	250,000,000.00	250,000,000.00
Federal Obligation 2005-2017	14-05	14-17	5.500	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2034	18-05	30-34	var.	EUR	10,000,000.00	10,000,000.00
Federal Obligation 2005-2020	22-05	22-20	var.	EUR	200,000,000.00	200,000,000.00
Federal Obligation 2005-2020	27-05	27-20	7.000	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2015	20-05	20-15	var.	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2015	15-05	15-15	var.	EUR	150,000,000.00	150,000,000.00
Federal Obligation 2005-2022	22-05	22-22	4.000	EUR	125,000,000.00	125,000,000.00
Federal Obligation 2005-2020	29-05	29-20	var.	EUR	100,000,000.00	100,000,000.00
Federal Obligation 2005-2007	20-05	20-07	13.110	BRL	150,520,000.00	52,389,405.17
Federal Obligation 2005-2007	20-05	20-07	1.453										EUR	53,000,000.00	53,000,000.00
Federal Obligation 2005-2007	20-05	20-07	13.110							BRL	150,520,000.00	52,389,405.17
Federal Obligation 2005-2025	04-05	04-25	7.000	EUR	130,000,000.00	130,000,000.00
Federal Obligation 2005-2025	28-05	28-25	var.	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2025	10-05	10-25	7.000	EUR	120,000,000.00	120,000,000.00
Federal Obligation 2005-2035	24-05	24-35	8.000	EUR	75,000,000.00	75,000,000.00
Federal Obligation 2005-2019	02-05	02-19	3.850	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2006-2016	21-06	22-16	5.000	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2006-2008	23-06	19-08	13.430	BRL	159,136,740.00	55,388,514.15
Federal Obligation 2006-2008	23-06	19-08	2.322										EUR	63,000,000.00	63,000,000.00
Federal Obligation 2006-2008	23-06	19-08	13.430							BRL	159,136,740.00	55,388,514.15
Federal Obligation 2006-2007	26-06	22-07	5.281	USD	100,000,000.00	75,930,144.27
Federal Obligation 2006-2007	26-06	22-07	var.										EUR	77,808,901.33	77,808,901.33
Federal Obligation 2006-2007	26-06	22-07	5.281							USD	100,000,000.00	75,930,144.27
Federal Obligation 2006-2007	17-06	16-07	4.980	USD	200,000,000.00	151,860,288.53
Federal Obligation 2006-2007	17-06	16-07	var.										EUR	156,298,843.39	156,298,843.39
Federal Obligation 2006-2007	17-06	16-07	4.980							USD	200,000,000.00	151,860,288.53
Federal Obligation 2006-2007	20-06	11-07	13.120	BRL	147,305,020.00	51,270,411.75
Federal Obligation 2006-2007	20-06	11-07	var.										EUR	53,000,000.00	53,000,000.00
Federal Obligation 2006-2007	20-06	11-07	13.120							BRL	147,305,020.00	51,270,411.75
Federal Obligation 2006-2007	24-06	24-07	5.288	USD	100,000,000.00	75,930,144.27
Federal Obligation 2006-2007	24-06	24-07	var.										EUR	78,702,975.00	78,702,975.00
Federal Obligation 2006-2007	24-06	24-07	5.288							USD	100,000,000.00	75,930,144.27
Federal Obligation 2006-2007	26-06	19-07	12.210	BRL	334,794,295.00	116,527,198.84
Federal Obligation 2006-2007	26-06	19-07	var.										EUR	121,000,000.00	121,000,000.00
Federal Obligation 2006-2007	26-06	19-07	12.210							BRL	334,794,295.00	116,527,198.84
Federal Obligation 2006-2007	02-06	17-07	5.354	USD	300,000,000.00	227,790,432.80
Federal Obligation 2006-2007	02-06	17-07	var.										EUR	237,172,899.04	237,172,899.04
Federal Obligation 2006-2007	02-06	17-07	5.354							USD	300,000,000.00	227,790,432.80
Federal Obligation 2006-2007	30-06	21-07	12.680	BRL	140,295,500.00	48,830,705.51
Federal Obligation 2006-2007	30-06	21-07	var.										EUR	50,000,000.00	50,000,000.00
Federal Obligation 2006-2007	30-06	21-07	12.680							BRL	140,295,500.00	48,830,705.51
Federal Obligation 2006-2007	01-06	17-07	5.293	USD	30,000,000.00	22,779,043.28
Federal Obligation 2006-2007	01-06	17-07	var.										EUR	23,410,066.00	23,410,066.00
Federal Obligation 2006-2007	01-06	17-07	5.293							USD	30,000,000.00	22,779,043.28
Federal Obligation 2006-2007	11-06	28-07	5.288	USD	600,000,000.00	455,580,865.60
Federal Obligation 2006-2007	11-06	28-07	var.										EUR	468,494,213.92	468,494,213.92

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Federal Obligation 2006-2007	11-06	28-07	5.288							USD	600,000,000.00	455,580,865.60
Federal Obligation 2006-2007	21-06	01-07	4.590	USD	55,000,000.00	41,761,579.35
Federal Obligation 2006-2007	21-06	01-07	var.										EUR	42,918,455.98	42,918,455.98
Federal Obligation 2006-2007	21-06	01-07	4.590							USD	55,000,000.00	41,761,579.35
Federal Obligation 2006-2007	19-06	16-07	12.340	BRL	86,728,320.00	30,186,321.40
Federal Obligation 2006-2007	19-06	16-07	var.										EUR	31,500,000.00	31,500,000.00
Federal Obligation 2006-2007	19-06	16-07	12.340							BRL	86,728,320.00	30,186,321.40
Federal Obligation 2006-2007	22-06	07-07	12.270	BRL	54,417,600.00	18,940,377.99
Federal Obligation 2006-2007	22-06	07-07	var.										EUR	20,000,000.00	20,000,000.00
Federal Obligation 2006-2007	22-06	07-07	12.270							BRL	54,417,600.00	18,940,377.99
Federal Obligation 2006-2007	18-06	07-07	12.320	BRL	120,159,450.00	41,822,230.34
Federal Obligation 2006-2007	18-06	07-07	var.										EUR	45,000,000.00	45,000,000.00
Federal Obligation 2006-2007	18-06	07-07	12.320							BRL	120,159,450.00	41,822,230.34
Federal Obligation 2006-2007	29-06	29-07	4.560	USD	74,000,000.00	56,188,306.76
Federal Obligation 2006-2007	29-06	29-07	var.										EUR	58,548,935.83	58,548,935.83
Federal Obligation 2006-2007	29-06	29-07	4.560							USD	74,000,000.00	56,188,306.76
Federal Obligation 2006-2007	29-06	29-07	4.590	USD	93,000,000.00	70,615,034.17
Federal Obligation 2006-2007	29-06	29-07	var.										EUR	73,424,917.10	73,424,917.10
Federal Obligation 2006-2007	29-06	29-07	4.590							USD	93,000,000.00	70,615,034.17
Federal Obligation 2006-2007	11-06	11-07	4.490	USD	29,000,000.00	22,019,741.84
Federal Obligation 2006-2007	11-06	11-07	var.										EUR	22,823,000.00	22,823,000.00
Federal Obligation 2006-2007	11-06	11-07	4.490							USD	29,000,000.00	22,019,741.84
Federal Obligation 2006-2007	18-06	18-07	4.760	USD	100,000,000.00	75,930,144.27
Federal Obligation 2006-2007	18-06	18-07	var.										EUR	78,523,753.44	78,523,753.44
Federal Obligation 2006-2007	18-06	18-07	4.760							USD	100,000,000.00	75,930,144.27
Federal Obligation 2006-2007	24-06	24-07	11.260	BRL	71,990,910.00	25,056,875.85
Federal Obligation 2006-2007	24-06	24-07	var.										EUR	27,000,000.00	27,000,000.00
Federal Obligation 2006-2007	24-06	24-07	11.260							BRL	71,990,910.00	25,056,875.85
Federal Obligation 2006-2007	03-06	21-07	4.750	USD	250,000,000.00	189,825,360.67
Federal Obligation 2006-2007	03-06	21-07	var.										EUR	197,163,830.99	197,163,830.99
Federal Obligation 2006-2007	03-06	21-07	4.750							USD	250,000,000.00	189,825,360.67
Federal Obligation 2006-2007	08-06	20-07	5.290	USD	200,000,000.00	151,860,288.53
Federal Obligation 2006-2007	08-06	20-07	var.										EUR	158,868,853.76	158,868,853.76
Federal Obligation 2006-2007	08-06	20-07	5.290							USD	200,000,000.00	151,860,288.53
Federal Obligation 2006-2007	21-06	21-07	5.276	USD	100,000,000.00	75,930,144.27
Federal Obligation 2006-2007	21-06	21-07	var.										EUR	78,314,668.34	78,314,668.34
Federal Obligation 2006-2007	21-06	21-07	5.276							USD	100,000,000.00	75,930,144.27
Federal Obligation 2006-2011	04-06	05-11	10.600	BRL	388,586,800.00	135,250,008.70
Federal Obligation 2006-2011	04-06	05-11	2.727										EUR	140,000,000.00	140,000,000.00
Federal Obligation 2006-2011	04-06	05-11	10.600							BRL	388,586,800.00	135,250,008.70
Federal Obligation 2006-2007	01-06	01-07	4.600	USD	15,000,000.00	11,389,521.64
Federal Obligation 2006-2007	01-06	01-07	var.										EUR	11,691,348.40	11,691,348.40
Federal Obligation 2006-2007	01-06	01-07	4.600							USD	15,000,000.00	11,389,521.64
Federal Obligation 2006-2007	07-06	21-07	4.590	USD	200,000,000.00	151,860,288.53
Federal Obligation 2006-2007	07-06	21-07	2.666										EUR	152,091,254.75	152,091,254.75
Federal Obligation 2006-2007	07-06	21-07	4.590							USD	200,000,000.00	151,860,288.53
Federal Obligation 2006-2007	07-06	08-07	11.600	BRL	71,425,000.00	24,859,907.42
Federal Obligation 2006-2007	24-06	08-07	var.										EUR	25,000,000.00	25,000,000.00
Federal Obligation 2006-2007	07-06	08-07	11.600							BRL	71,425,000.00	24,859,907.42
Federal Obligation 2001-2007	30-01	31-07	6.553													EUR	260,000,000.00	260,000,000.00
Treasury Bill 2003-2032	03-03	01-32	var.	EUR	500,000,000.00	500,000,000.00										EUR	244,417,437.88	244,417,437.88
Loan from Insurances 1999-2009	10-99	10-09	5.250	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2003-2018	19-03	21-18	4.350	EUR	13,200,000.00	13,200,000.00
Loan from Insurances 2003-2018	28-03	30-18	4.400	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2003-2018	28-03	30-18	4.400	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2003-2013	07-03	07-13	4.250	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2005-2022	03-05	31-22	5.000	EUR	29,069,133.67	29,069,133.67
Loan from Insurances 2005-2022	19-05	15-22	5.000	EUR	10,028,851.12	10,028,851.12
Loan from Insurances 2005-2020	19-05	30-20	5.000	EUR	36,336,417.08	36,336,417.08
Loan from Insurances 2005-2022	19-05	15-22	5.000	EUR	10,101,523.95	10,101,523.95
Loan from Insurances 2005-2020	22-05	23-20	3.630	EUR	13,000,000.00	13,000,000.00
Loan from Insurances 1986-2007	15-86	03-07	6.500	ATS	86,200,000.00	6,264,398.31
Loan from Insurances 1986-2007	01-86	01-07	6.000	ATS	663,700,000.00	48,232,960.04
Loan from Insurances 1987-2007	04-87	03-07	6.000	ATS	709,100,000.00	51,532,306.71
Loan from Insurances 1988-2008	24-88	03-08	5.875	ATS	777,600,000.00	56,510,395.85
Loan from Insurances 1992-2007	07-92	15-07	4.563	ATS	230,270,000.00	16,734,373.52
Loan from Insurances 1992-2007	21-92	15-07	4.563	ATS	80,370,000.00	5,840,715.68
Loan from Insurances 1992-2007	20-92	15-07	4.750	ATS	3,000,000.00	218,018.50
Loan from Insurances 1992-2007	02-92	15-07	4.750	ATS	367,760,000.00	26,726,161.49

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Insurances 1992-2007	01-92	15-07	4.563	ATS	124,200,000.00	9,025,966.00
Loan from Insurances 1993-2008	10-93	17-08	3.813	ATS	431,800,000.00	31,380,129.79
Loan from Insurances 1993-2008	19-93	17-08	3.813	ATS	231,000,000.00	16,787,424.69
Loan from Insurances 1993-2008	23-93	16-08	3.563	ATS	444,800,000.00	32,324,876.64
Loan from Insurances 1993-2008	28-93	15-08	3.438	ATS	268,600,000.00	19,519,923.26
Loan from Insurances 1993-2008	24-93	15-08	3.438	ATS	207,600,000.00	15,086,880.37
Loan from Insurances 1994-2007	03-94	15-07	4.500	ATS	378,000,000.00	27,470,331.32
Loan from Insurances 1994-2007	18-94	02-07	4.750	ATS	435,000,000.00	31,612,682.86
Loan from Insurances 1994-2007	11-94	11-07	4.875	ATS	186,400,000.00	13,546,216.29
Loan from Insurances 1994-2007	17-94	13-07	5.125	ATS	2,400,000.00	174,414.80
Loan from Insurances 1994-2009	12-94	14-09	7.800	ATS	1,683,900,000.00	122,373,785.46
Loan from Insurances 1994-2009	13-94	14-09	3.813	ATS	116,100,000.00	8,437,316.05
Loan from Insurances 1994-2009	01-94	01-09	3.625	ATS	18,000,000.00	1,308,111.02
Loan from Insurances 1995-2009	16-95	01-09	3.625	ATS	4,800,000.00	348,829.60
Loan from Insurances 1995-2007	01-95	01-07	7.950	ATS	6,521,499,999.99	473,935,888.02
Loan from Insurances 1995-2010	08-95	01-10	3.438	ATS	40,800,000.00	2,965,051.63
Loan from Insurances 1995-2009	28-95	30-09	7.700	ATS	2,211,750,000.00	160,734,140.97
Loan from Insurances 1995-2010	03-95	29-10	3.375	ATS	52,000,000.00	3,778,987.38
Loan from Insurances 1995-2010	29-95	31-10	7.400	ATS	1,564,400,000.00	113,689,381.77
Loan from Insurances 1995-2010	01-95	31-10	3.375	ATS	18,000,000.00	1,308,111.02
Loan from Insurances 1995-2009	03-95	03-09	7.400	ATS	1,920,749,999.99	139,586,346.23
Loan from Insurances 1995-2010	07-95	05-10	3.188	ATS	11,200,000.00	813,935.74
Loan from Insurances 1995-2010	04-95	06-10	7.250	ATS	2,552,000,000.00	185,461,072.80
Loan from Insurances 1995-2010	07-95	06-10	3.063	ATS	20,800,000.00	1,511,594.95
Loan from Insurances 1995-2010	02-95	04-10	7.188	ATS	1,451,000,000.00	105,448,282.38
Loan from Insurances 1995-2010	06-95	04-10	3.063	ATS	16,000,000.00	1,162,765.35
Loan from Insurances 1995-2010	06-95	08-10	7.188	ATS	1,443,500,000.00	104,903,236.12
Loan from Insurances 1995-2010	20-95	22-10	7.000	ATS	250,000,000.00	18,168,208.54
Loan from Insurances 1995-2010	04-95	06-10	6.875	ATS	1,979,000,000.00	143,819,538.82
Loan from Insurances 1996-2011	03-96	03-11	6.700	ATS	1,107,000,000.00	80,448,827.42
Loan from Insurances 1996-2011	05-96	07-11	6.500	ATS	1,412,000,000.00	102,614,041.85
Loan from Insurances 1996-2011	04-96	04-11	6.875	ATS	1,393,000,000.00	101,233,258.00
Loan from Insurances 1996-2011	01-96	01-11	6.800	ATS	1,897,000,000.00	137,860,366.42
Loan from Insurances 1996-2012	11-96	11-12	6.850	ATS	2,648,340,000.00	192,462,373.64
Loan from Insurances 1996-2012	01-96	02-12	6.938	ATS	1,907,217,119.56	138,602,873.45
Loan from Insurances 1996-2012	02-96	02-12	6.900	ATS	171,430,000.00	12,458,303.96
Loan from Insurances 1996-2011	18-96	19-11	6.625	ATS	710,800,000.00	51,655,850.53
Loan from Insurances 1996-2011	14-96	14-11	6.300	ATS	321,520,000.00	23,365,769.64
Loan from Insurances 1996-2011	11-96	11-11	6.350	ATS	182,240,000.00	13,243,897.30
Loan from Insurances 1997-2007	31-97	29-07	5.650	ATS	28,400,000.00	2,063,908.49
Loan from Insurances 1997-2012	29-97	30-12	6.000	ATS	488,620,000.00	35,509,400.23
Loan from Insurances 1997-2007	17-97	14-07	5.600	ATS	200,000,000.00	14,534,566.83
Loan from Insurances 1997-2007	02-97	02-07	5.300	ATS	41,320,000.00	3,002,841.51
Loan from Insurances 1998-2007	30-98	30-07	5.063	ATS	11,000,000.00	799,401.18
Loan from Insurances 1998-2007	17-98	13-07	4.900	ATS	1,000,000.00	72,672.83
Loan from Insurances 1998-2008	03-98	15-08	4.688	ATS	100,000,000.00	7,267,283.42
Loan from Insurances 1998-2008	28-98	29-08	4.250	ATS	290,000,000.00	21,075,121.91
Loan from Banks 1999-2007	01-99	12-07	3.700	EUR	110,000,000.00	110,000,000.00
Loan from Banks 1999-2007	09-99	16-07	3.900	EUR	75,000,000.00	75,000,000.00
Loan from Banks 1999-2007	26-99	26-07	3.800	EUR	15,000,000.00	15,000,000.00
Loan from Banks 1999-2007	15-99	16-07	4.250	EUR	12,000,000.00	12,000,000.00
Loan from Banks 1999-2007	07-99	09-07	4.650	EUR	110,000,000.00	110,000,000.00
Loan from Banks 1999-2007	13-99	13-07	4.950	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2000-2008	20-00	21-08	5.600	EUR	75,000,000.00	75,000,000.00
Loan from Banks 2000-2009	16-00	16-09	5.438	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2000-2009	19-00	19-09	5.375	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2000-2010	13-00	13-10	5.450	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2000-2007	30-00	02-07	6.950	EUR	29,060,000.00	29,060,000.00
Loan from Banks 2000-2008	30-00	02-08	6.975	EUR	43,600,000.00	43,600,000.00
Loan from Banks 2001-2011	21-01	21-11	5.000	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2001-2009	11-01	11-09	5.100	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2001-2011	13-01	14-11	5.280	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2001-2011	20-01	20-11	5.000	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2002-2008	20-02	11-08	5.500	EUR	75,000,000.00	75,000,000.00
Loan from Banks 2002-2009	20-02	21-09	4.800	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2002-2008	20-02	06-08	5.500	EUR	75,000,000.00	75,000,000.00
Loan from Banks 2002-2007	20-02	10-07	4.950	EUR	75,000,000.00	75,000,000.00
Loan from Banks 2002-2008	20-02	10-08	5.300	EUR	75,000,000.00	75,000,000.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2002-2009	20-02	24-09	5.010	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2002-2010	16-02	18-10	4.870	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2002-2009	20-02	17-09	4.000	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2002-2009	20-02	05-09	5.125	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2002-2012	18-02	18-12	4.900	EUR	75,000,000.00	75,000,000.00
Loan from Banks 2002-2010	12-02	12-10	5.250	EUR	35,000,000.00	35,000,000.00
Loan from Banks 2002-2010	05-02	05-10	5.000	EUR	35,000,000.00	35,000,000.00
Loan from Banks 2002-2010	04-02	04-10	4.325	EUR	35,000,000.00	35,000,000.00
Loan from Banks 2003-2013	05-03	05-13	3.780	EUR	70,000,000.00	70,000,000.00
Loan from Banks 2004-2027	04-04	04-27	4.900	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2004-2029	12-04	12-29	4.910	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2029	24-04	26-29	4.900	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2032	25-04	25-32	4.910	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2024	26-04	26-24	4.800	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2004-2024	08-04	08-24	4.740	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2034	09-04	09-34	4.860	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2025	11-04	11-25	4.650	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2012	15-04	15-12	3.690	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2004-2034	07-04	11-34	4.900	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2034	08-04	11-34	4.865	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2019	03-04	03-19	var.	EUR	57,000,000.00	57,000,000.00
Loan from Banks 2004-2028	23-04	24-28	4.820	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2034	11-04	11-34	4.910	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2004-2022	12-04	12-22	4.770	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2004-2023	12-04	12-23	4.800	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2004-2024	12-04	13-24	4.835	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2004-2022	14-04	16-22	4.820	EUR	150,000,000.00	150,000,000.00
Loan from Banks 2004-2021	14-04	14-21	4.790	EUR	350,000,000.00	350,000,000.00
Loan from Banks 2004-2019	03-04	03-19	4.720	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2012	11-04	11-12	4.140	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2004-2012	07-04	09-12	4.090	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2024	15-04	15-24	4.750	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2004-2019	19-04	19-19	4.600	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2041	30-04	30-41	4.145	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2044	03-04	09-44	4.175	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2004-2028	14-04	14-28	4.680	EUR	150,000,000.00	150,000,000.00
Loan from Banks 2004-2039	28-04	28-39	4.105	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2004-2016	05-04	05-16	var.	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2029	08-04	08-29	4.565	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2004-2029	13-04	15-29	4.605	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2004-2012	08-04	08-12	3.810	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2004-2022	12-04	14-22	4.360	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	22-05	22-35	3.455	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	02-05	02-35	3.220	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2025	28-05	28-25	4.100	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2020	01-05	28-20	4.005	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2005-2035	16-05	16-35	3.690	EUR	600,000,000.00	600,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3.660	EUR	750,000,000.00	750,000,000.00
Loan from Banks 2005-2035	13-05	13-35	3.720	EUR	500,000,000.00	500,000,000.00
Loan from Banks 2005-2035	27-05	27-35	3.650	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	27-05	27-35	3.633	EUR	300,000,000.00	300,000,000.00
Loan from Banks 2005-2035	08-05	09-35	3.485	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	22-05	23-35	3.340	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	25-05	25-35	3.330	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	29-05	30-35	3.460	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	29-05	30-35	3.450	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	29-05	30-35	3.445	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2005-2035	11-05	11-35	3.200	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	11-05	11-35	3.170	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	11-05	11-35	3.225	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	18-05	18-35	3.170	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	13-05	14-35	3.075	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	23-05	23-35	3.070	EUR	25,000,000.00	25,000,000.00
Loan from Banks 1996-2008	24-96	24-08	0.000	ATS	1,000,000,000.00	72,672,834.17
Loan from Banks 2005-2035	23-05	22-35	3.070	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	20-05	21-35	3.060	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	23-05	23-35	3.045	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	23-05	23-35	3.045	EUR	25,000,000.00	25,000,000.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2005-2035	25-05	25-35	3.010	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	23-05	22-35	3.010	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	25-05	25-35	3.010	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	25-05	25-35	2.915	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	25-05	25-35	2.900	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	27-05	30-35	2.848	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	27-05	30-35	2.813	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	30-05	30-35	2.805	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	27-05	28-35	2.775	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	27-05	28-35	2.745	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	03-05	04-35	2.858	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	02-05	04-35	2.830	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	03-05	04-35	2.800	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	08-05	08-35	2.680	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	08-05	08-35	2.670	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	13-05	13-35	2.460	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2036	01-06	01-36	var.	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2036	01-06	01-36	var.	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2036	01-06	01-36	var.	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2036	01-06	01-36	var.	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	08-06	08-46	3.345	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	08-06	08-46	3.365	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	08-06	08-46	3.363	EUR	200,000,000.00	200,000,000.00
Loan from Banks 2006-2046	08-06	08-46	3.363	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	08-06	08-46	3.359	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	08-06	08-46	3.350	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	08-06	08-46	3.350	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	09-06	09-46	3.315	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	09-06	09-46	3.315	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	10-06	12-46	3.310	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	15-06	15-46	3.290	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	22-06	22-46	3.325	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	22-06	22-46	3.325	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	22-06	22-46	3.323	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	24-06	26-46	3.300	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	27-06	27-46	3.303	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	27-06	27-46	3.290	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	27-06	27-46	3.285	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	27-06	27-46	3.270	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2006-2046	27-06	27-46	3.270	EUR	50,000,000.00	50,000,000.00
Loan from Banks 1994-2014	31-94	31-14	4.000	JPY	10,000,000,000.00	63,722,678.90
Loan from Banks 1994-2009	09-94	09-09	3.750	JPY	10,000,000,000.00	63,722,678.90
Loan from Banks 1995-2007	05-95	05-07	4.850	JPY	10,000,000,000.00	63,722,678.90
Loan from Banks 1994-2024	12-94	10-24	6.500	DEM	50,000,000.00	25,564,594.06
Loan from Banks 1995-2024	03-95	10-24	6.500	DEM	630,000,000.00	322,113,885.15
Loan from Banks 1995-2024	04-95	28-24	6.250	DEM	89,310,000.00	45,663,477.91
Loan from Banks 1995-2024	28-95	28-24	6.070	DEM	44,503,782.82	22,754,422.84
Loan from Banks 1996-2024	23-96	10-24	6.380	DEM	50,000,000.00	25,564,594.06
Loan from Banks 1984-2009	15-84	15-09	6.700	ATS	450,000,000.00	32,702,775.38
Loan from Banks 1985-2015	18-85	18-15	5.700	ATS	2,219,999,999.98	161,333,691.85
Loan from Banks 1985-2015	22-85	22-15	6.700	ATS	299,996,000.00	21,801,559.56
Loan from Banks 1985-2015	22-85	22-15	6.800	ATS	1,350,000,000.00	98,108,326.13
Loan from Banks 1985-2015	01-85	03-15	6.700	ATS	900,000,000.00	65,405,550.75
Loan from Banks 1985-2015	02-85	02-15	6.250	ATS	1,000,000,000.00	72,672,834.17
Loan from Banks 1986-2016	06-86	07-16	6.500	ATS	2,692,307,692.31	195,657,630.45
Loan from Banks 1986-2011	27-86	27-11	4.000	ATS	940,000,000.00	68,312,464.12
Loan from Banks 1986-2016	25-86	27-16	7.125	ATS	2,500,000,000.00	181,682,085.42
Loan from Banks 1986-2016	12-86	12-16	6.875	ATS	2,500,000,000.00	181,682,085.42
Loan from Banks 1986-2011	19-86	21-11	4.000	ATS	100,000,000.00	7,267,283.42
Loan from Banks 1986-2016	26-86	28-16	6.000	ATS	1,416,666,000.00	102,953,133.29
Loan from Banks 1987-2012	03-87	03-12	4.000	ATS	2,346,000,000.00	170,490,468.96
Loan from Banks 1987-2012	30-87	02-12	4.000	ATS	2,313,000,000.00	168,092,265.43
Loan from Banks 1989-2007	20-89	22-07	7.000	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1989-2007	15-89	15-07	7.000	ATS	100,000,000.00	7,267,283.42
Loan from Banks 1989-2007	13-89	13-07	7.000	ATS	700,000,000.00	50,870,983.92
Loan from Banks 1989-2007	15-89	15-07	7.000	ATS	190,000,000.00	13,807,838.49
Loan from Banks 1989-2007	17-89	17-07	7.000	ATS	90,000,000.00	6,540,555.08
Loan from Banks 1989-2007	14-89	14-07	7.375	ATS	60,000,000.00	4,360,370.05

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 1995-2007	06-95	09-07	5.105	JPY	10,000,000,000.00	63,722,678.90
Loan from Banks 1989-2007	30-89	02-07	7.250	ATS	40,000,000.00	2,906,913.37
Loan from Banks 1989-2007	14-89	16-07	7.250	ATS	70,000,000.00	5,087,098.39
Loan from Banks 1989-2009	24-89	24-09	7.375	ATS	375,000,000.00	27,252,312.81
Loan from Banks 1993-2007	06-93	06-07	5.000	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1995-2007	24-95	26-07	7.600	ATS	375,000,000.00	27,252,312.81
Loan from Banks 1995-2010	18-95	19-10	3.075	ATS	650,000,000.00	47,237,342.21
Loan from Banks 1995-2010	17-95	19-10	2.805	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1995-2007	18-95	18-07	7.000	ATS	375,000,000.00	27,252,312.81
Loan from Banks 1995-2010	09-95	11-10	7.188	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1995-2007	18-95	18-07	7.125	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1996-2008	31-96	31-08	6.250	ATS	1,000,000,000.00	72,672,834.17
Loan from Banks 1996-2008	02-96	04-08	6.250	ATS	2,000,000,000.00	145,345,668.34
Loan from Banks 1996-2008	10-96	10-08	6.250	ATS	625,000,000.00	45,420,521.35
Loan from Banks 1996-2008	21-96	23-08	6.850	ATS	2,000,000,000.00	145,345,668.34
Loan from Banks 1996-2007	17-96	17-07	6.300	ATS	71,000,000.00	5,159,771.23
Loan from Banks 1996-2008	17-96	17-08	6.500	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1996-2008	25-96	25-08	6.350	ATS	1,500,000,000.00	109,009,251.25
Loan from Banks 1997-2009	14-97	16-09	5.700	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1997-2009	14-97	16-09	5.700	ATS	1,500,000,000.00	109,009,251.25
Loan from Banks 1997-2009	04-97	06-09	6.063	ATS	2,000,000,000.00	145,345,668.34
Loan from Banks 1997-2009	25-97	27-09	6.000	ATS	1,000,000,000.00	72,672,834.17
Loan from Banks 1998-2007	18-98	18-07	4.400	ATS	600,000,000.00	43,603,700.50
Loan from Banks 1998-2007	05-98	05-07	4.050	ATS	1,500,000,000.00	109,009,251.25	ATS	400,000,000.00	29,069,133.67
Loan from Banks 2003-2013	28-03	28-13	4.750										USD	575,000,000.00	436,598,329.54
Loan from Banks 2003-2013	28-03	28-13	4.750							USD	575,000,000.00	436,598,329.54
Loan from Banks 2006-2007	13-06	11-07	16.340										BRL	70,500,000.00	24,537,955.52
Loan from Banks 2006-2007	13-06	11-07	16.340							BRL	70,500,000.00	24,537,955.52
Loan from Banks 2005-2010	17-05	17-10	4.750										USD	1,000,000,000.00	759,301,442.67
Loan from Banks 2005-2010	17-05	17-10	4.750							USD	1,000,000,000.00	759,301,442.67
Loan from Banks 2005-2007	29-05	14-07	2.000										CHF	900,000,000.00	560,084,635.01
Loan from Banks 2005-2007	29-05	14-07	2.000							CHF	900,000,000.00	560,084,635.01
Loan from Banks 2005-2010	05-05	22-10	3.470										JPY	30,000,000,000.00	191,168,036.70
Loan from Banks 2005-2010	05-05	22-10	3.470							JPY	30,000,000,000.00	191,168,036.70
Loan from Banks 2003-2013	21-03	21-13	var.										USD	600,000,000.00	455,580,865.60
Loan from Banks 2003-2013	21-03	21-13	var.							USD	600,000,000.00	455,580,865.60
Loan from Banks 2002-2010	06-02	01-10	var.										CHF	435,150,159.46	270,801,020.26
Loan from Banks 2002-2010	06-02	01-10	var.							CHF	435,150,159.46	270,801,020.26
Loan from Banks 2005-2012	08-05	08-12	var.										JPY	3,292,750,000.00	20,982,285.10
Loan from Banks 2005-2012	08-05	08-12	var.							JPY	3,292,750,000.00	20,982,285.10
Loan from Banks 2005-2009	01-05	30-09	4.558										GBP	65,000,000.00	96,798,212.96
Loan from Banks 2005-2009	01-05	30-09	4.558							GBP	65,000,000.00	96,798,212.96
Loan from Banks 2006-2013	11-06	30-13	var.										AUD	95,000,000.00	56,916,901.32
Loan from Banks 2006-2013	11-06	30-13	var.							AUD	95,000,000.00	56,916,901.32
Loan from Banks 2006-2010	01-06	01-10	18.090										TRY	45,000,000.00	24,141,630.90
Loan from Banks 2006-2010	01-06	01-10	18.090							TRY	45,000,000.00	24,141,630.90
Loan 2006-2007	01-06	01-07	var.	EUR	11,600,000.00	11,600,000.00
Loan 1975-2020	13-75	01-20	1.000	ATS	1,866,926.15	135,674.81
Loan 1970-2009	01-70	02-09	0.000	ATS	2,754,798.52	200,199.02
Loan 2003-2009	15-03	15-09	3.130	EUR	500,000.00	500,000.00
Loan 2006-2007	18-06	16-07	var.	EUR	35,910,160.76	35,910,160.76
Loan 2003-2007	28-03	11-07	var.										EUR	518,600,000.00	518,600,000.00
Loan 2003-2007	28-03	11-07	var.							EUR	518,600,000.00	518,600,000.00
Loan 2005-2007	17-05	14-07	var.										EUR	1,690,986,856.64	1,690,986,856.64
Loan 2005-2007	17-05	14-07	var.							EUR	1,690,986,856.64	1,690,986,856.64
Loan 2003-2013	28-03	21-13	4.480										EUR	524,000,000.00	524,000,000.00
Loan 2003-2013	21-03	21-13	4.480							EUR	524,000,000.00	524,000,000.00
Loan 2002-2016	06-02	17-16	var.										EUR	129,874,450.00	129,874,450.00
Loan 2002-2016	06-02	17-16	var.							EUR	129,874,450.00	129,874,450.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)

Government Bonds				EUR	124,391,846,402.64	124,391,846,402.64	EUR	4,476,649,335.22	4,476,649,335.22	EUR	8,259,084,206.01	8,259,084,206.01	EUR	13,569,972,306.89	13,569,972,306.89	EUR	9,515,203,950.05	9,515,203,950.05
				JPY	95,000,000,000.00	605,365,449.56	JPY	0.00	0.00	JPY	60,360,500,000.00	384,633,275.98	JPY	426,912,381,000.00	2,720,400,057.35	JPY	0.00	0.00
				CHF	2,650,000,000.00	1,649,138,091.98	CHF	600,000,000.00	373,389,756.67	CHF	3,179,545,600.00	1,978,682,929.86	CHF	8,741,971,298.60	5,440,270,893.40	CHF	0.00	0.00
				USD	11,779,400,000.00	8,944,115,413.82	USD	443,918,925.17	337,068,280.31	USD	11,779,400,000.00	8,944,115,413.82	USD	443,918,925.17	337,068,280.31	USD	0.00	0.00
				GBP	200,000,000.00	297,840,655.25	GBP	99,399,602.00	148,026,212.96	GBP	200,000,000.00	297,840,655.25	GBP	99,399,602.00	148,026,212.96	GBP	0.00	0.00
				ZAR	400,000,000.00	43,419,738.61	ZAR	0.00	0.00	ZAR	400,000,000.00	43,419,738.61	ZAR	0.00	0.00	ZAR	0.00	0.00
				NOK	400,000,000.00	48,555,474.63	NOK	0.00	0.00	NOK	400,000,000.00	48,555,474.63	NOK	0.00	0.00	NOK	0.00	0.00
				HUF	38,000,000,000.00	150,931,405.65	HUF	0.00	0.00	HUF	38,000,000,000.00	150,931,405.65	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	500,000,000.00	14,520,110.35	SKK	0.00	0.00	SKK	500,000,000.00	14,520,110.35	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	650,000,000.00	425,364,832.14	CAD	0.00	0.00	CAD	650,000,000.00	425,364,832.14	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	600,000,000.00	359,475,166.26	AUD	0.00	0.00	AUD	600,000,000.00	359,475,166.26	AUD	0.00	0.00	AUD	0.00	0.00
				TRY	675,000,000.00	362,124,463.52	TRY	0.00	0.00	TRY	675,000,000.00	362,124,463.52	TRY	0.00	0.00	TRY	0.00	0.00
				ISK	3,000,000,000.00	32,213,035.54	ISK	0.00	0.00	ISK	3,000,000,000.00	32,213,035.54	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	320,000,000.00	170,894,526.03	NZD	0.00	0.00	NZD	320,000,000.00	170,894,526.03	NZD	0.00	0.00	NZD	0.00	0.00
				MXN	500,000,000.00	34,493,939.41	MXN	0.00	0.00	MXN	500,000,000.00	34,493,939.41	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	100,000,000.00	29,555,194.33	RON	0.00	0.00	RON	100,000,000.00	29,555,194.33	RON	0.00	0.00	RON	0.00	0.00
Federal Obligation				EUR	2,014,354,919.59	2,014,354,919.59	EUR	250,000,000.00	250,000,000.00	EUR	145,000,000.00	145,000,000.00	EUR	3,663,769,356.15	3,663,769,356.15	EUR	260,000,000.00	260,000,000.00
				JPY	59,300,000,000.00	377,875,485.89	JPY	0.00	0.00	JPY	14,300,000,000.00	91,123,430.83	JPY	15,486,725,000.00	98,685,560.44	JPY	0.00	0.00
				CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00
				USD	3,146,000,000.00	2,388,762,338.65	USD	0.00	0.00	USD	3,146,000,000.00	2,388,762,338.65	USD	0.00	0.00	USD	0.00	0.00
				GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00
				ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
				NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00
				TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	5,750,000,000.00	417,868,796.47	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	3,233,680,975.00	1,125,502,410.29	BRL	0.00	0.00	BRL	3,233,680,975.00	1,125,502,410.29	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00
Treasury Bills				EUR	500,000,000.00	500,000,000.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	244,417,437.88	244,417,437.88
				JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00
				CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00
				USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00
				GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00
				ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
				NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00
				TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00
Loan from Insurance Companies				EUR	196,735,925.82	196,735,925.82	EUR	0.00	0.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	0.00	0.00
				JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00
				CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00
				USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00
				GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00
				ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
				NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00
				TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	40,414,187,119.54	2,937,013,518.57	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00
Loan from Banks				EUR	8,866,660,000.00	8,866,660,000.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	0.00	0.00
				JPY	40,000,000,000.00	254,890,715.61	JPY	0.00	0.00	JPY	33,292,750,000.00	212,150,321.80	JPY	33,292,750,000.00	212,150,321.80	JPY	0.00	0.00
				CHF	0.00	0.00	CHF	0.00	0.00	CHF	1,335,150,159.46	830,885,655.27	CHF	1,335,150,159.46	830,885,655.27	CHF	0.00	0.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
				USD	0.00	0.00	USD	0.00	0.00	USD	2,175,000,000.00	1,651,480,637.81	USD	2,175,000,000.00	1,651,480,637.81	USD	0.00	0.00
				GBP	0.00	0.00	GBP	0.00	0.00	GBP	65,000,000.00	96,798,212.96	GBP	65,000,000.00	96,798,212.96	GBP	0.00	0.00
				ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
				NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	0.00	0.00	AUD	0.00	0.00	AUD	95,000,000.00	56,916,901.32	AUD	95,000,000.00	56,916,901.32	AUD	0.00	0.00
				TRY	0.00	0.00	TRY	0.00	0.00	TRY	45,000,000.00	24,141,630.90	TRY	45,000,000.00	24,141,630.90	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	42,348,969,692.29	3,077,619,651.63	ATS	400,000,000.00	29,069,133.67	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	0.00	0.00	BRL	0.00	0.00	BRL	70,500,000.00	24,537,955.52	BRL	70,500,000.00	24,537,955.52	BRL	0.00	0.00
				DEM	863,813,782.82	441,660,974.02	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00
Loan				EUR	48,010,160.76	48,010,160.76	EUR	0.00	0.00	EUR	2,863,461,306.64	2,863,461,306.64	EUR	2,863,461,306.64	2,863,461,306.64	EUR	0.00	0.00
				JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00
				CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00
				USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00
				GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00
				ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
				NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00
				TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	4,621,724.67	335,873.83	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00
Total				EUR	136,017,607,408.81	136,017,607,408.81	EUR	4,726,649,335.22	4,726,649,335.22	EUR	11,267,545,512.65	11,267,545,512.65	EUR	20,097,202,969.68	20,097,202,969.68	EUR	10,019,621,387.93	10,019,621,387.93
				JPY	194,300,000,000.00	1,238,131,651.05	JPY	0.00	0.00	JPY	107,953,250,000.00	687,907,028.61	JPY	475,691,856,000.00	3,031,235,939.59	JPY	0.00	0.00
				CHF	2,650,000,000.00	1,649,138,091.98	CHF	600,000,000.00	373,389,756.67	CHF	4,514,695,759.46	2,809,568,585.14	CHF	10,077,121,458.06	6,271,156,548.67	CHF	0.00	0.00
				USD	14,925,400,000.00	11,332,877,752.47	USD	443,918,925.17	337,068,280.31	USD	17,100,400,000.00	12,984,358,390.28	USD	2,618,918,925.17	1,988,548,918.12	USD	0.00	0.00
				GBP	200,000,000.00	297,840,655.25	GBP	99,399,602.00	148,026,212.96	GBP	265,000,000.00	394,638,868.21	GBP	164,399,602.00	244,824,425.91	GBP	0.00	0.00
				ZAR	400,000,000.00	43,419,738.61	ZAR	0.00	0.00	ZAR	400,000,000.00	43,419,738.61	ZAR	0.00	0.00	ZAR	0.00	0.00
				NOK	400,000,000.00	48,555,474.63	NOK	0.00	0.00	NOK	400,000,000.00	48,555,474.63	NOK	0.00	0.00	NOK	0.00	0.00
				HUF	38,000,000,000.00	150,931,405.65	HUF	0.00	0.00	HUF	38,000,000,000.00	150,931,405.65	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	500,000,000.00	14,520,110.35	SKK	0.00	0.00	SKK	500,000,000.00	14,520,110.35	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	650,000,000.00	425,364,832.14	CAD	0.00	0.00	CAD	650,000,000.00	425,364,832.14	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	600,000,000.00	359,475,166.26	AUD	0.00	0.00	AUD	695,000,000.00	416,392,067.58	AUD	95,000,000.00	56,916,901.32	AUD	0.00	0.00
				TRY	675,000,000.00	362,124,463.52	TRY	0.00	0.00	TRY	720,000,000.00	386,266,094.42	TRY	45,000,000.00	24,141,630.90	TRY	0.00	0.00
				ISK	3,000,000,000.00	32,213,035.54	ISK	0.00	0.00	ISK	3,000,000,000.00	32,213,035.54	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	320,000,000.00	170,894,526.03	NZD	0.00	0.00	NZD	320,000,000.00	170,894,526.03	NZD	0.00	0.00	NZD	0.00	0.00
				MXN	500,000,000.00	34,493,939.41	MXN	0.00	0.00	MXN	500,000,000.00	34,493,939.41	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	88,517,778,536.50	6,432,837,840.49	ATS	400,000,000.00	29,069,133.67	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	3,233,680,975.00	1,125,502,410.29	BRL	0.00	0.00	BRL	3,304,180,975.00	1,150,040,365.81	BRL	70,500,000.00	24,537,955.52	BRL	0.00	0.00
				DEM	863,813,782.82	441,660,974.02	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	100,000,000.00	29,555,194.33	RON	0.00	0.00	RON	100,000,000.00	29,555,194.33	RON	0.00	0.00	RON	0.00	0.00

	Financial debt before swap	Credit affiliates	Credit swaps	Debt swaps	Debt holding of own bonds	Financial debt after swap
Grand Total Internal Debt	6,874,498,814.51	29,069,133.67	0.00	0.00	0.00	6,845,429,680.84
Grand Total External Debt	153,332,645,856.33	5,585,133,585.16	31,046,665,169.40	31,738,565,289.72	10,019,621,387.93	138,419,791,003.56

Grand Total Debt	160,207,144,670.84	5,614,202,718.83	31,046,665,169.40	31,738,565,289.72	10,019,621,387.93	145,265,220,684.41

Total Internal Floating Rate Debt	€1,761,407,073.60
External Floating Rate Debt						€667,771,410.54
						thereof CHF 4,737,336,298.82
						JPY 3,581,460,562.01

GUARANTEED DEBT

EXTERNAL GUARANTEED DEBT AS OF DECEMBER 31, 2006

Borrower	Amount (Millions of euro)
Electric Utility Industry(1)
Foreign Credits	32.88
Foreign Bonds	0.00
Export Financing Guarantees Act(1)	17,853.42
Austrian Industryholding Corp.(ÖIAG)	0.00
Companies with State Participations
Public Works	1,802.53
Environment and Water Utility Funds	0.00
Other
Loans to Federal Museums	279.00
Erdöl-Lagergesellschaft m.b.H (Oil Reserve Comp.)	150.72
ÖBB-EUROFIMA	87.44

Total	20,205.99

(1)	Data are preliminary and still subject to change.

DOMESTIC GUARANTEED DEBT AS OF DECEMBER 31, 2006

Borrower	Amount (Millions of euro)
Electric Utility Industry(1)
Energy Bonds	0.21
Other Domestic Credits	3.34
Export Guarantees Act(2)	32,107.57
Export Financing Guarantees Act(1)	3,905.00
Agrarian Investment	0.80
Austrian Industryholding Corp.(ÖIAG)	242.96
Companies with State Participations
Public Works	5,919.07
Other	0.00
Environment and Water Utility Funds	0.00
Guarantee to secure the future of BAWAG P.S.K.	900.00
Other
Erdöl-Lagergesellschaft m.b.H. (Oil Reserve Corporation.)	10.00
FGG now AWS	842.10
Nuclear Liability Law	121.80
ÖBB-EUROFIMA	4,375.43
BÜRGES now AWS	477.95
Labormarket Promotion	5.55
Research Promotion Corporation (FFG)	95.45
Austrian Bank of Hotel and Tourism	120.54
Loans to Federal Museums	437.60
European Investmentbank (EIB)	23.00

Total(3)	49,588.37

(1)	Data are preliminary and still subject to change.
(2)	Includes recognized but unpaid claims against the Republic under Export Guarantees.
(3)	In addition, the Republic is liable by law for all liabilities of the Austrian Postal Savings Bank assumed until December 31, 2000, which amounted to EUR 5.3 billion as of December 31, 2005.

SOURCES OF STATISTICAL INFORMATION

The information contained under the headings “Balance of Payments”, “Foreign Exchange”, “Banking System and Monetary Policy—Oesterreichische Nationalbank” and “Banking System and Monetary Policy—Monetary Policy” and the information in the tables set forth under “Balance of Payments”, “Foreign Exchange”, “Banking System and Monetary Policy” and “The Economy—Tourism” has been extracted from publications of the Oesterreichische Nationalbank and the Austrian Central Statistical Office, all of which are official documents published by Austrian authorities or the Oesterreichische Nationalbank.

The information contained in the tables set forth under “The Economy” and “Public Debt” has been extracted from publications of STATISTICS AUSTRIA (STATISTIK AUSTRIA), from publications of the Austrian Institute for Economic Research (Österreichisches Institut für Wirtschaftsforschung or WIFO), and from publications of the OeNB. STATISTIK AUSTRIA is an agency of Austria. OeNB is the Austrian central bank, 50% of which is owned by the Republic of Austria. WIFO is an independent, non-partisan and not-for-profit organization supported by numerous professional associations and institutions for economic policy.

The information contained in the tables under “Tables and Supplementary Information” has been extracted from the Federal Budget Laws of 2002 through 2007 of the Republic of Austria, which are official documents published by the Republic of Austria.

OFFICIAL STATEMENTS

Except as stated below, the information set forth herein with respect to Austria has been supplied by Christoph Kreutler, Deputy Head of the Division for Export Financing and International Export Promotion Policy, Ministry of Finance, in his official capacity and is included herein on his authority.

The information contained under the headings “Balance of Payments”, “Foreign Exchange”, “Banking System and Monetary Policy—Oesterreichische Nationalbank” and “Banking System and Monetary Policy—Monetary Policy” and the information in the tables set forth under “Balance of Payments”, “Foreign Exchange”, “Banking System and Monetary Policy” and “The Economy—Tourism” has been extracted from publications of the Oesterreichische Nationalbank and the Austrian Central Statistical Office, all of which are official documents published by Austrian authorities or the Oesterreichische Nationalbank.

The information in the tables set forth under “The Economy” and “Public Debt” has been extracted from publications of STATISTICS AUSTRIA (STATISTIK AUSTRIA), from publications of the Austrian Institute for Economic Research (Österreichisches Institut für Wirtschaftsforschung or WIFO), and from publications of the Oesterreichische Nationalbank (“OeNB”). STATISTIK AUSTRIA is an agency of Austria. OeNB is the Austrian central bank, 50% of which is owned by the Republic of Austria. WIFO is an independent, non-partisan and not-for-profit organization supported by numerous professional associations and institutions for economic policy.

The information in the tables under “Tables and Supplementary Information” has been extracted from the Federal Budget Laws of 2002 through 2006 of the Republic of Austria, which are official documents published by the Republic of Austria.

AUTHORIZED AGENT

The name and address of the authorized agent of the Bank and Austria in the United States is Dr. Eva Nowotny, Ambassador of the Republic of Austria to the United States, Austrian Embassy, 3524 International Court, N.W., Washington, D.C. 20008.